EXHIBIT 10.2

                                                                       EXECUTION


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                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT



                            DATED AS OF JUNE 6, 1996



                                      among



                            WORLD COLOR PRESS, INC.,



                            THE LENDERS PARTY HERETO,



                 BANKERS TRUST COMPANY, as Administrative Agent,



                   BA SECURITIES, INC., as Syndication Agent,



                                       and



                     CITIBANK, N.A., as Documentation Agent





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

                             WORLD COLOR PRESS, INC.
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                            DATED AS OF JUNE 6, 1996

                                TABLE OF CONTENTS
                                -----------------

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                                   SECTION 1.

                                   DEFINITIONS  . . . . . . . . . . . . . .    2
     1.1  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . .    2
     1.2  Accounting Terms and Financial Information  . . . . . . . . . . .   37
     1.3  Other Definitional Provisions . . . . . . . . . . . . . . . . . .   38

                                   SECTION 2.

                AMOUNT AND TERMS OF COMMITMENTS AND LOANS; NOTES  . . . . .   39
     2.1  Commitments; Loans  . . . . . . . . . . . . . . . . . . . . . . .   39
     2.2  Interest on the Loans . . . . . . . . . . . . . . . . . . . . . .   49
     2.3  Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
     2.4  Prepayments and Payments; Reductions in Commitments; Cash
          Collateralization of Standby Letters of Credit  . . . . . . . . .   57
     2.5  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . .   65
     2.6  Special Provisions Governing Eurodollar Rate Loans  . . . . . . .   66
     2.7  Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . .   69
     2.8  Increased Costs; Taxes; Capital Adequacy. . . . . . . . . . . . .   76
     2.9  Lenders' Obligation to Mitigate . . . . . . . . . . . . . . . . .   80
     2.10 Replacement of a Lender . . . . . . . . . . . . . . . . . . . . .   80

                                   SECTION 3.

                    CONDITIONS TO EFFECTIVENESS OF AGREEMENT
                       AND TO LOANS AND LETTERS OF CREDIT . . . . . . . . .   81
     3.1  Conditions to Effectiveness . . . . . . . . . . . . . . . . . . .   82
     3.2  Conditions to All Letters of Credit . . . . . . . . . . . . . . .   87
     3.3  Conditions to All Acquisition Term Loans  . . . . . . . . . . . .   87
     3.4  Conditions to All Loans and Letters of Credit . . . . . . . . . .   88

                                   SECTION 4.

                         REPRESENTATIONS AND WARRANTIES . . . . . . . . . .   89
     4.1  Organization, Powers, Good Standing and Subsidiaries  . . . . . .   89
     4.2  Authorization of Borrowing, etc.  . . . . . . . . . . . . . . . .   90



































                                       (i)



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     4.3  Financial Condition . . . . . . . . . . . . . . . . . . . . . . .   92
     4.4  No Material Adverse Change; No Stock Payments . . . . . . . . . .   93
     4.5  Title to Properties; Liens  . . . . . . . . . . . . . . . . . . .   93
     4.6  Litigation; Adverse Facts . . . . . . . . . . . . . . . . . . . .   93
     4.7  Payment of Taxes  . . . . . . . . . . . . . . . . . . . . . . . .   94
     4.8  Performance . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
     4.9  Governmental Regulation . . . . . . . . . . . . . . . . . . . . .   94
     4.10 Securities Activities . . . . . . . . . . . . . . . . . . . . . .   95
     4.11 Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . .   95
     4.12 Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . .   95
     4.13 Environmental Protection  . . . . . . . . . . . . . . . . . . . .   96
     4.14 Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
     4.15 Patents, Trademarks, etc. . . . . . . . . . . . . . . . . . . . .   98
     4.16 Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . .   99
     4.17 Employment and Labor Agreements . . . . . . . . . . . . . . . . .   99

                                   SECTION 5.

                              AFFIRMATIVE COVENANTS . . . . . . . . . . . .  100
     5.1  Financial Statements and Other Reports  . . . . . . . . . . . . .  100
     5.2  Corporate Existence, etc. . . . . . . . . . . . . . . . . . . . .  106
     5.3  Payment of Taxes and Claims; Tax Consolidation  . . . . . . . . .  106
     5.4  Maintenance of Properties; Insurance  . . . . . . . . . . . . . .  107
     5.5  Inspection; Lender Meeting; Appraisals  . . . . . . . . . . . . .  107
     5.6  Equal Security for Loans and Notes; No Further Negative Pledges .  108
     5.7  Compliance with Laws, etc.  . . . . . . . . . . . . . . . . . . .  109
     5.8  New Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . .  109
     5.9  Maintenance of Leasehold Property; Excluded Collateral  . . . . .  110
     5.10 Environmental Disclosure and Inspection . . . . . . . . . . . . .  111
     5.11 Hazardous Materials; Remedial Action  . . . . . . . . . . . . . .  113
     5.12 Environmental Indemnity . . . . . . . . . . . . . . . . . . . . .  113
     5.13 Deposit Accounts and Cash Management Systems  . . . . . . . . . .  114
     5.14 Further Assurances  . . . . . . . . . . . . . . . . . . . . . . .  114
     5.15 Fiscal Periods  . . . . . . . . . . . . . . . . . . . . . . . . .  115

                                   SECTION 6.

                               NEGATIVE COVENANTS . . . . . . . . . . . . .  115
     6.1  Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . .  115
     6.2  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  119
     6.3  Investments; Joint Ventures . . . . . . . . . . . . . . . . . . .  120
     6.4  Contingent Obligations  . . . . . . . . . . . . . . . . . . . . .  121



































                                      (ii)



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     6.5  Restricted Junior Payments  . . . . . . . . . . . . . . . . . . .  122
     6.6  Financial Covenants . . . . . . . . . . . . . . . . . . . . . . .  123
     6.7  Restriction on Fundamental Changes  . . . . . . . . . . . . . . .  128
     6.8  Special Restrictions on Leases  . . . . . . . . . . . . . . . . .  131
     6.9  Limitation on Net Consolidated Capital Expenditures . . . . . . .  132
     6.10 Sale or Discount of Receivables . . . . . . . . . . . . . . . . .  132
     6.11 Transactions with Affiliates  . . . . . . . . . . . . . . . . . .  133
     6.12 Other Indebtedness; Amendments and Waivers of Certain Documents .  133
     6.13 Conduct of Business . . . . . . . . . . . . . . . . . . . . . . .  133

                                   SECTION 7.

                                EVENTS OF DEFAULT . . . . . . . . . . . . .  134
     7.1  Failure to Make Payments When Due . . . . . . . . . . . . . . . .  134
     7.2  Default in Other Agreements . . . . . . . . . . . . . . . . . . .  134
     7.3  Breach of Certain Covenants . . . . . . . . . . . . . . . . . . .  135
     7.4  Breach of Warranty  . . . . . . . . . . . . . . . . . . . . . . .  135
     7.5  Other Defaults under Agreement or Loan Documents  . . . . . . . .  135
     7.6  Involuntary Bankruptcy; Appointment of Receiver, etc. . . . . . .  135
     7.7  Voluntary Bankruptcy; Appointment of Receiver, etc. . . . . . . .  136
     7.8  Judgments and Attachments . . . . . . . . . . . . . . . . . . . .  136
     7.9  Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . .  137
     7.10 ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  137
     7.11 Invalidity of Guaranty  . . . . . . . . . . . . . . . . . . . . .  137
     7.12 Failure of Security . . . . . . . . . . . . . . . . . . . . . . .  137
     7.13 Change in Control . . . . . . . . . . . . . . . . . . . . . . . .  138
     7.14 Conduct of Business . . . . . . . . . . . . . . . . . . . . . . .  138

                                   SECTION 8.

                              ADMINISTRATIVE AGENT  . . . . . . . . . . . .  139
     8.1  Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . .  139
     8.2  Powers; General Immunity  . . . . . . . . . . . . . . . . . . . .  139
     8.3  Representations and Warranties; No Responsibility for Appraisal
          of Creditworthiness . . . . . . . . . . . . . . . . . . . . . . .  141
     8.4  Indemnification of Administrative Agent . . . . . . . . . . . . .  141
     8.5  Registered Persons Treated as Owner . . . . . . . . . . . . . . .  142
     8.6  Successor Administrative Agent  . . . . . . . . . . . . . . . . .  142
     8.7  Intercreditor Agreement . . . . . . . . . . . . . . . . . . . . .  143
     8.8  Notice of Default . . . . . . . . . . . . . . . . . . . . . . . .  143





































                                      (iii)



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                                   SECTION 9.

                                  MISCELLANEOUS . . . . . . . . . . . . . .  144
     9.1  Representations of Lenders  . . . . . . . . . . . . . . . . . . .  144
     9.2  Assignments and Participations in Loans and Notes . . . . . . . .  144
     9.3  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  147
     9.4  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . .  147
     9.5  Set Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  148
     9.6  Ratable Sharing . . . . . . . . . . . . . . . . . . . . . . . . .  149
     9.7  Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . .  149
     9.8  Independence of Covenants . . . . . . . . . . . . . . . . . . . .  151
     9.9  Change in Accounting Principles . . . . . . . . . . . . . . . . .  151
     9.10 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  151
     9.11 Survival of Warranties and Certain Agreements . . . . . . . . . .  152
     9.12 Failure or Indulgence Not Waiver; Remedies Cumulative . . . . . .  152
     9.13 Severability  . . . . . . . . . . . . . . . . . . . . . . . . . .  152
     9.14 Obligations Several; Independent Nature of Lenders' Rights  . . .  152
     9.15 Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  153
     9.16 Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . .  153
     9.17 Successors and Assigns  . . . . . . . . . . . . . . . . . . . . .  153
     9.18 Consent to Jurisdiction and Service of Process  . . . . . . . . .  153
     9.19 Counterparts; Effectiveness . . . . . . . . . . . . . . . . . . .  154
     9.20 Marshalling; Payments Set Aside . . . . . . . . . . . . . . . . .  155
     9.21 Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . .  155





















































                                      (iv)

EXHIBITS:

I         Form of Notice of Borrowing
II        Form of Notice of Conversion/Continuation
III       Form of Notice of Issuance of Letter of Credit
IV        Form of Compliance Certificate
V         Form of Existing Term Note
VI        Form of Tranche A Acquisition Term Note
VII       Form of Tranche B Acquisition Term Note
VIII      Form of Tranche C Acquisition Term Note
IX        Form of Revolving Note
X         Form of Swing Line Note
XI        Form of Intercompany Note
XII       Form of Guaranty
XIII      Form of Security Agreement
XIV       Form of Intercreditor Agreement
XV        Form of Trademark Agreement
XVI       Form of Patent Agreement
XVII      Form of Acquisition Compliance Certificate
XVIII     Form of Assignment Agreement
XIX       Form of Opinion of Latham & Watkins
XX        Form of Confidentiality Agreement
XXI       Form of Opinion of Counsel to Agent
XXII      Form of Departing Lender Consent
XXIII     Form of Cost Adjustment Certificate
XXIV      Form of Pricing Certificate






















































                                       (v)

SCHEDULES:

1.1A/2.1  Pro Rata Shares and Commitments
1.1B      Excluded Collateral
1.1C      Fiscal Quarters and Fiscal Years
1.1D      Existing Letters of Credit
1.1E      Identified Target Subsidiaries
1.1F      Inactive Subsidiaries
1.1G      Management Stock Agreements
4.1       Loan Parties
4.2B      Conflicts
4.2G      Deposit Accounts
4.7       Tax Sharing Agreements
4.11      ERISA Matters
4.15      Intellectual Property
4.17      Employment and Labor Agreements
5.10      Environmental Matters
6.1       Existing Indebtedness
6.1A      Promissory Notes
6.2       Liens
6.3       Investments
6.4       Contingent Obligations
6.5       Management Agreement

























































                                      (vi)

                              WORLD COLOR PRESS, INC.

                   SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                             DATED AS OF JUNE 6, 1996



        This SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 6, 1996, is entered into by and among WORLD COLOR PRESS, INC., a Delaware corporation ("Company"), THE LENDERS LISTED ON THE SIGNATURE PAGES HEREOF (individually referred to herein as a "Lender" and collectively as "Lenders"), BANKERS TRUST COMPANY, as administrative agent for Lenders ("Administrative Agent"), BA SECURITIES, INC., as syndication agent ("Syndication Agent") and CITIBANK, N.A., as documentation agent ("Documentation Agent").


                                  R E C I T A L S
                                  - - - - - - - -

        WHEREAS, Company is party to the Existing Credit Agreement, pursuant to which the lenders thereunder have extended to Company certain credit facilities to be used, among other things, to finance certain acquisitions and for the general corporate purposes of Company and its Subsidiaries (such terms and other capitalized terms being used herein as defined in Section 1 of this Agreement);

        WHEREAS, Company, Bankers, as agent, and the lenders party thereto desire to amend and restate the Existing Credit Agreement to, among other things, modify, continue and increase the credit facilities provided thereunder and provide additional acquisition loan facilities, the proceeds of which will be used to finance certain additional Acquisitions, including the Identified Acquisition;

        WHEREAS, the Guarantors under the Existing Credit Agreement will continue to guaranty the obligations of Company hereunder and under the other Loan Documents and all New Subsidiaries (including each Identified Target Subsidiary) will guaranty such obligations of the Company; and

        WHEREAS, Company and the Guarantors under the Existing Credit Agreement will continue to grant security interests in their respective Collateral in favor of Collateral Agent to secure their respective obligations under the Loan Documents and all New Subsidiaries (including each Identified Target Subsidiary) will grant security interests in their respective Collateral to secure their respective obligations under the Loan Documents.

        NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders and Agents agree as follows:

                                    SECTION 1.

                                    DEFINITIONS

   1.1  Certain Defined Terms
        ---------------------

        The following terms used in this Agreement shall have the following meanings:

        "Acquisition" means, from and after the Closing Date, any acquisition by Company or any of its Subsidiaries of (i) an equity interest in, or all or substantially all of the assets of, or any smaller portion that constitutes an operating unit or division of, any Person as permitted pursuant to subsection 6.7(v), including, but not limited to the Identified Acquisition, or (ii) any contract or agreement for prepress service, printing and prepress services, binding and finishing services or distribution services or related assets that in each case has an identifiable stream of revenues associated therewith.

        "Acquisition Commitment Termination Date" means the Acquisition Commitment Termination Date then in effect, which shall be the earliest of
   (i) June 30, 1998, (ii) the date as of which the Obligations shall have become immediately due and payable pursuant to Section 7, and (iii) the date on which all of the Obligations are paid in full (including, without limitation, the repayment, expiration, termination or cash collateralization of Letters of Credit pursuant to this Agreement) and all Commitments are reduced to zero.

        "Acquisition Compliance Certificate" means a certificate substantially in the form of Exhibit XVII annexed hereto.

        "Acquisition EBITDA" means the sum of Consolidated EBITDA as calculated for the applicable Target for the four Fiscal Quarter period preceding the date the Acquisition of such Target occurs and based on the financial statements of such Target delivered pursuant to subsection 5.1(xviii), it being understood that Acquisition EBITDA shall not take into account any income, expenses or other items relating to assets not acquired in the applicable Acquisition.

        "Acquisition Term Loan" or "Acquisition Term Loans" means one or more of the Tranche A Acquisition Term Loans, Tranche B Acquisition Term Loans or Tranche C Acquisition Term Loans or any combination thereof.

        "Actual Consolidated Capital Expenditures" means, with respect to any Fiscal Year, cash payments actually made by Company or any of its Subsidiaries in such Fiscal Year in respect of Consolidated Capital Expenditures other than payments made in respect of Committed Consolidated Capital Expenditures incurred in any previous Fiscal Year.

        "Additional Subordinated Indebtedness" has the meaning assigned to that term in subsection 6.1(x).

        "Additional Subordinated Indebtedness Refinancing" means (i) the issuance by Company of $200,000,000 or more of Additional Subordinated Indebtedness before June 30, 1998 pursuant to and in accordance with the provisions of subsection 6.1(x) and (ii) the prepayment of all Tranche C Acquisition Term Loans then outstanding with the proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) thereof, in each case pursuant to subsection 2.4A(ii)(c).

        "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date, the rate per annum obtained by dividing (i) the Eurodollar Rate for that date by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against "Eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents).

        "Administrative Agent" has the meaning assigned to that term in the introduction to this Agreement, and includes any successor Administrative Agent under subsection 8.6.

        "Affected Lender" has the meaning assigned to that term in subsection 2.6C.

        "Affiliate" means, as applied to any Person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with, that Person, (ii) any other Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, 10% or more of the stock having ordinary voting power in the election of directors of such Person or (iii) each of such Person's directors and officers appointed by the board of directors of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

        "Agents" means, collectively, Administrative Agent, Collateral Agent, Syndication Agent and Documentation Agent.

        "Agreement" means the Existing Credit Agreement, as amended and restated in its entirety by this Second Amended and Restated Credit Agreement dated as of June 6, 1996, as it may be further amended, restated, supplemented or otherwise modified from time to time.

        "Applicable Eurodollar Rate Margin" has the meaning assigned to that term in subsection 2.2A(ii).

        "Applicable Margin" has the meaning assigned to that term in subsection 2.2A(i).

        "Applicable Swing Line Margin" has the meaning assigned to that term in subsection 2.2A(iii).

        "Asset Sale" means the sale, transfer or other disposition by Company or any of its Subsidiaries to any Person (including in a sale-leaseback transaction) of (i) any of the capital stock of any Subsidiary of Company;
   (ii) substantially all of the assets of Company; (iii) any other assets of Company or any of its Subsidiaries (other than the sale of inventory in the ordinary course of business); provided that (t) any sale, transfer or other disposition of assets by Company to any wholly-owned Subsidiary of Company which is a party to the Guaranty, the Security Agreement and other applicable Loan Documents, (u) any sale, transfer or other disposition of assets by any Subsidiary of Company to Company or any wholly-owned Subsidiary of Company which is a party to the Guaranty, the Security Agreement and other applicable Loan Documents, (v) any sale, transfer or other disposition of assets by Company or any of its Subsidiaries to any of Company's non-wholly-owned Subsidiaries in one or a series of related transactions in an amount up to $75,000,000 during any Fiscal Year (up to a maximum of $125,000,000 in the aggregate during the term of the this Agreement)(provided that at the time of any such sale or transfer described in this clause (v) no Potential Event of Default or Event of Default has occurred and is continuing); (w) any sale of residential homes by Company or any of its Subsidiaries after purchase from new hires or employees of Company or such Subsidiary in order to facilitate employee transfers or hiring; (x) any sale, transfer or other disposition of assets to an IDB Lessor in connection with an Other IDB Sale-Leaseback Transaction; (y) any sale, transfer or other disposition of Receivables Assets in connection with a Permitted Receivables Transaction; or (z) any other sale, transfer or other disposition of assets in one or a related series of transactions for less than $15,000,000 (up to a maximum of $75,000,000 during the term of this Agreement) shall not be deemed to be an "Asset Sale" within the meaning of clause (iii) of this definition.

        "Assignment Agreement" means an Assignment and Assumption Agreement between an assigning Lender and its assignee, substantially in the form of
   Exhibit XVIII annexed hereto.

        "Bankers" means Bankers Trust Company.

        "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy" as now and hereafter in effect, or any successor statute.

        "Benefitted Subsidiary" means, with respect to any Letter of Credit, the Person for whose benefit such Letter of Credit was issued, which shall be Company or one of its Subsidiaries as specified by Company in the request for issuance of such Letter of Credit made pursuant to subsection 2.7B.

        "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the applicable interbank Eurodollar market.

        "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

        "Cash" means money, currency or a positive balance in a Deposit
   Account.

        "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof,
   (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.,
   (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iv) certificates of deposit (whether or not Eurodollar in nature) or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any Lender or commercial banks organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada, each having combined capital and surplus of not less than $250,000,000 (each such commercial bank herein called a "Cash
   Equivalent Lender"), (v) Eurodollar time deposits having a maturity of less than one year purchased directly from any Lender or Cash Equivalent Lender (whether such deposit is with such Lender or Cash Equivalent Lender or any other Lender or Cash Equivalent Lender hereunder) and (vi) repurchase agree-ments and reverse repurchase agreements with any Lender or Cash Equivalent Lender relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Institutions Examination Council Supervisory Policy - Repurchase Agreements of Depositary Institutions With Securities Dealers and Others as adopted by the Comptroller of the Currency on October 31, 1985.

        "Cash Proceeds" means, with respect to any Asset Sale, cash payments (including, in the case of any Asset Sale, any cash received by way of deferred payment pursuant to a note receivable or otherwise (other than the portion of such deferred payment constituting interest, which shall be deemed not to constitute Cash Proceeds) or any Intercompany Note assumed in connection with such Asset Sale but, in each case, only as and when so received) received from such Asset Sale.

        "Change of Control" means and is deemed to have occurred if (a) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted Company's Board of Directors (together with any new directors whose election by Company's Board of Directors or whose nomination for election by Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office and/or; (b) any person, entity or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall at any time have acquired direct or indirect beneficial ownership of a percentage of the outstanding stock entitled to vote in the election of directors (other than stock having such power only by reason of the happening of a contingency that has not occurred) of Company that exceeds the percentage of such stock then beneficially owned by KKR and its Affiliates.

        "Closing Date" means the date on or before July 31, 1996 on which the conditions set forth in subsection 3.1 are satisfied; provided that if the Closing Date does not occur on or prior to July 31, 1996, the obligations of Lenders to make Loans and issue Letters of Credit pursuant to the terms of this Agreement shall not become effective and the Existing Credit Agreement shall continue in full force and effect.

        "Collateral" means, collectively: (i) all of the capital stock or other equity interests of each Subsidiary of Company, including, without limitation, the capital stock or other equity interests of each Loan Party (other than Company), (ii) the Intercompany Notes, (iii) any other collateral pledged in accordance with the terms of the Security Agreement, (iv) all collateral in which a Lien is granted pursuant to the terms of the Trademark and Patent Agreements and (v) any property or interest provided in sub-stitution for or in addition to any of the foregoing in accordance with the provisions hereof and the Collateral Documents.

        "Collateral Agent" means Bankers or any successor Collateral Agent appointed pursuant to the terms of the Intercreditor Agreement.

        "Collateral Documents" means the Security Agreement, the Trademark and Patent Agreements, the Intercreditor Agreement, and all other instruments or documents delivered by Company or any of its Subsidiaries in order to grant or perfect Liens to Collateral Agent on any of its respective assets.

        "Commercial Letter of Credit" means any letter of credit payable on sight or similar instrument issued pursuant to subsection 2.7 for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by Company or any Benefitted Subsidiary in the ordinary course of its businesses.

        "Commitment" or "Commitments" means the Tranche A Commitments, Tranche B Commitments, Tranche C Commitments and the Revolving Loan Commitments of Lenders and the Swing Line Loan Commitment of Bankers.

        "Commitment Termination Date" means the Commitment Termination Date then in effect, which shall be the earliest of (i) December 29, 2002, (ii) the date as of which the Obligations shall have become immediately due and payable pursuant to Section 7, and (iii) the date on which all of the Obligations are paid in full (including, without limitation, the repayment, expiration, termination or cash collateralization of Letters of Credit pursuant to this Agreement) and all Commitments are reduced to zero.

        "Committed Consolidated Capital Expenditures" means, with respect to any Fiscal Year, any amounts committed for by Company or any of its Subsidiaries in such Fiscal Year, and not actually paid for in such Fiscal Year, in respect of specifically identified goods or services for Consolidated Capital Expenditures so long as Company or such Subsidiary enters into a purchase order, contract or similar document for such commitments on or prior to April 15th of the following Fiscal Year.

        "Committed Printing Equipment Proceeds" means any Proceeds of Sales of Printing Equipment that have been applied to purchase Replacement Printing Equipment (or to offset expenditures for the purchase of Replacement Printing Equipment previously made during the Fiscal Year in which such Printing Equipment was sold) or that have been committed to purchase Replacement Printing Equipment pursuant to a purchase order that has not been cancelled, revoked or otherwise terminated.

        "Company" has the meaning assigned to that term in the introduction to this Agreement.

        "Compliance Certificate" means a certificate substantially in the form annexed as Exhibit IV hereto delivered to Lenders by Company pursuant to subsection 5.1(iii).

        "Confidentiality Agreement" means a Confidentiality Agreement between a potential assignee Lender and Company substantially in the form of
   Exhibit XX annexed hereto.

        "Consolidated Capital Expenditures" means, for any period, the aggregate of all expenditures (whether in cash or accrued as liabilities and including that portion of Capital Leases originally incurred during such period which is capitalized on the consolidated balance sheet of Company and its Subsidiaries and including any assets acquired during such period) by Company and its Subsidiaries during such period that, in conformity with GAAP, are included in the property, plant or equipment reflected in the consolidated balance sheet of Company and its Subsidiaries and the Net Lease Value of all equipment leased during such period by Company or any of its Subsidiaries under an Operating Lease, other than renewals or extensions of any then existing Operating Lease or Capital Lease, as the case may be, covering the same assets as such respective Operating Lease or Capital Lease; provided that "Consolidated Capital Expenditures" shall not include expenditures to acquire equipment or other property pursuant to an Acquisition consummated on or prior to the Acquisition Commitment Termination Date financed all or in part with the proceeds of Acquisition Term Loans made in connection with such Acquisition.

        "Consolidated Cash Capital Expenditures" means, for any period, Consolidated Capital Expenditures made in cash during such period, but excluding, however, the amount thereof not actually paid at the end of such period but including the unpaid amount thereof at the beginning of such period to the extent paid during such period.

        "Consolidated Cash Flow Available for Fixed Charges" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) depreciation expense, (v) amortization expense (including Capital Lease amortization), (vi) operating lease payments and (vii) other non-cash items reducing Consolidated Net Income, but excluding any component of items (ii) through (vii) not deducted in calculating Consolidated Net Income, minus non-cash items increasing Consolidated Net Income, other than items excluded from the calculation thereof, all as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; it being understood and agreed that for purposes of calculating Consolidated Cash Flow Available for Fixed Charges for the four Fiscal Quarter period ending on the last day of each of the four Fiscal Quarters following the Closing Date, Consolidated Cash Flow Available for Fixed Charges shall include Acquisition EBITDA for the Identified Target Subsidiaries and for Shea Communications Company for such period to the extent not otherwise taken into account in the calculation of Consolidated Cash Flow Available for Fixed Charges.

        "Consolidated Cash Interest Expense" means for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including, without limitation, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs and benefits under Interest Rate Agreements, but excluding, however, interest expense not payable in cash (including amortization of discount), all as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

        "Consolidated Current Assets" means, as at any date of determination, the total assets of Company and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP, but excluding Cash and Cash Equivalents except to the extent that Cash and Cash Equivalents exceed the sum of (i) the aggregate principal amount of all outstanding Term Loans, Revolving Loans and Swing Line Loans and (ii) the aggregate amount of all drawings under Standby Letters of Credit and Commercial Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company.

        "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP other than any Obligations.

        "Consolidated EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense, (iv) depreciation expense, (v) amortization expense, (vi) other non-cash items reducing Consolidated Net Income and (vii) other cash streamlining and cash restructuring charges reducing Consolidated Net Income and incurred as a result of the termination of employees or the consolidation of operations in connection with the Identified Acquisition and the acquisition of Shea Communications Company in an aggregate amount for the period commencing on the Closing Date and continuing through and including December 31, 1997 not to exceed $20,000,000, but excluding any component of items (ii) through
   (vii) not deducted in calculating Consolidated Net Income, minus non-cash items increasing Consolidated Net Income, other than items excluded from the calculation thereof, all as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; it being understood and agreed that for purposes of calculating the Leverage Ratio, Consolidated EBITDA shall be calculated for the four Fiscal Quarter period ending on the last day of the most recent Fiscal Quarter and shall include (a) Acquisition EBITDA for such period of each Target acquired during or after such period to the extent not otherwise taken into account in the calculation of Consolidated EBITDA and
   (b) in the event Company elects to submit an Initial Cost Adjustment Certificate pursuant to subsection 5.1(xviii) for a particular Acquisition, for purposes solely of the calculation of the Leverage Ratio under subsections 2.1B, 2.2A, 2.3A and 2.3B in connection with such Acquisition and during the period from the date of such Acquisition through the day immediately prior to the last day of the fourth full Fiscal Quarter occurring after the date of such Acquisition (the "Cost Synergy Period"), Consolidated EBITDA shall be increased by the amount of estimated cost reduction synergies set forth on such Initial Cost Adjustment Certificate as such amount may be reduced as set forth on a subsequent Cost Adjustment Certificate delivered pursuant to subsection 5.1(iii), it being understood that, during the Cost Synergy Period for a particular Acquisition, all actual cost synergies of the types set forth on the applicable Cost Reduction Certificate for such Acquisition shall be disregarded in connection with the calculation for the Leverage Ratio under subsections 2.1B, 2.2A, 2.3A and 2.3B.

        "Consolidated Excess Cash Flow" means, for any Fiscal Year,
   Consolidated Net Income for such Fiscal Year, plus to the extent deducted in calculating Consolidated Net Income (a) amortization expense (including, without limitation, Capital Lease amortization), (b) depreciation expense, and (c) other non-cash items reducing Consolidated Net Income, plus decreases in Consolidated Working Capital during such Fiscal Year, minus Net Consolidated Capital Expenditures for such Fiscal Year (except to the extent of any such Consolidated Capital Expenditures financed during such Fiscal Year from the proceeds of Indebtedness incurred for such purpose) and plus the proceeds of Indebtedness incurred during such Fiscal Year pursuant to subsection 6.1(viii) and not applied to make Consolidated Capital Expenditures during such Fiscal Year, minus principal payments of Term Loans actually made during such Fiscal Year or in respect of any other Indebtedness for borrowed money, including, without limitation, Capitalized Leases (other than principal payments required to be made with the proceeds of equity contributions to Company, sales of assets and payments of revolving loans or similar facilities (including the Revolving Loans, Swing Line Loans and Tranche B Acquisition Term Loans) to the extent that commitments to lend (including the Revolving Loan Commitments and the Tranche B Commitments) under any such facility are not permanently reduced in connection with such payment and other than principal payments of Loans or other Indebtedness that constitutes a refinancing of such Indebtedness including, but not limited to, the payment of Tranche C Acquisition Term Loans with the proceeds of Additional Subordinated Indebtedness), minus increases in Consolidated Working Capital during such Fiscal Year, minus other non-cash items increasing Consolidated Net Income. The amount of Consolidated Excess Cash Flow so determined shall be adjusted as necessary to avoid a double addition or subtraction on account of a single item or transaction.

        "Consolidated Fixed Charges" means, for any period, the sum of the amounts for such period of (i) Consolidated Cash Interest Expense,
   (ii) provisions for taxes based on income for such period less deferred tax expense for such period, (iii) operating lease payments and (iv) scheduled principal payments of all Indebtedness, all as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

        "Consolidated Interest Expense" means, for any period, Consolidated
   Cash Interest Expense plus interest expense for such period not payable in cash (including amortization of discount) and any non-cash interest component of Capital Leases of Company and its Subsidiaries, all as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

        "Consolidated Net Income" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person which becomes a Subsidiary of Company to the extent that such income (or loss) is accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with any Subsidiary of Company or that Person's assets are acquired by Company or any of its Subsidiaries, (ii) the income (or loss) of any Person in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries or the amount of any capital calls or contributions or other funding of such losses actually required from Company or any of its Subsidiaries during such period, (iii) the income of any of Company's Subsidiaries to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries that is not subject to the restriction described in this clause (iii), and
   (iv) any after-tax gains or losses attributable to asset sales outside the ordinary course of business.

        "Consolidated Total Indebtedness" means, as at any date of determination, the total of all items of Indebtedness and all Contingent Obligations of Company and its Subsidiaries on a consolidated basis; provided that there shall be excluded from Consolidated Total Indebtedness the face amount of Standby Letters of Credit.

        "Consolidated Working Capital" means, as of the end of any Fiscal Year, the Consolidated Current Assets minus the Consolidated Current Liabilities (excluding current tax liabilities and the current portion of Indebtedness for borrowed money having a maturity of longer than one year).

        "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, or (ii) with respect to any letter of credit issued for the account of or for which that Person is otherwise liable for reimbursement thereof or (iii) under Currency Agreements or interest rate swap agreements, interest rate collar agreements or other similar arrangements providing interest rate protection. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, and (b) any liability of such Person for the obligations of another through any agreement (contingent or otherwise) (1) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (2) to maintain the solvency or any balance sheet item, level of income or financial condition of another, or (3) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, if in the case of any agreement described under subclauses (1), (2) or (3) of this sentence the primary purpose or intent thereof is as described in clause (i) of the preceding sentence. The amount of any Contingent Obligation, as at any time of determination, shall be equal to the amount of the obligation so guaranteed or otherwise supported at such time of determination which amount shall be deemed to be the amount of such obligation guarantied, as reasonably estimated by Company, if such amount cannot be specifically determined at the time of determination.

        "Contractual Obligation" means, as applied to any Person, any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

        "Cost Adjustment Certificate" means an Officer's Certificate delivered by Company pursuant to subsection 5.1(iii) or 5.1(xviii) substantially in the form of Exhibit XXIII annexed hereto.

        "Covered Tax" means any Tax that is not an Excluded Tax.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in currency values.

        "Date of Determination" means, for purposes of determining the applicable Leverage Ratio on any Pricing Certificate Delivery Date, the last day of the most recently completed Fiscal Quarter.

        "Departing Lender" means each "Lender" party to, and as defined in, the Existing Credit Agreement and which will not be a Lender hereunder on the Closing Date.

        "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

        "Deposit Letter" has the meaning assigned to that term in subsec-tion 3.1K(iv).

        "Disqualified Stock" means, with respect to any Person, any capital stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than for another class of capital stock of such Person that is not Disqualified Stock), pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness of such Person, or is redeemable at the option of the holder thereof (other than for another class of capital stock of such Person that is not Disqualified Stock), in whole or in part, on or prior to the last day of the 2003 Fiscal Year; provided that any capital stock that has a liquidation preference shall not by virtue of such liquidation preference alone be deemed to be Disqualified Stock.

        "Documentation Agent" has the meaning set forth in the introduction to this Agreement, it being understood and agreed that Documentation Agent shall have no obligations or duties as an agent under this Agreement or the other Loan Documents for or on behalf of any party to this Agreement or any other Loan Document.

        "Dollars" and the sign "$" mean the lawful money of the United States of America.

        "Dyersburg IDB" means The Industrial Development Board of Dyer County, Tennessee.

        "Eligible Assignee" has the meaning assigned to that term in subsection 9.2A.

        "Employee Benefit Plan" means any Pension Plan, any employee welfare benefit plan or any other employee benefit plan which is described in
   Section 3(3) of ERISA and which is maintained for employees of any Loan Party or any ERISA Affiliates of any Loan Party.

        "Environmental Claim" means any allegation, notice of violation, claim, demand, liability, investigation, administrative proceedings, whether pending or threatened, or judgments or orders by any governmental authority or any Person relating to any Hazardous Materials or any Environmental Laws.

        "Environmental Laws" means all federal, state or local laws, rules, regulations, plans, decrees, demand letters or orders relating to environmental matters, pollution, waste disposal, industrial hygiene, land use or the protection of human or animal health or welfare, including, without limitation, those relating to any Release or threatened Release of Hazardous Materials and to the generation, use, storage, transportation, or disposal of Hazardous Materials, in any manner applicable to Company or any of its Subsidiaries or any of their respective properties.

        "Equity Securities" means any stock, shares, partnership interests, voting trust certificates, or in general any instruments commonly known as "equity securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or convertible into, or any right to subscribe to, purchase or acquire, any of the foregoing.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

        "ERISA Affiliate" means, as applied to any Person, (i) any corporation that is a member of a controlled group of corporations within the meaning of
   Section 414(b) of the Internal Revenue Code of which that Person is a member;
   (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of
   Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of
   Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. ERISA Affiliates shall include each Unrestricted Subsidiary to the extent such Unrestricted Subsidiary otherwise qualifies as an ERISA Affiliate.

        "ERISA Event" means (i) a "reportable event" within the meaning of
   Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan that is subject to the provision for notice within 30 days to the PBGC or which is described in 29 C.F.R. Section 2615.12 or 2615.15;
   (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to
   Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by a Loan Party or any of its ERISA Affiliates from any Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA resulting in liability pursuant to
   Section 4062(e) or Section 4063 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which could reasonably constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on a Loan Party or any of its ERISA Affiliates pursuant to Sections 4064 or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by a Loan Party or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by a Loan Party or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Sections 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Sections 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on a Loan Party or any of its ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Sections 409, 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against a Loan Party or any of its ERISA Affiliates in connection with any such plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan to qualify under Section 401(a) of the Internal Revenue Code, or of the failure of any trust forming part of any Pension Plan to fail to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a lien pursuant to Sections 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA.

        "Estimated Net Cash Proceeds" means, with respect to any Asset Sale, an amount equal to the amount estimated in good faith by Company to be the Net Cash Proceeds of Sale of such Asset Sale.

        "Eurodollar Rate" means, for any Interest Rate Determination Date, the arithmetic average (rounded upwards to the nearest 1/16 of 1%) of the offered quotation, if any, to first class banks in the Eurodollar market by each of the Reference Lenders for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Loan of that Reference Lender for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply as of approximately 10:00 A.M. (New York time) two Business Days prior to the commencement of such Interest Period. If any Reference Lender fails to provide its offered quotation to Administrative Agent, the Eurodollar Rate shall be determined on the basis of the offered quotation(s) of the other Reference Lender(s).

        "Eurodollar Rate Loans" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

        "Event of Default" means each of the events set forth in Section 7.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

        "Excluded Collateral" means (i) the real or personal property owned by Company or any of its Subsidiaries which is designated as Excluded Collateral on Schedule 1.1B annexed hereto and in or pursuant to subsection 5.9B hereof and (ii) "Excluded Collateral" under and as defined in the Security Agreement. Any property designated as Excluded Collateral may be redesignated by Administrative Agent and Requisite Lenders as Collateral pursuant to subsection 5.9B.

        "Excluded Tax" means any of the following taxes, levies, imposts, duties, deductions, withholdings or charges, and all liabilities with respect thereto: (i) Taxes imposed on the net income of a Lender, Administrative Agent or Tax Transferee (including without limitation branch profits taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on net income (collectively referred to as "net income taxes") by (A) the jurisdiction under the laws of which such Lender, Administrative Agent or Tax Transferee is organized or any political subdivision thereof or (B) the jurisdiction of such Lender's, Tax Transferee's or Administrative Agent's applicable lending office or any political subdivision thereof or (C) any jurisdiction in which such Lender, Administrative Agent or Tax Transferee is doing business, (ii) any Taxes to the extent that they are in effect and would apply to a payment to such Lender or Administrative Agent, as applicable, as of the Closing Date, or as of the date such Person becomes a Lender, in the case of any assignee pursuant to subsection 9.2,
   (iii) any Taxes that are in effect and would apply to a payment to a Tax Transferee as of the date of acquisition of the Loans by such Tax Transferee or the date of the change of lending office of such Tax Transferee, as the case may be (provided however that a Person shall not be considered a Tax Transferee for purposes of this clause (iii) as a result of a change of its lending office or the taking of any other steps pursuant to subsection 2.9),
   (iv) any Taxes to the extent of the net amount of any credit or other Tax benefit which, in the reasonable good faith judgment of such Lender, Tax Transferee or Administrative Agent, as the case may be, is available to such Lender, Tax Transferee or Administrative Agent, as applicable, as a result thereof and is allocable to the transactions contemplated by this Agreement or (v) any Taxes that would not have been imposed but for the failure by Administrative Agent or such Lender or Tax Transferee, as applicable, to provide and keep current any certification or other documentation required to qualify for an exemption from or reduced rate of any Tax.

        "Existing Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of March 6, 1995 by and among Company, the lenders named therein and Bankers, as agent, as amended by that certain First Amendment dated as of July 2, 1995, and that certain Second Amendment dated as of November 15, 1995, and as such agreement may have otherwise been amended, restated, supplemented or otherwise modified from time to time prior to the date hereof.

        "Existing Indebtedness" means that Indebtedness of Company and its Subsidiaries set forth in Schedule 6.1 annexed hereto and any refinancings thereof permitted under subsection 6.1(vi).

        "Existing Letters of Credit" means the letters of credit issued pursuant to subsection 2.7A of the Existing Credit Agreement listed on
   Schedule 1.1D annexed hereto which will, as of the Closing Date, be deemed outstanding as Letters of Credit issued pursuant to subsection 2.7A and 2.7L of this Agreement.

        "Existing Term Loan" or "Existing Term Loans" means the Loan or Loans maintained by a Lender or Lenders pursuant to subsection 2.1A(i).

        "Existing Term Loan Exposure" means, with respect to any Lender as of any date of determination the outstanding principal amount of the Existing Term Loan of that Lender.

        "Existing Term Note" means a promissory note issued by Company to a Lender pursuant to subsection 2.1F and substantially in the form of Exhibit V annexed hereto.

        "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now or heretofore owned, leased, operated or used by Company or any of its Subsidiaries.

        "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Administrative Agent from three federal funds brokers of recognized standing selected by Administrative Agent.

        "Fiscal Quarter" means a fiscal quarter of Company as set forth on
   Schedule 1.1C annexed hereto.

        "Fiscal Year" means a fiscal year of Company as set forth on
   Schedule 1.1C annexed hereto.

        "Funding Date" means the date of the funding of a Loan or the issuance of any Letter of Credit.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, as applied in accordance with the modifications contained in subsection 1.2.

        "GECC Leveraged Lease" means that Participation Agreement dated as of April 30, 1990 among Company, as Lessee, General Electric Capital Corporation, as Owner Participant, and The Connecticut National Bank, as Owner Trustee, and the documents relating to such participation agreement as such documents may be amended, supplemented or otherwise modified from time to time.

        "Guarantor" means each Loan Party (other than Company) under the Guaranty and any other Subsidiary which becomes a party thereto in accordance with the requirements of subsection 5.8.

        "Guaranty" means the Amended and Restated Guaranty by and among each Loan Party (other than Company) and any other Subsidiary of Company that becomes a party thereto, substantially in the form of Exhibit XII annexed hereto, as such Guaranty may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

        "Hazardous Materials" means (a) any chemical, material or substance
   (i) that exhibits the properties of ignitability, corrosivity, reactivity or EP toxicity, (ii) that is from time to time regulated or governed by any Environmental Law, or (iii) that constitutes any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil and
   (b) asbestos in any form which is or could reasonably be expected to become friable.

        "IDB Lessor" means any governmental authority or other public non-profit entity of the State of Tennessee or of any municipality or subdivision thereof to whom Company sells or otherwise transfers assets or equipment pursuant to an Other IDB Sale-Leaseback Transaction.

        "Identified Acquisition" means the Acquisition by Company of the Identified Target Subsidiaries and the Inactive Identified Target Subsidiaries pursuant to the Identified Acquisition Agreement, copies of financial and certain other information for which have been distributed to Administrative Agent and Lenders prior to the Closing Date.

        "Identified Acquisition Agreement" means the Stock Purchase Agreement dated April 24, 1996 by and among Ringier A.G., as seller, Krueger Acquisition Corporation and Company, as buyer, as such agreement may have been amended, restated, supplemented or otherwise modified prior to the Closing Date.

        "Identified Target Subsidiaries" means, collectively, each of the Persons set forth on Schedule 1.1E annexed hereto.

        "Inactive Identified Target Subsidiaries" means, collectively, each of the Persons set forth on Schedule 1.1F annexed hereto which are acquired by Company in connection with the Identified Acquisition.

        "Inactive Subsidiaries" means each of Company's Subsidiaries listed on
   Schedule 1.1F annexed hereto.

        "Indebtedness" means, as applied to any Person, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases which is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (y) due more than six months from the date of incurrence of the obligation in respect thereof, or
   (z) evidenced by a note or similar written instrument, but excluding trade payables incurred in the ordinary course of business, and (v) all indebtedness secured by any Lien on any property or asset owned by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person but only to the extent of the fair market value of any such property or assets; provided that, notwithstanding anything in this Agreement to the contrary, for purposes of the definitions of "Consolidated Cash Interest Expense", "Consolidated Fixed Charges" and "Consolidated Total Indebtedness", the term "Indebtedness" shall include (i) all Indebtedness of any Receivables
   SPC and (ii) the amount of any sale or similar transaction of Receivables Assets by a Receivables SPC in the event and to the extent that such a sale or similar transaction is not characterized as indebtedness under GAAP or Financial Accounting Standards Board Section 79.

        "Initial Cost Adjustment Certificate" has the meaning assigned to that term in subsection 2.2A.

        "Intercompany Indebtedness" means any Indebtedness of Company or any of its Subsidiaries which is owing to Company or any other Subsidiary of Company.

        "Intercompany Note" means any intercompany promissory note substantially in the form of Exhibit XI annexed hereto issued by Company or any of its Subsidiaries in respect of Intercompany Indebtedness.

        "Intercreditor Agreement" means the Amended and Restated Intercreditor Agreement among Collateral Agent, for the benefit of Lenders, the Interest Rate Exchangers (as defined therein) and the Future Credit Parties (as defined therein), substantially in the form of Exhibit XIV annexed hereto, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

        "Interest Payment Date" means, with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that in the case of each Interest Period of four months, five months, six months, nine months or twelve months, "Interest Payment Date" shall also include each three month anniversary of the commencement of that Interest Period.

        "Interest Period" means any interest period applicable to a Eurodollar Rate Loan as determined pursuant to subsection 2.2B.

        "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in interest rates entered into by Company or any such Subsidiary and any Lender.

        "Interest Rate Determination Date" means each date for calculating the Eurodollar Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a Eurodollar Rate Loan.

        "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

        "Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of, or of a beneficial interest in, stock or other Securities of any other Person (other than a Subsidiary of such Person (or a Person who becomes a Subsidiary of such Person by virtue of such purchase or other acquisition) but including an Unrestricted Subsidiary), or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by that Person to any other Person (other than a Subsidiary of such Person but including an Unrestricted Subsidiary), including all indebtedness and accounts receivable from that other Person which are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such

   Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

        "Issuing Lender" means, with respect to any Standby Letter of Credit or any Commercial Letter of Credit (including, without limitation, any Existing Letter of Credit), the Lender which agrees or is otherwise obligated to issue such Letter of Credit, determined as provided in subsection 2.7C.

        "Joint Venture" means a joint venture, partnership, limited liability company or other similar arrangement, whether in corporate, partnership, limited liability company or other legal form; provided that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

        "KKR" means Kohlberg Kravis Roberts & Co., L.P., a New York limited partnership.

        "Lender" and "Lenders" have the meaning assigned to those terms in the introduction to this Agreement and shall include Bankers in its individual capacity and the successors and permitted assigns of the foregoing.

        "Letter of Credit" or "Letters of Credit" means Commercial Letters of Credit or Standby Letters of Credit issued, or deemed issued, by Issuing Lenders for the account of Company pursuant to subsection 2.7A, including the Existing Letters of Credit.

        "Letter of Credit Facility" has the meaning assigned to that term in subsection 2.7.

        "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding plus (ii) the aggregate amount of all drawings under all Letters of Credit honored by Issuing Lenders and not theretofore reimbursed by Company.

        "Leverage Ratio" means, as measured for the most recently completed four Fiscal Quarter period, the ratio of (x) Consolidated Total Indebtedness as of such date to (y) Consolidated EBITDA for the four Fiscal Quarter period ending the last day of the most recently completed Fiscal Quarter.

        "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

        "Loan" or "Loans" means one or more of the Term Loans, the Revolving Loans or the Swing Line Loans or any combination thereof.

        "Loan Documents" means this Agreement, the Guaranty, the Collateral Documents, any applications, reimbursement agreements and other documents or certificates executed in favor of an Issuing Lender relating to the Letters of Credit and any Notes issued by Company.

        "Loan Parties" means Company and any Subsidiary of Company which is or becomes a party to a Loan Document, collectively, including, as of the Closing Date, each Identified Target Subsidiary.

        "Management Stock Agreements" means collectively, the agreements as described in Schedule 1.1G annexed hereto.

        "Margin Stock" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

        "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, condition or prospects (financial or otherwise) with respect to Company, individually, or Company and its Subsidiaries, taken as a whole, or (ii) the impairment of the ability of any Loan Party to perform, or of Collateral Agent or Lenders to enforce, monetary Obligations or the material impairment of the ability of any Loan Party to perform, or of Collateral Agent or Lenders to enforce (other than an inability to enforce due solely to any action or any omission to act on the part of Administrative Agent, Collateral Agent or Lenders) any non-monetary Obligations, including, without limitation, the obligations of any Loan Party to perform, or of Collateral Agent or Lenders to enforce, the Guaranty or any Collateral Document.

        "Material Subsidiary" means each Subsidiary of Company now existing or hereafter acquired or formed by Company or any of its Subsidiaries that either (i) for the most recent Fiscal Year, accounted for more than 5% of the consolidated revenues of Company and its Subsidiaries, taken as a whole, or
   (ii) as at the end of such Fiscal Year, was the owner of more than 5% of the consolidated assets of Company and its Subsidiaries, taken as a whole.

        "Miscellaneous Operating Leases" means all Operating Leases entered into in the ordinary course of business the lease payments for which are reflected on the income statement of Company and its Subsidiaries as part of the sales, general and administrative expenses in accordance with GAAP, including, without limitation, Operating Leases in respect of office furniture, office equipment, automobiles and office space; provided however that in no event shall this definition include an Operating Lease with respect to any assets with a fair market value in excess of $500,000 used in the prepress, printing and press, binding and finishing and/or mailing and distribution services and similar operations of the businesses of Company and its Subsidiaries.

        "Multiemployer Plan" means a "multiemployer plan" as defined in
   Section 4001(a)(3) of ERISA which is maintained for employees of any Loan Party or any ERISA Affiliate of any Loan Party.

        "Net Additional Debt Proceeds" has the meaning assigned to that term in subsection 2.4A(ii)(c).

        "Net Cash Proceeds of Sale" means Cash Proceeds received by Company or any of its Subsidiaries from an Asset Sale, net of costs of sale, taxes paid or payable as a result thereof, any amounts applied to the repayment of Indebtedness secured by a Lien (permitted under subsection 6.2) on the assets disposed of and excluding to the extent provided herein any Proceeds of Sales of Printing Equipment received by Company and its Subsidiaries (up to a maximum of $75,000,000 in the aggregate for any Fiscal Year); provided however that, to the extent such Proceeds of Sales of Printing Equipment have not become (or do not remain) Committed Printing Equipment Proceeds in accordance with the definition thereof on or prior to April 15th of the Fiscal Year immediately following the Fiscal Year in which Company or any of its Subsidiaries received such Proceeds of Sales of Printing Equipment, such Unused Proceeds of Sales of Printing Equipment shall be payable by Company to Administrative Agent for application to the Obligations in the order and manner provided by subsection 2.4A(ii)(e).

        "Net Consolidated Capital Expenditures" means, with respect to any Fiscal Year,the sum of Actual Consolidated Capital Expenditures and Committed Consolidated Capital Expenditures for such Fiscal Year minus Consolidated Capital Expenditures for such Fiscal Year that constitute Replacement Printing Equipment purchased with Proceeds of Sales of Printing Equipment received by Company or any of its Subsidiaries during such Fiscal Year.

        "Net Equity Contribution Amount" means an amount equal to the sum of
   (i) the amount of cash proceeds (net of any transaction costs of such sale, issuance or contribution) received by Company in connection with the issuance or sale of Equity Securities of Company or any equity contributions to Company after the Closing Date (other than in respect of any Disqualified Stock) minus (ii) the amount of any such cash proceeds that are included in any Restricted Junior Payment made to the holders of the Senior Subordinated Notes under subsection 6.5(iii) minus (iii) the amount of any such cash proceeds that are applied as a voluntary prepayment of the Tranche B Acquisition Term Loans to the extent that the Tranche B Commitments are not reduced as provided in subsection 2.1A(ii)(c) minus (iv) the amount of Restricted Junior Payments made by Company under subsection 6.5(v) other than Restricted Junior Payments made as permitted under subsections 6.5(v)(a) or
   (b).

        "Net Lease Value" means, with respect to any Operating Lease as of the date such Operating Lease is entered into, the present value of the lease payments to be made pursuant thereto through the end of term of such Operating Lease (discounted at a rate equal to the bid-side yield of a United States Treasury bond selected by Company and maturing not more than five years from such date), minus transaction costs incurred in connection with the lease of the equipment subject thereto.

        "New Subsidiary" has the meaning assigned to that term in subsection 5.8.

        "1995 Term Loans" means the Acquisition Term Loans and Existing Term Loans, in each case under and as defined in the Existing Credit Agreement.

        "Notes" means any Existing Term Note, Tranche A Acquisition Term Note, Tranche B Acquisition Term Note, Tranche C Acquisition Term Note, Revolving Note or Swing Line Note or any combination thereof.

        "Notice of Borrowing" means a notice substantially in the form of
   Exhibit I annexed hereto with respect to a proposed borrowing.

        "Notice of Conversion/Continuation" means a notice substantially in the form of Exhibit II annexed hereto with respect to a proposed conversion or continuation.

        "Notice of Issuance of Letter of Credit" means a notice in the form of
   Exhibit III annexed hereto, with appropriate insertions and deletions, with respect to the proposed issuance or amendment of a Letter of Credit.

        "Obligations" means all obligations of every nature of each Loan Party from time to time owed to Agents, Collateral Agent or Lenders or any of them under the Loan Documents, whether for principal, interest, reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise.

        "Officers' Certificate" means, with respect to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer, controller or treasurer, and with respect to any partnership, a certificate executed on behalf of such partnership by a general partner of such partnership and with respect to any limited liability company or entity, a certificate executed on behalf of such limited liability company or entity by its manager or by a person having primary management responsibility with respect to such entity.

        "Operating Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) which is not a Capital Lease, other than any such lease under which that Person is the lessor.

        "Other IDB Sale-Leaseback Transaction" means the sale, transfer or other disposition by the Company of Facilities, equipment or other assets to an IDB Lessor and the subsequent lease back by Company from such IDB Lessor of such Facilities, equipment and assets in exchange for certain tax benefits, it being understood and agreed that "Other IDB Sale-Leaseback Transaction" shall not include the Covington, Tennessee, and Dyersburg, Tennessee, facilities that have been sold by Company and leased back as of the Closing Date.

        "Patent Agreement" means the Amended and Restated Patent and License Security Agreement by Company (individually and as successor in interest to the Alden Printing Company) the Subsidiaries of Company party thereto in favor of Collateral Agent for the benefit of Secured Parties substantially in the form of Exhibit XVI annexed hereto, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

        "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

        "Pension Plan" means any employee plan, other than a Multiemployer
   Plan, which is subject to the provisions of Title IV of ERISA and which is maintained for employees of any Loan Party or any ERISA Affiliate of any Loan Party.

        "Permitted Encumbrances" means the following types of Liens (other than any Lien imposed pursuant to Sections 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

             (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by subsection 5.3;

             (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

             (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

             (iv) attachment or judgment Liens, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;

             (v) leases or subleases granted to others not interfering with the ordinary conduct of the business of Company or any of its Subsidiaries;

             (vi) easements, rights-of-way, restrictions, other similar charges or encumbrances, in each case which do not interfere with the ordinary conduct of the business of Company or any of its Subsidiaries;

             (vii) Liens (excluding Liens securing Indebtedness) set forth on the title insurance policies that Collateral Agent may approve; and

             (ix) any interest or title of a lessor under any lease permitted under this Agreement and any interest of any Person party to a definitive agreement to acquire, or holding an option to acquire, any property of Company or any of its Subsidiaries permitted to be sold hereunder (subject, however, to the Liens of the Collateral Agent on such property); provided that during any period in which any such option is in effect, such option shall be taken into account to the extent applicable towards the limitations set forth in the definition of Asset Sale and the provisions of subsections 6.7(iii) and 6.7(iv).

        "Permitted Receivables Transaction" has the meaning assigned to that term in subsection 6.10.

        "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

        "Potential Event of Default" means a condition or event which, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

        "Pricing Certificate" means an Officers' Certificate substantially in the form of Exhibit XXIV annexed hereto and delivered by Company pursuant to subsection 2.2A demonstrating the appropriate Leverage Ratio.

        "Pricing Certificate Delivery Date" means the date of delivery to Administrative Agent of a Pricing Certificate demonstrating the Leverage Ratio as of the most recent Date of Determination, which delivery shall occur
   (i) on any date from the last day of the preceding Fiscal Quarter to the date of delivery of the financial statements for such Fiscal Quarter (or Fiscal Year which ends on such last day of such Fiscal Quarter) required pursuant to subsection 5.1(i) or 5.1(ii), as applicable, and (ii) the date on which any Substantial Acquisition is consummated.

        "Pricing Period" means, with respect to any Date of Determination, the period commencing on the day immediately after such Date of Determination and ending on the next Date of Determination.

        "Prime Rate" means the rate which Bankers announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

        "Prime Rate Loans" means Loans to be maintained or made, as the case may be, by Lenders pursuant to subsection 2.1A and bearing interest at rates determined by reference to the Reference Rate as provided in subsection 2.2A.

        "Printing Equipment" means any web or sheetfed offset press, rotogravure press, flexographic press and any other kind of printing press, any pre-press equipment, any binding machines, and any equipment related to the foregoing owned and used by Company and its Subsidiaries in connection with its printing and production business or its distribution business.

        "Proceeds of Sales of Printing Equipment" means the proceeds of any sale of Printing Equipment by Company or any of its Subsidiaries intended by Company to be used to acquire (or applied to offset expenditures previously made for the acquisition of) Replacement Printing Equipment.

        "Pro Rata Share" means,

             (i) with respect to all payments, computations and other matters relating to Existing Term Loan of any Lender, the percentage obtained by dividing (x) the Existing Term Loan Exposure of that Lender by (y) the
        --------                                                    --
        aggregate Existing Term Loan Exposure of all Lenders;

             (ii) with respect to all payments, computations and other matters relating to the Tranche A Commitment or the Tranche A Acquisition Term Loan of any Lender, the percentage obtained by dividing (x) the Tranche
                                                       --------
        A Exposure of that Lender by (y) the aggregate Tranche A Exposure of all
                                  --
        Lenders;

             (iii) with respect to all payments, computations and other matters relating to the Tranche B Commitment or the Tranche B Acquisition Term Loan of any Lender, the percentage obtained by dividing (x) the Tranche
                                                       --------
        B Exposure of that Lender by (y) the aggregate Tranche B Exposure of all
                                  --
        Lenders;

             (iv) with respect to all payments, computations and other matters relating to the Tranche C Commitment or the Tranche C Acquisition Term Loan of any Lender, the percentage obtained by dividing (x) the Tranche
                                                       --------
        C Exposure of that Lender by (y) the aggregate Tranche C Exposure of all
                                  --
        Lenders;

             (v) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender or any Letters of Credit issued or participations therein purchased by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (x) the
                                                            --------
        Revolving Loan Exposure of that Lender by (y) the aggregate Revolving
                                               --
        Loan Exposure of all Lenders;

             (vi) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Existing Term Loan
                               --------
        Exposure, Tranche A Exposure, Tranche B Exposure, Tranche C Exposure and Revolving Loan Exposure of that Lender by (y) the sum of the aggregate
                                               --
        Existing Term Loan Exposure, Tranche A Exposure, Tranche B Exposure, Tranche C Exposure and Revolving Loan Exposure of all Lenders;

   The initial Pro Rata Share of each Lender for purposes of each of clauses
   (i), (ii), (iii), (iv) and (v) of the preceding sentence is set forth opposite the name of that Lender in Schedule 1.1A annexed hereto; provided that Schedule 1.1A shall be amended and each Lender's Pro Rata Share shall be adjusted from time to time to give effect to the addition or removal of any Lender as provided herein or by assignment pursuant to subsection 9.2.

        "Receivables Assets" means any accounts receivable arising in connection with the sale of inventory or services of Company or any of its Subsidiaries in the ordinary course of business and any related contract rights (including, without limitation, rights under printing contracts and security interests) and any proceeds of the foregoing.

        "Receivables Proceeds" means the amount of the purchase price received by Company or any of its Subsidiaries upon the consummation of any Permitted Receivables Transaction pursuant to subsection 6.10 and any additional purchase price received by Company or any of its Subsidiaries to the extent such additional purchase price represents an increase in such Permitted Receivables Transaction facility to an amount greater than the previously greatest amount of such Receivables Transaction facility.

        "Receivables SPC" means an Unrestricted Subsidiary of Company formed for the sole purpose of purchasing Receivables Assets from Company or any of its Subsidiaries pursuant to a Permitted Receivables Transaction and engaging in activities incidental thereto.

        "Reference Lenders" means Bankers, Bank of America NT & SA and Citibank, N.A.

        "Reference Rate" means, as at any date of determination, the rate per annum that is the higher of: (i) the Prime Rate; and (ii) the sum of (x) the Federal Funds Effective Rate plus (y) 1/2 of 1%.

        "Refinancing Indebtedness" has the meaning assigned to that term in subsection 6.1(vi).

        "Refunded Swing Line Loans" has the meaning assigned to that term in subsection 2.1A(iv).

        "Register" has the meaning assigned to that term in subsection 2.1D.

        "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

        "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, dumping, discharge, dispersal, leaching, or migration into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials) of any Hazardous Material, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

        "Replaced Lender" has the meaning assigned to such term in subsection 2.10.

        "Replacement Lender" has the meaning assigned to such term in subsection 2.10.

        "Replacement Printing Equipment" means Printing Equipment acquired by Company or any of its Subsidiaries to replace Printing Equipment it has sold or otherwise disposed of or will dispose of during the then-current Fiscal Year (or, to the extent such Replacement Printing Equipment is purchased on or prior to (or pursuant to a purchase order entered into on or prior to) April 15th of the Fiscal Year immediately succeeding the Fiscal Year in which the Printing Equipment to be replaced was sold, the immediately prior Fiscal Year), it being understood and agreed that any such Printing Equipment so acquired need not serve the same function as the Printing Equipment that it replaces.

        "Requisite Lenders" means Lenders having or holding more than 50% of the sum of (i) the aggregate Existing Term Loan Exposure of all Lenders, (ii) the aggregate Tranche A Exposure of all Lenders, (iii) the aggregate Tranche B Exposure of all Lenders, (iv) the aggregate Tranche C Exposure of all Lenders and (v) the aggregate Revolving Loan Exposure of all Lenders.

        "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend or distribution payable solely in shares of capital stock (other than Disqualified Stock) or in options, warrants or other rights to purchase capital stock (other than Disqualified Stock), (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company, or of any warrants, options or other rights to acquire any such shares of stock, now or hereafter outstanding, or (iii) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to any Subordinated Indebtedness.

        "Revolving Loan Commitment" or "Revolving Loan Commitments" means the commitment or the commitments of a Lender or Lenders to maintain or make Revolving Loans, participate in Swing Line Loans and issue or participate in Letters of Credit as set forth in subsections 2.1A(iii), 2.1A(iv) and 2.7A.

        "Revolving Loan Exposure" means, with respect to any Lender as of any date of determination prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment and thereafter, the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (ii) in the event that Lender is an Issuing Lender, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (in each case net of any participations purchased by other Lenders in such Letters of Credit or any unreimbursed drawings thereunder),
   (iii) the aggregate amount of all participations purchased by that Lender in any outstanding Letters of Credit or any unreimbursed drawings under any Letters of Credit, (iv) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any partici-pations therein purchased by other Lenders), and (v) the aggregate amount of all participations purchased by that Lender in any outstanding Swing Line Loans.

        "Revolving Loans" means the Loans Lenders have agreed to maintain or make pursuant to subsection 2.1A(iii).

        "Revolving Note" means a promissory note issued by Company to Lenders pursuant to subsection 2.1F and substantially in the form of Exhibit IX annexed hereto.

        "Scheduled Existing Term Loan Repayment Amount" means, with respect to the principal payments on Existing Term Loans required pursuant to subsection 2.1E(i), for the last day of each of the Fiscal Quarters set forth below, (i) if the Additional Subordinated Indebtedness Refinancing did not occur, the correlative amount set forth opposite thereto under Scheduled Existing Term Repayment Amount I and (ii) if the Additional Subordinated Indebtedness Refinancing occurred, the correlative amount set forth opposite thereto under Scheduled Existing Term Repayment Amount II, in each case as adjusted by the operation of the succeeding sentence:


                                           Scheduled
                                           Existing      Scheduled
                                             Term      Existing Term
                                           Repayment     Repayment
                         Date              Amount I      Amount II

     Second Fiscal Quarter, 1998       $ 15,000,000    $     0

     Fourth Fiscal Quarter, 1998       $ 15,000,000    $     0

     Second Fiscal Quarter, 1999       $ 10,000,000  $ 10,000,000

     Fourth Fiscal Quarter, 1999       $ 10,000,000  $ 10,000,000

     Second Fiscal Quarter, 2000       $ 10,000,000  $ 10,000,000

     Fourth Fiscal Quarter, 2000       $ 10,000,000  $ 10,000,000

     Second Fiscal Quarter, 2001       $ 10,000,000  $ 10,000,000

     Fourth Fiscal Quarter, 2001       $ 10,000,000  $ 10,000,000

     Second Fiscal Quarter, 2002       $ 17,500,000  $ 32,500,000

     Fourth Fiscal Quarter, 2002       $ 17,500,000  $ 32,500,000

               TOTAL                   $125,000,000  $125,000,000

   On any date that any amounts in respect of Existing Term Loans are prepaid pursuant to subsections 2.4A(i) or 2.4A(ii), the Scheduled Existing Term Repayment Amount I and Scheduled Existing Term Repayment Amount II set forth above shall each be reduced by the amount of such prepayment, such reduction to be effected by reducing each amount set forth above that corresponds to the scheduled principal installment or installments of the Scheduled Existing Term Repayment Amount required to be reduced as provided in sub-
   section 2.4A(iii). The Scheduled Existing Term Repayment Amount for the last day of the fourth Fiscal Quarter of the 2002 Fiscal Year shall be an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under the Existing Term Loans.

        "Scheduled Tranche A Repayment Amount" means, with respect to the principal payments on Tranche A Acquisition Term Loans required pursuant to subsection 2.1E(ii), for the last day of each Fiscal Quarter set forth below,
   (i) if the Additional Subordinated Indebtedness Refinancing did not occur, the correlative amount set forth opposite such Fiscal Quarter under Scheduled Tranche A Repayment Amount I and (ii) if the Additional Subordinated Indebtedness Refinancing occurred, the correlative amount set forth opposite thereto under Scheduled Tranche A Repayment Amount II, in each case as adjusted by the operation of the succeeding sentence:


                                         Scheduled      Scheduled
                                         Tranche A      Tranche A
                                         Repayment      Repayment
                     Fiscal Year          Amount I      Amount II

     Second Fiscal Quarter, 1998      $ 12,500,000  $          0

     Fourth Fiscal Quarter, 1998      $ 12,500,000  $          0

     Second Fiscal Quarter, 1999      $ 17,500,000  $ 17,500,000

     Fourth Fiscal Quarter, 1999      $ 17,500,000  $ 17,500,000

     Second Fiscal Quarter, 2000      $ 25,000,000  $ 25,000,000

     Fourth Fiscal Quarter, 2000      $ 25,000,000  $ 25,000,000

     Second Fiscal Quarter, 2001      $ 30,000,000  $ 30,000,000

     Fourth Fiscal Quarter, 2001      $ 30,000,000  $ 30,000,000

     Second Fiscal Quarter, 2002      $ 65,000,000  $ 77,500,000

     Fourth Fiscal Quarter, 2002      $ 65,000,000  $ 77,500,000

              TOTAL                   $300,000,000  $300,000,000

   On any date that any amounts in respect of Tranche A Acquisition Term Loans are prepaid pursuant to subsections 2.4A(i) or 2.4A(ii), the Scheduled Tranche A Repayment Amount I and Scheduled Tranche A Repayment Amount II set forth above shall each be reduced by the amount of such prepayment, such reduction to be effected by reducing the amounts set forth above that correspond to scheduled principal installment or installments of the Scheduled Tranche A Repayment Amount required to be reduced as provided in subsection 2.4A(iii). The Scheduled Tranche A Repayment Amount for the last day of the fourth Fiscal Quarter of the 2002 Fiscal Year shall be an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under the Tranche A Acquisition Term Loans.

        "Scheduled Tranche B Repayment Amount" means, with respect to the principal payments on Tranche B Acquisition Term Loans required pursuant to subsection 2.1E(ii), for the last day of each Fiscal Quarter set forth below, an amount equal to the Tranche B Acquisition Term Loan Amount multiplied by the correlative percentage set forth opposite such Fiscal Quarter under Percentage Amortization, as adjusted by the operation of the succeeding sentence:


                                                 Percentage
                         Fiscal Year            Amortization

          Second Fiscal Quarter, 1999                12.50%

          Fourth Fiscal Quarter, 1999                12.50%

          Second Fiscal Quarter, 2000                12.50%

          Fourth Fiscal Quarter, 2000                12.50%

          Second Fiscal Quarter, 2001                12.50%

          Fourth Fiscal Quarter, 2001                12.50%

          Second Fiscal Quarter, 2002                12.50%

          Fourth Fiscal Quarter, 2002                12.50%

                   TOTAL                            100.00%


   On any date occurring after the Acquisition Commitment Termination Date that any amounts in respect of Tranche B Acquisition Term Loans are prepaid pursuant to subsections 2.4A(i) or 2.4A(ii), the Scheduled Tranche B Repayment Amount set forth above shall be reduced by the amount of such prepayment, such reduction to be effected by reducing the amounts calculated as set forth above that correspond to scheduled principal installment or installments of the Scheduled Tranche B Repayment Amount required to be reduced as provided in subsection 2.4A(iii). The Scheduled Tranche B Repayment Amount for the last day of the fourth Fiscal Quarter of the 2002 Fiscal Year shall be an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under the Tranche B Acquisition Term Loans.

        "Scheduled Tranche C Repayment Amount" means, with respect to the principal payments on Tranche C Acquisition Term Loans required pursuant to subsection 2.1E(ii), for the last day of each Fiscal Quarter set forth below, the correlative amount set forth below opposite such Fiscal Quarter under Scheduled Tranche C Repayment Amount, as adjusted by the operation of the succeeding sentence:

                                                  Scheduled
                                                  Tranche C
                           Fiscal Year        Repayment Amount

         Second Fiscal Quarter, 1998          $  7,500,000

         Fourth Fiscal Quarter, 1998          $  7,500,000

         Second Fiscal Quarter, 1999          $ 12,500,000

         Fourth Fiscal Quarter, 1999          $ 12,500,000

         Second Fiscal Quarter, 2000          $ 15,000,000

         Fourth Fiscal Quarter, 2000          $ 15,000,000

         Second Fiscal Quarter, 2001          $ 17,500,000

         Fourth Fiscal Quarter, 2001          $ 17,500,000

         Second Fiscal Quarter, 2002          $ 47,500,000

         Fourth Fiscal Quarter, 2002          $ 47,500,000

                   TOTAL                      $200,000,000

   On any date that any amounts in respect of Tranche C Acquisition Term Loans are prepaid pursuant to subsections 2.4A(i) or 2.4A(ii), the Scheduled Tranche C Repayment Amount set forth above shall be reduced by the amount of such prepayment, such reduction to be effected by reducing the amounts set forth above that correspond to scheduled principal installment or installments of the Scheduled Tranche C Repayment Amount required to be reduced as provided in subsection 2.4A(iii). The Scheduled Tranche C Repayment Amount for the last day of the fourth Fiscal Quarter of the 2002 Fiscal Year shall be an amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under the Tranche C Acquisition Term Loans.

        "Secured Parties" means Agents, Collateral Agent, Lenders, the
   Interest Rate Exchangers (as defined in the Intercreditor Agreement) and the Future Credit Parties (as defined in the Intercreditor Agreement).

        "Securities" means any stock, shares, voting trust certificates, partnership interests, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

        "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

        "Security Agreement" means the Second Amended and Restated Security Agreement by and among each Loan Party and Collateral Agent substantially in the form of Exhibit XIII annexed hereto, pursuant to which such Loan Party will pledge and grant a security interest in the Collateral described therein to Collateral Agent for the benefit of Secured Parties, as such Second Amended and Restated Security Agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

        "Senior Subordinated Notes" means the senior subordinated notes issued by Company on May 10, 1993 pursuant to the Senior Subordinated Note Indenture.

        "Senior Subordinated Note Indenture" means the Indenture dated as of May 10, 1993 and filed by Company with the Securities and Exchange Commission in connection with the registration of the Senior Subordinated Notes, as such Indenture may have been or may in the future be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions of subsection 6.12.

        "Solvent" means, with respect to any Person, that as of the date of determination, the then fair saleable value of the property of such Person is
   (i) greater than the total amount of liabilities (including anticipated Contingent Obligations and other contingent liabilities only to the extent of the probable liability with respect to such Contingent Obligations and other contingent liabilities) of such Person and (ii) greater than the amount that will be required to pay the probable liabilities of such Person's then existing debts as they become absolute and matured.

        "Standby Letter of Credit" means any standby letter of credit or similar instrument issued for the purpose of supporting (i) workers' compensation liabilities of Company or any of its Subsidiaries, (ii) the obligations of third party insurers of Company or any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers, (iii) Indebtedness of Company or any of its Subsidiaries in respect of industrial revenue or development bonds or similar project financings,
   (iv) obligations with respect to Capital or Operating Leases of Company or any of its Subsidiaries, or (v) performance, payment, deposit or surety obligations of Company or any of its Subsidiaries in any case if required by law or governmental rule or regulation or in accordance with custom and practice in the industry.

        "Subordinated Indebtedness" means the Indebtedness evidenced by the Senior Subordinated Notes, the Additional Subordinated Indebtedness and any other Indebtedness of Company incurred with the consent of Administrative Agent and Requisite Lenders in their sole discretion that is subordinate in right and time of payment to the Obligations.

        "Subsequent Cost Reduction Certificate" has the meaning assigned to that term in subsection 2.2A.

        "Subsidiary" means any corporation, partnership, limited liability company, limited liability partnership, association or other business entity of which more than 50% of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof. For the purposes of this Agreement and any other Loan Document, (i) a wholly-owned Subsidiary is a Subsidiary of which 100% of the shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by any Person or one or more of the other wholly-owned Subsidiaries of that Person or a combination thereof and (ii) all references to any Subsidiary or Subsidiaries of Company or any other Loan Party shall be deemed to exclude any such Subsidiary that is an Unrestricted Subsidiary unless expressly indicated otherwise.

        "Substantial Acquisition" means an Acquisition (other than the Identified Acquisition) the purchase price of which is greater than $25,000,000 or the cost adjustment synergies in respect of which are greater than $5,000,000 as demonstrated in the Cost Adjustment Certificate delivered pursuant to subsection 5.1(xviii).

        "Swing Line Lender" means Bankers and includes any successor Swing Line Lender under subsection 8.6.

        "Swing Line Loan Commitment" means the commitment of Bankers to make or maintain Swing Line Loans pursuant to subsection 2.1A(iv).

        "Swing Line Loans" means the Swing Line Loans Bankers has agreed to make or maintain pursuant to subsection 2.1A(iv).

        "Swing Line Note" means a promissory note issued by Company to Bankers pursuant to subsection 2.1F and substantially in the form of Exhibit X hereto.

        "Syndication Agent" has the meaning assigned to that term in the introduction to this Agreement, it being understood and agreed that Syndication Agent shall have no obligations or duties as agents under this Agreement or the other Loan Documents for or on behalf of any party to this Agreement or any other Loan Document.

        "Target" means the Person an equity interest in which is to be acquired, or the Person whose assets are to be acquired, in any Acquisition, including, with respect to the Identified Acquisition, each Identified Target Subsidiary and Inactive Identified Target Subsidiary.

        "Target Amount" has the meaning assigned that term in subsection 6.9.

        "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, governmental fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

        "Tax Transferee" means any Person who acquires any interest in the Loans (whether or not by operation of law) or the office to which a Lender or Agent has transferred its Loans for purposes of determining where the Loans are made, accounted for or booked.

        "Term Loan" or "Term Loans" means one or more of the Existing Term Loans or the Acquisition Term Loans.

        "Total Utilization of Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans and Swing Line Loans plus (ii) the Letter of Credit Usage.

        "Trademark Agreement" means the Amended and Restated Trademark and License Security Agreement by Company (individually and as successor in interest to the Alden Printing Company) and the Subsidiaries of Company party thereto in favor of Collateral Agent for the benefit of Secured Parties, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

        "Trademark and Patent Agreements" means the Trademark Agreement and the Patent Agreement, collectively.

        "Tranche A Acquisition Term Loan" or "Tranche A Acquisition Term Loans" means the Loan or Loans made or maintained by a Lender or Lenders pursuant to subsection 2.1A(ii)(a).

        "Tranche A Acquisition Term Note" means a promissory note issued by Company to a Lender pursuant to subsection 2.1F and substantially in the form of Exhibit VI annexed hereto.

        "Tranche A Commitments" or "Tranche A Commitment" means the commitment or commitments of a Lender or Lenders to make Tranche A Acquisition Term Loans as set forth in subsection 2.1A(ii)(a).

        "Tranche A Exposure" means with respect to any Lender as of any date of determination (i) prior to the funding of the Tranche A Acquisition Term Loans, that Lender's Tranche A Commitment and (ii) after the funding of the Tranche A Acquisition Term Loans, the aggregate outstanding principal amount of the Tranche A Acquisition Term Loans of that Lender.

        "Tranche B Acquisition Term Loan" or "Tranche B Acquisition Term Loans" means the Loan or Loans made or maintained by a Lender or Lenders pursuant to subsection 2.1A(ii)(b).

        "Tranche B Acquisition Term Loan Amount" means the aggregate principal amount of Tranche B Acquisition Term Loans outstanding on the Acquisition Commitment Termination Date.

        "Tranche B Acquisition Term Note" means a promissory note issued by Company to a Lender pursuant to subsection 2.1F and substantially in the form of Exhibit VII annexed hereto.

        "Tranche B Commitments" or "Tranche B Commitments" means the commitment or commitments of a Lender or Lenders to make Tranche B Acquisition Term Loans as set forth in subsection 2.1A(ii)(b).

        "Tranche B Exposure" means, with respect to any Lender (i) as of any date of determination prior to the termination of the Tranche B Commitments, that Lender's Tranche B Commitment and (ii) as of any date of determination from and after the termination of the Tranche B Commitments, the aggregate outstanding principal amount of the Tranche B Acquisition Term Loans of that Lender.

        "Tranche C Acquisition Term Loan" or "Tranche C Acquisition Term Loans" means the Loan or Loans made or maintained by a Lender or Lenders pursuant to subsection 2.1A(ii)(c).

        "Tranche C Acquisition Term Note" means a promissory note issued by Company to a Lender pursuant to subsection 2.1F and substantially in the form of Exhibit VIII annexed hereto.

        "Tranche C Commitments" or "Tranche C Commitments" means the commitment or commitments of a Lender or Lenders to make Tranche C Acquisition Term Loans as set forth in subsection 2.1A(ii)(c).

        "Tranche C Exposure" means with respect to any Lender as of any date of determination (i) prior to the funding of the Tranche C Acquisition Term Loans, that Lender's Tranche C Commitment and (ii) after the funding of the Tranche C Acquisition Term Loans, the aggregate outstanding principal amount of the Tranche C Acquisition Term Loans of that Lender.

        "Unrestricted Subsidiary" means a Subsidiary of Company organized or acquired by Company or any of its Subsidiaries subsequent to the Closing Date and designated by Company as an Unrestricted Subsidiary in a notice delivered pursuant to subsection 5.1(xvi) (but not re-designated a Subsidiary of Company in a notice to such effect delivered pursuant to subsection 5.2) and also means any Subsidiary of any Unrestricted Subsidiary.

        "Unused Proceeds of Sales of Printing Equipment" means, as of any date of determination, Proceeds of Sales of Printing Equipment that have not become (or do not remain) Committed Printing Equipment Proceeds as of such date in accordance with the definition thereof.

   1.2  Accounting Terms and Financial Information
        ------------------------------------------

        A. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP and all financial statements and certificates and reports as to financial matters required to be delivered to Lenders hereunder shall (unless otherwise disclosed to Lenders in writing at the time of delivery thereof in the manner described in subsection 1.2B) be prepared in accordance with GAAP applied on a basis consistent with GAAP as applied in the preparation of the latest financial statements furnished to Lenders hereunder (or, prior to the delivery of the first financial statements under subsection 5.1, GAAP as applied in the preparation of the audited financial statements of Company and its Subsidiaries as at the end of the 1995 Fiscal Year referred to in subsection 4.3).

        All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with GAAP as applied in the preparation of the latest annual or quarterly financial statements furnished to the Lenders pursuant to subsection 5.1 (or, prior to the delivery of the first financial statements under subsection 5.1, GAAP as applied in the preparation of the audited financial statements of Company and its Subsidiaries as at the end of the 1995 Fiscal Year referred to in subsection 4.3) unless (i) Company shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (ii) Requisite Lenders shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with GAAP as applied in the preparation of the latest financial statements as to which such objection shall not have been made (or, if objection is made in respect of the first financial statements delivered under subsection 5.1, used in the preparation of the audited financial statements of Company and its Subsidiaries as at the end of the 1995 Fiscal Year referred to in subsection 4.3). Except in connection with the preparation of the financial statements and other information required to be delivered by Company to the Lenders pursuant to subsection 5.1, calculations made with respect to the definitions, covenants and other provisions of this Agreement shall give effect to adjustments in component amounts required or permitted by Accounting Principles Board Opinions Nos. 16 and 17 as a result of any Acquisition (other than the Identified Acquisition).

        B. Company shall deliver to Lenders at the same time as the delivery of any annual or quarterly financial statement under subsection 5.1, (i) a description in reasonable detail of any variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection 1.2A (which variation materially affects the presentation of the consolidated financial position or results of operations of the Company and its Subsidiaries) and
   (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

   1.3  Other Definitional Provisions
        -----------------------------

        Any reference in this Agreement (i) to a Section, a Schedule or an
   Exhibit is a reference to a section hereof, a schedule hereto or an exhibit hereto, respectively; and (ii) to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears. In this Agreement the singular includes the plural and the plural the singular; "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, supplements, assignments, and other modifications thereto, but only to the extent such modifications are not prohibited by the terms of this Agreement, and references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons.


                                    SECTION 2.

                 AMOUNT AND TERMS OF COMMITMENTS AND LOANS; NOTES

   2.1  Commitments; Loans
        ------------------

        A. Commitments. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees to make or maintain, as the case may be, the Loans described in this subsection 2.1A.

        (i)  Existing Term Loans.  The 1995 Term Loans were made pursuant to the
             -------------------
   Existing Credit Agreement, in each case for the purposes described in subsection 2.5A. As of the date of this Agreement, there are outstanding $276,780,000 in principal amount of 1995 Term Loans, $125,000,000 of which are to be continued and maintained hereunder as Existing Term Loans. Each Lender severally agrees to maintain and continue as Existing Term Loans hereunder its Pro Rata Share of the principal amount of 1995 Term Loans outstanding on the Closing Date as equals such Lender's Pro Rata Share of the Existing Term Loans, after giving effect to subsection 2.1G. The amount of each Lender's Existing Term Loans is set forth opposite its name on
   Schedule 2.1 annexed hereto and, as of the Closing Date, the aggregate outstanding principal amount of the Existing Term Loans shall be $125,000,000. Any Existing Term Loans repaid or prepaid may not be reborrowed.

        (ii) Acquisition Term Loans.
             ----------------------

             (a)  Tranche A Acquisition Term Loans.  Each Lender severally
                  --------------------------------
        agrees (i) to maintain and continue as Tranche A Acquisition Term Loans hereunder its Pro Rata Share of $151,780,000 in principal amount of 1995 Term Loans which are outstanding on the Closing Date and are not continued hereunder as Existing Term Loans pursuant to subsection 2.1A(i), after giving effect to subsection 2.1G, and (ii) to lend to Company on the Closing Date an aggregate amount not exceeding its Pro Rata Share of the remaining aggregate Tranche A Commitments to be used for the purposes identified in subsection 2.5B. Each Lender's commitment to maintain and make to Company Tranche A Acquisition Term Loans pursuant to this subsection 2.1A(ii)(a) is herein called its "Tranche A Commitment" and such commitments of all Lenders in the aggregate are herein called the "Tranche A Commitments." The original amount of each Lender's Tranche A Commitment and Pro Rata Share is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Tranche A Commitments is $300,000,000. Each Lender's Tranche A Commitment shall expire immediately and without further action on July 31, 1996 if the conditions set forth in subsection 3.1 are not satisfied on or before that date. Company may make only one borrowing under the Tranche A Commitments. Amounts borrowed under this subsection 2.1A(ii)(a) and subsequently repaid or prepaid may not be reborrowed.

             (b)  Tranche B Acquisition Term Loans.  Each Lender severally
                  --------------------------------
        agrees, subject to the limitations set forth below with respect to the maximum amount of Tranche B Acquisition Term Loans permitted to be outstanding from time to time, to lend to Company from time to time during the period from the Closing Date to but excluding the Acquisition Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate Tranche B Commitments to be used for the purposes identified in subsection 2.5C. Each Lender's commitment to make Tranche B Acquisition Term Loans to Company pursuant to this subsection 2.1A(ii)(b) is herein called its "Tranche B Commitment" and such commitments of all Lenders in the aggregate are herein called the "Tranche B Commitments." The original amount of each Lender's Tranche
        B Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the Tranche B Commitments is $100,000,000; provided that the amount of the Tranche B Commitments shall be automatically and permanently reduced from time to time by the amount of any reductions to the Tranche B Commitments made pursuant to subsections 2.4C or 2.4D or the succeeding paragraph of this subsection 2.1A(ii)(b). Each Lender's Tranche B Commitment shall expire on the Acquisition Commitment Termination Date; provided that each Lender's Tranche B Commitment shall expire immediately and without further action on July 31, 1996 if the conditions set forth in subsection 3.1 are not satisfied on or before that date.

             Anything contained in this Agreement to the contrary notwith-standing, the Tranche B Acquisition Term Loans and the Tranche B Commitments shall be subject to the following limitations:

             1. subject to clause 2 of this paragraph, the Tranche B Commitments shall be irrevocably and permanently reduced upon any voluntary or mandatory prepayment of Tranche B Acquisition Term Loans as provided in subsection 2.4;

             2. the Tranche B Commitments shall not be reduced upon a voluntary prepayment of the Tranche B Acquisition Term Loans with the proceeds of equity contributions to Company of cash or sales of equity securities of Company for cash to and received by Company unless and to the extent Company has delivered written notice to Administrative Agent to the contrary prior to the making of such prepayment; provided that Company shall not be entitled to have this clause 2 apply to avoid a reduction of the Tranche B Commitments otherwise required under clause 1 above with respect to more than $100,000,000 of such prepayments; and

             3. at any date of determination, the aggregate principal amount of all outstanding Tranche B Acquisition Term Loans shall not exceed the aggregate Tranche B Commitments.

             (c)  Tranche C Acquisition Term Loans.  Each Lender severally
                  --------------------------------
        agrees to lend to Company on the Closing Date an aggregate amount not exceeding its Pro Rata Share of the aggregate Tranche C Commitments to be used for the purposes identified in subsection 2.5D. Each Lender's commitment to make Tranche C Acquisition Term Loans to Company pursuant to this subsection 2.1A(iv) is herein called its "Tranche C
        Commitment" and such commitments of all Lenders in the aggregate are herein called the "Tranche C Commitments." The original amount of each Lender's Tranche C Commitment is set forth opposite its name on
        Schedule 2.1 annexed hereto and the aggregate original amount of the Tranche C Commitments is $200,000,000. Each Lender's Tranche C Commitment shall expire immediately and without further action on July 31, 1996 if the conditions set forth in subsection 3.1 are not satisfied on or before that date. Company may make only one borrowing under the Tranche C Commitments. Amounts borrowed under this subsection 2.1A(ii)(c) and subsequently repaid or prepaid may not be reborrowed.

        (iii)     Revolving Loans.  Each Lender severally agrees, subject to the
                  ---------------
   limitations set forth below with respect to the maximum amount of Revolving Loans permitted to be outstanding from time to time, (i) to maintain and continue as Revolving Loans hereunder its Pro Rata Share of the principal amount of outstanding Revolving Loans as defined in and which are outstanding under the Existing Credit Agreement as of the Closing Date after giving effect to subsection 2.1G and (ii) to lend to Company from time to time during the period from the Closing Date to but excluding the Commitment Termination Date an aggregate amount not exceeding its Pro Rata Share of the aggregate Revolving Loan Commitments to be used for the purposes identified in subsection 2.5E. Each Lender's commitment to maintain and make to Company Revolving Loans pursuant to this subsection 2.1A(iii) is herein called its "Revolving Loan Commitment" and such commitments of all Lenders in the aggregate are herein called the "Revolving Loan Commitments." The original amount of each Lender's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed hereto and the aggregate original amount of the

   Revolving Loan Commitments is $250,000,000; provided that the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any reductions thereto made pursuant to subsections 2.4C or 2.4D. Each Lender's Revolving Loan Commitment shall expire on the Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than that date; provided that each Lender's Revolving Loan Commitment shall expire immediately and without further action on July 31, 1996 if the conditions set forth in subsection 3.1 are not satisfied on or before that date. Amounts borrowed under this subsection 2.1A(iii) may be repaid and reborrowed to but excluding the Commitment Termination Date.

        Anything contained in this Agreement to the contrary notwithstanding, the Revolving Loans and the Revolving Loan Commitments shall be subject to the following limitations:

             (a) The amount otherwise available for borrowing under the Revolving Loan Commitments as of the time of determination (other than to repay the Swing Line Loans and accrued and unpaid interest thereon and to reimburse any Issuing Lender for the amount of any drawings under any Letters of Credit honored by such Issuing Lender and not theretofore reimbursed by Company) shall be reduced by an amount equal to the sum of
        (1) the principal amount of all Swing Line Loans then outstanding plus
        (2) the Letter of Credit Usage as of such time of determination; and

             (b) The Total Utilization of Revolving Loan Commitments shall not exceed the aggregate Revolving Loan Commitments.

        (iv) Swing Line Loans.  Bankers hereby agrees, subject to the
             ----------------
   limitations set forth below with respect to the maximum amount of Swing Line Loans permitted to be outstanding from time to time, (i) to maintain and continue as Swing Line Loans hereunder the Swing Line Loans as defined in and which are outstanding under the Existing Credit Agreement and (ii) to make a portion of the Revolving Loan Commitments available to Company from time to time during the period from the Closing Date through but excluding the Commitment Termination Date in an aggregate principal amount of up to $25,000,000 by making Swing Line Loans to Company, notwithstanding the fact that such Swing Line Loans, when aggregated with Bankers' outstanding Revolving Loans may exceed Bankers' Revolving Loan Commitment. Bankers' commitment to make and maintain Swing Line Loans to Company pursuant to this subsection 2.1A(iv) is herein called its "Swing Line Loan Commitment." In no event shall (a) the aggregate principal amount of Swing Line Loans outstanding at any time exceed the Swing Line Loan Commitment, (b) the aggregate principal amount of Revolving Loans and Swing Line Loans outstanding at any time exceed the aggregate Revolving Loan Commitments reduced by the aggregate Letter of Credit Usage at such time or (c) the Swing Line Loan Commitment exceed the aggregate Revolving Loan Commitments. Any reduction of the Revolving Loan Commitments made pursuant to subsection 2.4C or 2.4D which reduces the Revolving Loan Commitment below the then current amount of the Swing Line Loan Commitment shall result in an automatic corresponding reduction of the Swing Line Loan

   Commitment to the amount of the Revolving Loan Commitments, as so reduced, without any further action on the part of Bankers.

        Bankers' Swing Line Loan Commitment shall expire on the Commitment Termination Date and Swing Line Loans shall be paid (x) on the last Business Day of each calendar month, to the extent that the aggregate principal amount of Swing Line Loans outstanding on the third to last Business Day of such calendar month exceeds $6,000,000, in an amount equal to the largest multiple of $500,000 less than or equal to such outstanding principal amount of Swing Line Loans in excess of $6,000,000 and (y) in full no later than the Commitment Termination Date.

        Amounts borrowed by Company under this subsection 2.1A(iv) may be repaid and, to but excluding the Commitment Termination Date, reborrowed. All Swing Line Loans shall be made as Prime Rate Loans and shall not be entitled to be converted into Eurodollar Rate Loans. Swing Line Loans made on any Funding Date may be in any amount.

        Bankers, at any time in its sole and absolute discretion may on five Business Days' notice, require each Lender, including Bankers, and each Lender hereby agrees, subject to this subsection 2.1A(iv), to make a Revolving Loan (which shall initially be funded as a Prime Rate Loan) in an amount equal to such Lender's Pro Rata Share of the amount of the Swing Line Loans ("Refunded Swing Line Loans") outstanding on the date notice is given which Bankers requests Lenders to pay; provided however that the obligation of each Lender to make any such Revolving Loan is subject to the condition that (i) Bankers believed in good faith that all conditions under Section 3.4 to the making of such Swing Line Loan were satisfied at the time such Swing Line Loan was made, or (ii) such Lender had actual knowledge, by receipt of the statements required pursuant to subsection 5.1 or otherwise, that any such condition had not been satisfied and failed to notify Bankers and Administrative Agent in writing that it had no obligation to make Revolving Loans until such condition was satisfied (which notice shall be effective as of the date of receipt by Bankers and Administrative Agent), or (iii) the satisfaction of any such condition not satisfied has been waived by Requisite Lenders. In the case of Revolving Loans made by Lenders other than Bankers under the immediately preceding sentence, each such Lender shall make the amount of its Revolving Loan available to Administrative Agent, in same day funds, at the office of Administrative Agent located at One Bankers Trust Plaza, New York, New York, not later than 1:00 P.M. (New York time) on the Business Day next succeeding the fifth Business Day after the date such notice is given. The proceeds of such Revolving Loans shall be immediately delivered to Bankers (and not to Company) and applied to repay the Refunded Swing Line Loans. On the day such Revolving Loans are made, Bankers' Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Bankers and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall be due as a Revolving Loan made by Bankers. Company authorizes Administrative Agent and Bankers to charge Company's accounts with Administrative Agent and Bankers (up to the amount available in each such account) in order to immediately pay Bankers the amount of such Refunded Swing Line Loans to the extent amounts received from Lenders, including amounts deemed to be received from Bankers, are not sufficient to repay in full such Refunded Swing Line Loans. If any portion of any amount paid (or deemed to be paid) to Bankers should be recovered from Bankers by or on behalf of Company in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders proportionately in accordance with their respective Pro Rata Shares; provided however that in the case of amounts recovered from Bankers in respect of amounts charged against Company's accounts, the loss of the amount so recovered shall be shared ratably by all Lenders whose Revolving Loans made pursuant to this paragraph were less than each such respective Lender's Pro Rata Share of the Refunded Swing Line Loan. Subject to the proviso contained in the first sentence of this paragraph, each Lender's obligation to make the Revolving Loans referred to in this paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Bankers, Company or any other Person for any reason whatsoever;
   (ii) the occurrence or continuance of an Event of Default or a Potential Event of Default; (iii) any adverse change in the condition (financial or otherwise) of Company or any of its Subsidiaries; (iv) the acceleration or maturity of any Loans or the termination of the Revolving Loan Commitments after the making of any Swing Line Loan; (v) any breach of this Agreement by any Loan Party, Administrative Agent or any other Lender; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

        In the event that Company or any of its Subsidiaries has filed for protection under the Bankruptcy Code or otherwise if Bankers requests and, in any event, subject to satisfaction of the conditions set forth in the proviso to the first sentence of the preceding paragraph, each Lender shall acquire without recourse or warranty an undivided participation interest equal to such Lender's Pro Rata Share of any Swing Line Loan otherwise required to be repaid by such Lender pursuant to the preceding paragraph by paying to Bankers on the date on which such Lender would otherwise have been required to make a Revolving Loan in respect of such Swing Line Loan pursuant to the preceding paragraph, in immediately available funds, an amount equal to such Lender's Pro Rata Share of such Swing Line Loan, and no Revolving Loans shall be made by such Lender pursuant to the preceding paragraph. If such amount is not in fact made available to Bankers by that Lender on the date when Revolving Loans would otherwise be required to be made pursuant to the preceding paragraph, Bankers shall be entitled to recover such amount on demand from that Lender together with interest accrued from such date at the customary rate set by Bankers for the correction of errors among banks for three Business Days and thereafter at the rate of interest then applicable to Prime Rate Loans. From and after the date on which any Lender purchases an undivided participation interest in a Swing Line Loan pursuant to this paragraph, Bankers shall promptly distribute to such Lender such Lender's Pro Rata Share of all payments of principal and interest in respect of such Swing Line Loan.

        A copy of each notice given by Bankers to Lenders pursuant to the second preceding paragraph shall be promptly delivered by Bankers to Company. Upon the making of a Revolving Loan by a Lender pursuant to this subsection 2.1A(iv), the amount so funded shall become due under such Lender's Revolving Note and shall no longer be owed under the Swing Line Note.

        Notwithstanding anything herein to the contrary, Bankers shall not be obligated to make any Swing Line Loans if it has elected after the occurrence of a Potential Event of Default or

   Event of Default not to make Swing Line Loans and has notified Company in writing or by telephone (promptly confirmed in writing) of such election. Bankers shall promptly give notice to Lenders of such election not to make Swing Line Loans.

        B. Borrowing Mechanics. Acquisition Term Loans and Revolving Loans made on any Funding Date shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $500,000 in excess of that amount.
   Swing Line Loans made on any date shall not be subject to an aggregate minimum amount. Whenever Company desires that Lenders make an Acquisition Term Loan or a Revolving Loan under subsection 2.1A(ii) or 2.1A(iii), as the case may be, it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York time) at least three Business Days in advance of the proposed Funding Date in the case of a Eurodollar Rate Loan and at least one Business Day in advance of the proposed Funding Date in the case of a Prime Rate Loan. Whenever Company desires that Bankers make a Swing Line Loan under subsection 2.1A(iv), it shall deliver to Administrative Agent a Notice of Borrowing no later than 12:00 Noon (New York time) on the proposed Funding Date. The Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount and type of Loans requested, (iii) in the case of Loans made on the Closing Date, that such Loans shall be Prime Rate Loans, (iv) in the case of Revolving Loans not made on the Closing Date, whether such Loans shall be Prime Rate Loans or Eurodollar Rate Loans, (v) in the case of Loans requested to be made during the first 90 days following the Closing Date as Eurodollar Rate Loans, that the initial Interest Period applicable to such Loans shall be one month unless Administrative Agent permits otherwise, in its sole discretion;
   (vi) in the case of any Loans requested to be made as Eurodollar Rate Loans, the initial Interest Period applicable thereto; (vii) in the case of Revolving Loans and Swing Line Loans, that the amount of the proposed borrowing will not cause the Total Utilization of Revolving Loan Commitments to exceed the aggregate Revolving Loan Commitments; (viii) in the case of Swing Line Loans, that the amount of the proposed borrowing will not cause the aggregate principal amount of Swing Line Loans outstanding to exceed the Swing Line Loan Commitment then in effect; (ix) in the case of Tranche B Acquisition Term Loans, that the amount of the proposed borrowing will not cause the aggregate principal amount of Tranche B Acquisition Term Loans outstanding to exceed the Tranche B Commitments then in effect, and (x) in the case of any Acquisition Term Loans, that (a) as of the last day of the Fiscal Quarter immediately preceding the applicable scheduled Funding Date in respect of such Acquisition the Leverage Ratio for the most recently completed four Fiscal Quarters is equal to or less than 4.50:1.00 (it being understood and agreed that Company shall not be required to comply with the Leverage Ratio requirement of this clause (a) as a condition to the making of Acquisition Term Loans hereunder in connection with the Identified Acquisition) and (b) no Event of Default or Potential Event of Default has occurred or is continuing or would be caused by the consummation of the Acquisition. Term Loans and Revolving Loans may be continued as or converted into Prime Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above described Notice of Borrowing, Company may give Administrative Agent telephonic notice by the required time of the proposed borrowing under this subsection 2.1B; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Administrative Agent on or before the applicable Funding Date.

        Neither Administrative Agent nor any Lender shall incur any liability to any Loan Party in acting upon any telephonic notice referred to above which Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B and, upon funding of Loans by Lenders in accordance with this Agreement pursuant to any telephonic notice, Company shall have effected Loans hereunder.

        Except as provided in subsection 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

        C. Disbursement of Funds. All Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares of the Commitments for the particular types of Loans requested, it being understood that no Lender shall be responsible for any default by any other Lender of that other Lender's obligation to make a Loan requested hereunder nor shall the Commitment of any Lender to make the particular type of Loan requested be increased or decreased as a result of the default by any other Lender of that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Administrative Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Administrative Agent shall notify each Lender or Bankers, as the case may be, of the proposed borrowing. Each Lender shall make the amount of its Loans available to Administrative Agent, in same day funds, at the office of Administrative Agent located at One Bankers Trust Plaza, New York, New York not later than 3:00 p.m. (New York time) on the Funding Date. Except with respect to the repayment of Refunded Swing Line Loans, as provided in sub-
   section 2.1A(iv), or the reimbursement of an Issuing Lender for a drawing on a Letter of Credit, as provided in subsection 2.7D, upon satisfaction or waiver of the conditions precedent specified in subsections 3.1 and 3.4 in the case of the initial Revolving Loans and Swing Line Loans on the initial Funding Date (and/or subsection 3.1 and 3.4 in the case of any initial Acquisition Term Loans on the initial Funding Date) and subsection 3.4 in the case of Revolving Loans and Swing Line Loans on any subsequent Funding Date (and subsection 3.3 and 3.4 in the case of Acquisition Term Loans on any subsequent Funding Date), Administrative Agent shall make the proceeds of such Loans available to Company on the Funding Date by causing an amount of same day funds equal to the proceeds of all such Loans received by Administrative Agent at its office located at the address set forth in the preceding sentence to be credited to the account of Company at such office of Administrative Agent.

        Unless Administrative Agent shall have been notified by any Lender prior to a Funding Date that such Lender does not intend to make available to Administrative Agent such Lender's Loan requested on such Funding Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Funding Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corre-sponding amount on demand from such Lender together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Prime Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Funding Date until the date such amount is paid to Administrative Agent, at the rate payable under this Agreement for Prime Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

        D.   Register.

             (i) Administrative Agent shall maintain, at its address referred to in subsection 9.10, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "Register"). Company, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

             (ii) Administrative Agent shall record in the Register the Commitments and the Loans from time to time of each Lender and each repayment or prepayment in respect of the principal amount of the Loans of each Lender. Any such recordation in accordance with the terms of this Agreement shall be conclusive and binding on Company and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans.

             (iii) Each Lender shall record on its internal records (including, without limitation, any Note described in subsection 2.1F) the amount of the Loan made by it and each payment in respect thereof. Any such recordation in accordance with the terms of this Agreement shall be conclusive and binding on Company, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans; provided further that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

             (iv) Company, Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 9.2B(ii). Prior to such recordation, all amounts owed with respect to the applicable

        Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

        E.   Scheduled Payments of Term Loans.

             (i) Company shall make principal payments in the aggregate amount of the Scheduled Existing Term Repayment Amount on the last day of each Fiscal Quarter of each Fiscal Year set forth in the definition of Scheduled Existing Term Repayment Amount; provided that the Existing Term Loans and all other amounts owed hereunder with respect to the Existing Term Loans shall be paid in full no later than December 29, 2002.

             (ii) Company shall make principal payments (a) in the aggregate amount of the Scheduled Tranche A Repayment Amount on the last day of each Fiscal Quarter of each Fiscal Year set forth in the definition of Scheduled Tranche A Repayment Amount, (b) in the aggregate amount of the Scheduled Tranche B Repayment Amount on the last day of each Fiscal Quarter of each Fiscal Year set forth in the definition of Scheduled Tranche B Repayment Amount and (c) in the aggregate amount of the Scheduled Tranche C Repayment Amount on the last day of each Fiscal Quarter of each Fiscal Year set forth in the definition of Scheduled Tranche C Repayment Amount; provided that the Acquisition Term Loans and all other amounts owed hereunder with respect to the Acquisition Term Loans shall be paid in full no later than December 29, 2002.

        F. Note Option. Any Lender may, by notice to Administrative Agent and Company, request that all or part of the principal amount of Company's Loans from such Lender hereunder be evidenced by an Existing Term Note, a Tranche A Acquisition Term Note, Tranche B Acquisition Term Note, Tranche C Acquisition Term Note, Revolving Note and/or Swing Line Note, as applicable. Within three Business Days of Company's receipt of such notice, Company shall execute and deliver to Administrative Agent for delivery to the appropriate Lender a Note or Notes, payable to the notifying Lender or, if so specified in such notice, any Person who is an assignee of such Lender pursuant to subsection 9.2 hereof.

        G. Reallocation of Pro Rata Shares. On the Closing Date, each Lender, without executing an Assignment Agreement, shall be deemed to have automatically purchased assignments pro rata from each Departing Lender in all such Departing Lenders' rights and obligations under this Agreement and the other Loan Documents, including with respect to Revolving Loan Commitments, the commitments of Lenders to purchase participations in the Letters of Credit and to make Refunded Swing Line Loans, outstanding Revolving Loans and participations in Existing Letters of Credit and including with respect to the outstanding 1995 Term Loans (collectively, except set forth below, the "Assigned Rights and Obligations") so that, after giving effect to such assignments, each Lender shall have its respective Pro Rata Share as set forth in Schedule 1.1A (as adjusted as required under the definition of Pro Rata Share) of the Assigned Rights and Obligations. Each such purchase hereunder shall be at par for a purchase price equal to the principal amount of Loans and unreimbursed drawings with respect to Letters of Credit to be purchased and without recourse, representation or warranty, except that, as provided in the Departing Lender Consent, each Departing Lender shall be deemed to represent and warrant to each Purchasing Lender that the Assigned Rights and Obligations of such Departing Lender are not subject to any Liens created by that Departing Lender.

             Administrative Agent shall calculate the net amount to be paid or received by each Lender in connection with the assignments effected hereunder on the Closing Date. Each Lender required to make a payment shall make the net amount of its required payment available to Administrative Agent, in same day funds, at the office of Administrative Agent located at One Bankers Trust Plaza, New York, New York, not later than 12:00 p.m. (New York time) on the Closing Date. Administrative Agent shall distribute on the Closing Date the proceeds of such amounts to the Departing Lenders entitled to receive payments, pro rata in proportion to the amount each Departing Lender is entitled to receive.

   2.2  Interest on the Loans
        ---------------------

        A. Rate of Interest. Subject to the provisions of subsections 2.2E and 2.8, each Term Loan and Revolving Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Reference Rate or the Adjusted Eurodollar Rate, as the case may be. The applicable basis for determining the rate of interest with respect to Loans shall be selected by Company initially at the time a Notice of Borrowing is given pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Term Loan or Revolving Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest then, for that day, that Loan shall bear interest determined by reference to the Reference Rate. Each Swing Line Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Reference Rate.

        Subject to the provisions of subsections 2.2E and 2.8, Term Loans, Revolving Loans and Swing Line Loans shall bear interest through maturity as follows:

             (i) if a Prime Rate Loan (other than a Swing Line Loan), then at a rate per annum equal to the sum of the Reference Rate plus the Applicable Margin; "Applicable Margin" means (a) for the period from and including the Closing Date through and including December 29, 1996, 1/8% and (b) for each portion of each subsequent Pricing Period (1) occurring prior to the Additional Subordinated Indebtedness Refinancing, the Applicable Margin I set forth below corresponding to the Leverage Ratio as of the Date of Determination occurring on the day before the commencement of such Pricing Period, and (2) occurring from and after the Additional Subordinated Indebtedness Refinancing, the Applicable Margin II set forth below corresponding to the Leverage Ratio as of the

        Date of Determination occurring on the day before the commencement of such Pricing Period, as follows:


                Leverage Ratio                 Applicable      Applicable
                                                Margin I       Margin II

                Less than 2.25:1.00                0%              0%

                2.25:1.00 - 2.49:1.00              0%              0%

                2.50:1.00 - 2.99:1.00              0%              0%


                3.00:1.00 - 3.49:1.00              0%              0%

                3.50:1.00 - 3.99:1.00             1/8%             0%


                4.00:1.00 - 4.49:1.00             3/8%            1/4%


                4.50:1.00 and higher              5/8%            1/2%

          (ii) if a Eurodollar Rate Loan, then at a rate per annum equal to the sum of the Adjusted Eurodollar Rate plus the Applicable Eurodollar Rate Margin; "Applicable Eurodollar Rate Margin" means (a) for the period from and including the Closing Date through and including December 29, 1996, 1-1/8%, and (b) for each portion of each subsequent Pricing Period (1) occurring prior to the occurrence of the Additional Subordinated Indebtedness Refinancing, the Applicable Eurodollar Rate Margin I set forth below corresponding to the Leverage Ratio as of the Date of Determination occurring on the day before the commencement of such Pricing Period, and
     (2) occurring from and after the Additional Subordinated Indebtedness Refinancing, the Applicable Eurodollar Rate Margin II set forth below corresponding to the Leverage Ratio as of the Date of Determination occurring on the day before the commencement of such Pricing Period, in each case as follows:

                Leverage Ratio                 Applicable     Applicable
                                               Eurodollar     Eurodollar
                                             Rate Margin I  Rate Margin II

                Less than 2.25:1.00               3/8%           1/4%

                2.25:1.00 - 2.49:1.00             5/8%           1/2%


                2.50:1.00 - 2.99:1.00             3/4%           5/8%


                3.00:1.00 - 3.49:1.00              1%            7/8%

                3.50:1.00 - 3.99:1.00            1-1/8%           1%


                4.00:1.00 - 4.49:1.00            1-3/8%         1-1/4%


                4.50:1.00 and higher             1-5/8%         1-1/2%


          (iii) if a Swing Line Loan, then at a rate per annum equal to the sum of the Reference Rate plus the Applicable Swing Line Margin; "Applicable Swing Line Margin" means (a) for the period from and including the Closing Date through and including December 29, 1996, 0%, and
     (b) for each portion of each subsequent Pricing Period (1) occurring prior to the Additional Subordinated Indebtedness Refinancing, the Applicable Swing Line Margin I set forth below corresponding to the Leverage Ratio as of the Date of Determination occurring on the day before the commencement of such Pricing Period, and (2) occurring from and after the Additional Subordinated Indebtedness Refinancing, the Applicable Swing Line Margin II set forth below corresponding to the Leverage Ratio as of the Date of Determination occurring on the day before the commencement of such Pricing Period, in each case as follows:


 Leverage Ratio                    Applicable      Applicable
                                   Swing Line      Swing Line
                                    Margin I       Margin II

 Less than 2.25:1.00                   0%              0%

 2.25:1.00 - 2.49:1.00                 0%              0%


 2.50:1.00 - 2.99:1.00                 0%              0%


 3.00:1.00 - 3.49:1.00                 0%              0%
 3.50:1.00 - 3.99:1.00                 0%              0%

 4.00:1.00 - 4.49:1.00                 0%              0%


 4.50:1.00 and higher                 1/4%            1/8%


     Notwithstanding anything in the foregoing to the contrary, if at any time from the Closing Date through December 29, 1996 Company consummates a Substantial Acquisition and the

Leverage Ratio as of the date of consummation would cause an increase in either the Applicable Margin, Applicable Eurodollar Margin or Applicable Swing Line Margin then in effect as demonstrated by a Pricing Certificate delivered by Company on the date of such Substantial Acquisition, then Administrative Agent shall recalculate the Applicable Margin, Applicable Eurodollar Margin or Applicable Swing Line Margin and give effect to any such increase as of such date of consummation.

     On each Pricing Certificate Delivery Date, Company shall deliver a Pricing Certificate demonstrating the calculation of the Leverage Ratio as of the most recent Date of Determination. Notwithstanding that the Pricing Certificate for a Pricing Period may be delivered after the relevant Date of Determination, adjustments to the amount of accrued interest (and the amount of letter of credit fees payable under subsection 2.7F(ii)) shall be made to reflect retroactive application of the applicable interest rate margin set forth in such Pricing Certificate to the first day of such Pricing Period; provided that no such adjustment shall be made with respect to Eurodollar Rate Loans for which Interest Payment Dates have occurred during the period from the first day of such Pricing Period to and including the Pricing Certificate Delivery Date with respect to such Pricing Period.

     Notwithstanding anything in the foregoing to the contrary, if any Pricing Certificate delivered by Company demonstrating the appropriate Leverage Ratio shall prove to have incorrectly understated the Leverage Ratio (as determined by reference to a subsequent Compliance Certificate or subsequent publicly filed financial statements of Company), such Pricing Certificate shall no longer be in effect, and Administrative Agent shall calculate the difference between the amount of interest (and the amount of commitment fees payable under subsections 2.3A and 2.3B and the amount of letter of credit fees payable under subsection 2.7F(ii)) actually paid by Company on the basis of such incorrect Pricing Certificate and the amount of interest (and the amount of commitment fees payable under subsections 2.3A and 2.3B and the amount of letter of credit fees payable under subsection 2.7F(ii)) which would have been due had such incorrect Pricing Certificate not been delivered. Administrative Agent shall notify Company of the amount of such difference, if any, in a statement setting forth the method of calculation of such amount (which calculation, in the absence of demonstrable error, shall be deemed correct) and Company shall pay such amount to Administrative Agent for the account of Lenders within three Business Days of such notice.

     Notwithstanding anything in the foregoing to the contrary, if Company delivers a Cost Adjustment Certificate in respect of an Acquisition pursuant to subsection 5.1(xviii) (an "Initial Cost Adjustment Certificate"), then upon the delivery of the related Cost Adjustment Certificate pursuant to subsection 5.1(iii) (a "Subsequent Cost Adjustment Certificate") for the first four full Fiscal Quarters following such Acquisition (or, in the event Company determines that it shall not realize the cost reduction synergies set forth in the Initial Cost Reduction Certificate, the next complete Fiscal Quarter following such determination), to the extent such Subsequent Cost Adjustment Certificate indicates that the actual cost reduction synergies of the type set forth in the Initial Cost Adjustment Certificate for the period covered thereby are less than the cost reduction synergies estimated by Company in the Initial Cost Adjustment Certificate for such period, the Administrative Agent shall calculate the difference between the amount of interest

(and the amount of commitment fees payable under subsections 2.3A and 2.3B and the amount of letter of credit fees payable under subsection 2.7F(ii)) actually paid by Company on the basis of the Initial Cost Adjustment Certificate and the amount of interest (and the amount of commitment fees payable under subsections 2.3A and 2.3B and the amount of letter of credit fees payable under subsection 2.7F(ii)) which would have been due had the actual cost reduction synergies contained in the Subsequent Cost Adjustment Certificate been substituted for the estimated cost reduction synergies contained in the Initial Cost Reduction Certificate. Administrative Agent shall notify Company of the amount of such difference, if any, in a statement setting forth the method of calculation of such amount (which calculation, in the absence of demonstrable error, shall be deemed correct) and Company shall pay such amount to Administrative Agent for the account of Lenders within three Business Days of such notice.

     B. Interest Periods. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be at Company's option either a one, two, three, four, five, six or nine month period or, if permitted under clause (ix) of this subsection 2.2B, a twelve month period; provided that:

          (i) the initial Interest Period for any Eurodollar Rate Loan shall commence on the Funding Date of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

          (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, in the case of a Eurodollar Rate Loan, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period for a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

          (v) no Interest Period for any Term Loan shall extend beyond a date on which Company is required to make a scheduled payment of principal of any Term Loan unless the aggregate principal amount of Term Loans that are Prime Rate Loans plus the aggregate principal amount of Term Loans that are Eurodollar Rate Loans with Interest

     Periods expiring on or before such date equals or exceeds the principal amount required to be paid on the Term Loans on such date;

          (vi) there shall be no more than twenty Interest Periods relating to Eurodollar Rate Loans or any combination thereof outstanding at any time;

          (vii) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month;

          (viii) no Interest Period with respect to any Term Loans shall extend beyond December 29, 2002 and no Interest Period with respect to Revolving Loans shall extend beyond the Commitment Termination Date; and

          (ix) no Eurodollar Rate Loan shall have an Interest Period of twelve months unless Company shall have obtained the prior consent of all Lenders.

     C. Interest Payments. Subject to the provisions of subsection 2.2E, interest shall be payable on the Loans as follows:

          (i) interest on each Prime Rate Loan (other than a Swing Line Loan) shall be payable in arrears on and to the last day of each Fiscal Quarter, upon any prepayment of any such Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); provided that in the event any Revolving Loans that are Prime Rate Loans are prepaid pursuant to subsection 2.4A(i), interest accrued on such Revolving Loans through the date of such prepayment shall be payable on the last day of the then current Fiscal Quarter (or, if earlier, at final maturity);

          (ii) interest on each Eurodollar Rate Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); and

          (iii) interest on each Swing Line Loan shall be payable in arrears on and to the last day of each Fiscal Quarter and upon termination of the Swing Line Commitment.

     D. Conversion or Continuation. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of outstanding Term Loans or Revolving Loans (but not Swing Line Loans) equal to $2,000,000 and integral multiples of $500,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loans equal to $2,000,000 and integral multiples of $500,000 in excess of that amount as a Eurodollar Rate Loan and the succeeding Interest Period(s) of such continued Loan shall commence on the most recent Interest Payment Date thereof; provided however that a Eurodollar Rate Loan may only be converted into a Loan bearing interest determined by reference to an alternative basis on the expiration date of an Interest Period applicable thereto; provided further that Swing Line Loans shall only bear interest as Prime Rate Loans and Company shall not have any right to convert outstanding Swing Line Loans which are Prime Rate Loans into Swing Line Loans bearing interest at a rate determined by reference to any other basis; and provided still further that no Loan may be made as or converted into a Prime Rate Loan during the period from December 24 of any year to and including January 7 of the immediately succeeding year for the purpose of investing in securities bearing interest at a rate determined by reference to any other basis for the purpose of arbitrage or speculation; provided still further that (y) no Loan may be made as a Eurodollar Rate Loan on the Closing Date and (z) no Loan may be made as a Eurodollar Rate Loan with an applicable Interest Period of other than one month during the first 90 days following the Closing Date unless Administrative Agent so permits in its sole discretion.

     Company shall deliver a Notice of Conversion/Continuation to Administrative Agent no later than 12:00 Noon (New York time) at least one Business Day in advance of the proposed conversion/continuation date (in the case of a conversion to a Prime Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Interest Period and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/ Continuation, Company may give Administrative Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Administrative Agent on or before the proposed conversion/continuation date.

     Neither Administrative Agent nor any Lender shall incur any liability to any Loan Party in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice, Company shall have effected a conversion or continuation, as the case may be, hereunder.

     Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date and Company shall be bound to effect conversion or continuation in accordance therewith.

     E. Post-Maturity Interest. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Prime Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

     F. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Prime Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Prime Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Prime Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Prime Rate Loan to such Eurodollar Rate Loan shall be excluded; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3  Fees
     ----

     A. Acquisition Commitment Fees. Company agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the date the Tranche B Commitments expire, equal to the average of the daily excess of the Tranche B Commitments over the aggregate principal amount of Tranche B Acquisition Term Loans outstanding multiplied by 3/8 of 1% per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the last day of each Fiscal Quarter, commencing on the first such date to occur after the Closing Date, and on the date the Tranche B Commitments expire; provided however that such per annum percentage shall be reduced to 1/4 of 1% per annum for each day during any Pricing Period in which the Leverage Ratio as of the last day of the most recently ended Fiscal Quarter is equal to or less than 4.50:1.00.

     B. Revolving Loan Commitment Fees. Company agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Pro Rata Share, commitment fees for the period from and including the Closing Date to and excluding the date the Revolving Loan Commitments expire, equal to the average of the daily excess of the Revolving Loan Commitments over the aggregate principal amount of Revolving Loans outstanding multiplied by 3/8 of 1% per annum, such commitment fees to be calculated on the basis of a 360-day year and the actual number of days elapsed and to be payable quarterly in arrears on the last day of each Fiscal Quarter, commencing on the first such date to occur after the Closing Date, and on the date the Revolving Loan Commitments expire; provided however that such per annum percentage shall be reduced to 1/4 of 1% per annum for each day during any Pricing Period in which the Leverage Ratio as of the last day of the most recently ended Fiscal Quarter is equal to or less than 4.50:1.00. Reductions in the amounts available for borrowing under the Revolving Loan Commitments arising from the operation of the limitation set forth in the second paragraph of subsection 2.1A(iii), including reductions as a result of the making of Swing Line Loans or the issuance of Letters of Credit, shall not constitute usages of Revolving Loan Commitments for purposes of this subsection 2.3B and shall not reduce the amount of the commitment fees that are payable under this subsection 2.3B.

     C. Other Fees. Company agrees to pay to Administrative Agent such fees in the amounts and at the times set forth in that certain letter agreement dated April 30, 1996 by and among Company and Bankers.

2.4  Prepayments and Payments; Reductions in Commitments; Cash Collateralization
     ---------------------------------------------------------------------------
     of Standby Letters of Credit
     ----------------------------

     A.   Prepayments.

          (i)  Voluntary Prepayments.
               ---------------------

               (a) Company may, upon written or telephonic notice to Administrative Agent on or prior to 12:00 Noon (New York time) on the date of prepayment, which notice, if telephonic shall be promptly confirmed in writing, at any time and from time to time prepay any Swing Line Loan in whole or in part in any aggregate amount. Company may, with respect to Prime Rate Loans, upon not less than one Business Day's, and with respect to Eurodollar Rate Loans, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which notice Administrative Agent will promptly transmit by telecopy, telex or telephone to each Lender), at any time and from time to time prepay any Loans (other than Swing Line Loans) in whole or in part in an aggregate minimum amount of $2,000,000 and integral multiples of $500,000 in excess of that amount; provided however that in the event that Company prepays a Eurodollar Rate Loan pursuant to this subsection 2.4A(i) on a date that is other than the expiration date of the Interest Period applicable thereto, Company shall compensate the Lender or Lenders receiving such prepayments in accordance with the provisions of subsection 2.6D. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in subsection 2.4A(iii).

               (b) In the event Company is entitled to replace a non-consenting Lender pursuant to subsection 9.7B, Company shall have the right, upon five Business Days' prior written notice to Administrative Agent (which notice Administrative Agent shall promptly transmit to each of the Lenders), to prepay all Loans, together with accrued and unpaid interest, fees and other amounts owing to such

          Lender in accordance with subsection 9.7B so long as (1) in the case of the prepayment of the Revolving Loans of any Lender pursuant to this subsection 2.4A(i)(b), the Revolving Loan Commitment of such Lender is terminated concurrently with such prepayment pursuant to subsection 2.4C(ii) (at which time Schedule 2.1 shall be deemed
                                             ------------
          modified to reflect the changed Revolving Loan Commitments), (2) in the case of the prepayment of the Tranche B Acquisition Term Loans of any Lender pursuant to this subsection 2.4A(i)(b), the Tranche B Commitment of such Lender is terminated concurrently with such prepayment pursuant to subsection 2.4C(ii) (at which time Schedule 2.1
                                                                    ------------
          shall be deemed modified to reflect the changed Tranche B Commitments), and (3) in the case of the prepayment of the Loans of any Lender, the consents required by subsection 9.7B in connection with the prepayment pursuant to this subsection 2.4A(i)(b) shall have been obtained, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, subsections 2.6D, 2.8, 2.7H, 9.3 and 9.4), which shall survive as to such Lender.

          (ii) Mandatory Prepayments. The Loans shall be prepaid and/or the
               ---------------------
     Tranche B Commitments and Revolving Loan Commitments shall be permanently reduced in the amounts and under the circumstances set forth below, all such prepayments and/or reductions to be applied as set forth below or as more specifically provided in subsection 2.4A(iii).

               (a)  Prepayments and Reductions from Asset Sales.  Subject to the
                    -------------------------------------------
          Intercreditor Agreement, no later than the first Business Day following the date of receipt by Company or any of its Subsidiaries of Cash Proceeds of any Asset Sale, Company shall prepay the Loans and/or the Tranche B Commitments and Revolving Loan Commitments shall be permanently reduced in an amount equal to 75% of the Estimated Net Cash Proceeds of such Asset Sale; provided that, in the event on the date of receipt by Company or any of its Subsidiaries of such Cash Proceeds, the Leverage Ratio as of the last day of the then most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to subsection 5.1(i) or 5.1(ii) is less than 2.50:1.00, then the percentage applicable to Estimated Net Cash Proceeds set forth above shall be reduced to 50%. On or before the 90th day after receipt of any such Cash Proceeds, Company shall promptly make an additional prepayment of the Loans and/or the Tranche B Commitments and Revolving Loan Commitments shall be permanently reduced in an amount equal to 75% (or 50%, if the applicable percentage is reduced pursuant to the preceding proviso) of the excess, if any, of (1) the Net Cash Proceeds of Sale of such Asset Sale over (2) the portion of the Estimated Net Cash Proceeds of such Asset Sale already applied under the preceding sentence, to be applied in the manner described above with respect to the application of Estimated Net Cash Proceeds. Concurrently with any prepayment of the Loans and/or reduction of the Tranche B Commitments and Revolving Loan Commitments pursuant to this subsection 2.4A(ii)(a), Company shall deliver to

          Administrative Agent an Officers' Certificate demonstrating the derivation of the Net Cash Proceeds of Sale or Estimated Net Cash Proceeds, as the case may be.

               (b)  Prepayments and Reductions Due to Reversion of Surplus
                    ------------------------------------------------------
          Assets of Pension Plans.  Within one Business Day after the return to
          -----------------------
          Company or any of its Subsidiaries of any surplus assets of any pension plan of Company or any of its Subsidiaries, Company shall prepay the Loans and/or the Tranche B Commitments and Revolving Loan Commitments shall be permanently reduced in an amount (the "Net Reversion Amount") equal to 100% of such returned surplus assets, net of transaction costs and expenses incurred in obtaining such return, including incremental taxes payable as a result thereof.

               (c)  Prepayments and Reductions Due to Issuance of Debt.  Within
                    --------------------------------------------------
          one Business Day of receipt by Company or any of its Subsidiaries of the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from the issuance or sale of any Additional Subordinated Indebtedness or other debt Securities of Company or any of its Subsidiaries (excluding Indebtedness permitted by subsection 6.1 (other than subsection 6.1(x)), Company shall prepay the Loans and/or the Tranche B Commitments and Revolving Loan Commitments shall be permanently reduced in an amount equal to such net cash proceeds; provided that a prepayment and/or reduction pursuant to this subsection 2.4A(ii)(c) shall not be required in respect of any such net cash proceeds in excess of $200,000,000 in the aggregate during the term of this Agreement ("Net Additional Debt Proceeds") to the extent that such Net Additional Debt Proceeds are to be applied to consummate Acquisitions in accordance with subsection 6.7(v) within 90 days of the receipt thereof. On or before the 90th day after receipt of any such Net Additional Debt Proceeds, Company shall promptly make an additional prepayment of Loans and/or the Tranche B Commitments and Revolving Loan Commitments shall be permanently reduced in an amount equal to any Net Additional Debt Proceeds that have for any reason not been applied to consummate Acquisitions or to make such prepayments and/or reductions. Concurrently with any prepayment of the Term Loans and/or reduction of the Tranche B Commitments and Revolving Loan Commitments pursuant to this subsection 2.4A(ii)(c), Company shall deliver to Administrative Agent an Officers' Certificate demonstrating the derivation and application of the Net Additional Debt Proceeds.

               (d)  Prepayments Due to Reductions or Restrictions of
                    ------------------------------------------------
          Commitments.  Company shall from time to time prepay the Swing Line
          -----------
          Loans and Revolving Loans to the extent necessary to give effect to the limitations set forth in the first two paragraphs of subsection 2.1A(iv) and the second paragraph of subsection 2.1A(iii), as applicable. Any such mandatory prepayments shall be applied first to the Swing Line Loans and then to the Revolving Loans, and otherwise as specified in subsection 2.4A(iii). Company shall from time to time prepay the Tranche B Acquisition Term Loans to the extent necessary to give effect to the limitations set forth in the second paragraph of subsection 2.1A(ii)(b), such prepayments to be applied as specified in subsection 2.4A(iii).

               (e)  Prepayments from Consolidated Excess Cash Flow and Unused
                    ---------------------------------------------------------
          Proceeds of Sales of Printing Equipment.  In the event that there
          ---------------------------------------
          shall be either (x) on April 15th of any year, Unused Proceeds of Sales of Printing Equipment derived from the Proceeds of Sales of Printing Equipment sold during the immediately preceding Fiscal Year commencing with 1996 or (y) Consolidated Excess Cash Flow for any Fiscal Year commencing with 1997, or both, Company shall, on the April 15th following the end of each such Fiscal Year, as applicable, prepay Loans and/or the Tranche B Commitments and Revolving Loan Commitments shall be permanently reduced in an amount equal to the amount of any such Unused Proceeds of Sales of Printing Equipment plus 50% of any such Consolidated Excess Cash Flow; provided that Company shall not be required to make any prepayment and/or reduction in respect of Consolidated Excess Cash Flow pursuant to this subsection 2.4A(ii)(e) in the event that on the relevant April 15th, the Leverage Ratio as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to subsections 5.1(i) or 5.1(ii) is less than 2.50:1.00. On or before the last day of each Fiscal Year, Company shall promptly make an additional prepayment of Loans and/or the Tranche B Commitments and Revolving Loan Commitments shall be permanently reduced in an amount equal to any Unused Proceeds of Sales of Printing Equipment derived from Proceeds of Sales of Printing Equipment sold during any and all prior Fiscal Years (but not including the Fiscal Year ending on such day) that have for any reason whatsoever not theretofore been applied to make such prepayments and/or reductions (including, without limitation, because such Proceeds of Sales of Printing Equipment had become Committed Printing Equipment Proceeds in accordance with the definition thereof but the purchase order pursuant to which they were to have been expended subsequently was cancelled, revoked or otherwise terminated). On each April 15th commencing with April 15, 1997 and concurrently with the making of any prepayment and/or reduction pursuant to this subsection 2.4A(ii)(e) on any other date, Company shall deliver an Officers' Certificate demonstrating the calculation of the Leverage Ratio, if applicable, and the derivation of the amounts required to be prepaid and/or reduced in connection with such Unused Proceeds of Sales of Printing Equipment and such Consolidated Excess Cash Flow.

               (f)  Prepayments from Proceeds of Permitted Receivables
                    --------------------------------------------------
          Transaction.  Within one Business Day of receipt by Company or any of
          -----------
          its Subsidiaries of Receivables Proceeds from any Permitted Receivables Transaction Company shall prepay Loans and/or the Tranche B Commitments and Revolving Loan Commitments shall be permanently reduced in an amount equal to the aggregate amount of such Receivables Proceeds.

          (iii)     Application of Prepayments.
                    --------------------------

               (a)  Application of Voluntary Prepayments by Type of Loans and
                    ---------------------------------------------------------
          Order of Maturity.  Any voluntary prepayments pursuant to
          -----------------
          subsection 2.4A(i) shall be applied to the Loans as Company may elect in its notice of prepayment delivered pursuant to subsection 2.4A(i). In the event that no such election is made, such prepayment shall be applied first to repay outstanding Acquisition Term Loans and Existing Term Loans to the full extent thereof, second to prepay outstanding Swing Line Loans to the full extent thereof, and third to prepay outstanding Revolving Loans to the full extent thereof; provided that any prepayment of Tranche B Term Loans pursuant to this subsection 2.4A(ii) shall effect a corresponding reduction of Tranche B Commitments in accordance with clause 1 of the second paragraph of subsection 2.1A(ii)(b). Any voluntary prepayments of the Term Loans pursuant to subsection 2.4A(i) shall be applied proportionally to reduce the remaining Scheduled Existing Term Loan Repayment Amount, the Scheduled Tranche A Repayment Amount, the Scheduled Tranche B Repayment Amount and Scheduled Tranche C Acquisition Repayment Amounts on a pro rata basis.

               (b)  Application of Mandatory Prepayments by Type of Loans.  Any
                    -----------------------------------------------------
          amount (the "Applied Amount") required to be applied as a mandatory prepayment of the Loans and/or a reduction of the Tranche B Commitments and Revolving Loan Commitments pursuant to subsections 2.4A(ii)(a)-(c), 2.4A(ii)(e) or 2.4A(ii)(f) shall be applied first to prepay the principal amount of Term Loans to the full extent thereof, second to the extent of any remaining portion of the Applied Amount, to permanently reduce the Tranche B Commitments and Revolving Loan Commitments on a pro rata basis and then, to the extent that the Revolving Loan Commitments are less than the Letter of Credit Usage, cash collateralize Letters of Credit outstanding.

               (c)  Pro Rata Application of Mandatory Prepayments of Term Loans
                    -----------------------------------------------------------
          from Asset Sales, Pension Plan Surplus, Excess Cash Flow, Unused
          ----------------------------------------------------------------
          Proceeds of Sales of Printing Equipment, Issuance of Debt Securities
          --------------------------------------------------------------------
          and Permitted Receivables Transactions.  Any mandatory prepayments of
          --------------------------------------
          the Term Loans pursuant to subsections 2.4A(ii)(a), (b), (c), (e) or
          (f) shall be applied to prepay the outstanding Tranche A Acquisition Term Loans, Tranche B Acquisition Term Loans, Tranche C Acquisition Term Loans and Existing Term Loans and to make corresponding reductions of the Scheduled Tranche A Repayment Amount, Scheduled Tranche B Repayment Amount, Scheduled Tranche C Repayment Amount and Scheduled Existing Term Loan Repayment Amounts, respectively, by the amount of the related prepayments in each case on a pro rata basis; provided that, notwithstanding anything in the foregoing to the contrary, the first $200,000,000 in aggregate principal amount of prepayments pursuant to subsection 2.4A(ii)(c) shall be applied first to prepay the Tranche C Acquisition Term Loans and to reduce the Scheduled Tranche C Repayment Amount and then to prepay the other Term Loans and reduce the Scheduled Tranche A Repayment Amount, Scheduled Tranche B Repayment Amount and Scheduled Existing Term Loan Repayment Amounts, in each case on a pro rata basis as set forth above.

               (d)  Application of Prepayments to Principal and Interest.
                    ----------------------------------------------------
          Except as set forth in subsection 2.2C, all prepayments of principal shall be accompanied by payment of accrued interest on the principal amount being prepaid and shall be applied to the payment of interest before application to principal. Considering Term Loans, Swing Line Loans and Revolving Loans being prepaid separately, any prepayment shall be applied first to Prime Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

     B.   General Provisions Regarding Payments.

          (i)  Manner and Time of Payment.  Except as provided in
               --------------------------
     subsection 2.7, all payments of principal, interest and fees hereunder and under the Notes by Company shall be made without defense, set off and counterclaim and in same day funds and delivered to Administrative Agent not later than 12:00 Noon (New York time) on the date due at its office located at One Bankers Trust Plaza, New York, New York, for the account of Lenders; funds received by Administrative Agent after that time shall be deemed to have been paid by Company on the next succeeding Business Day. Company hereby authorizes Administrative Agent to charge its account with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest and fees due hereunder (subject to sufficient funds being available in its account for that purpose).

          (ii) Apportionment of Payments.  Aggregate principal and interest
               -------------------------
     payments shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Subject to the last sentence of subsection 2.7E, Administrative Agent (or, in the case of payments received by any Issuing Lender from Company after payments have been made to such Issuing Lender by Lenders pursuant to subsection 2.7E, such Issuing Lender) shall promptly distribute to each Lender at its primary address set forth below its name on the appropriate signature page hereof or such other address as any Lender may request, its share of all such payments received by Administrative Agent (or such Issuing Lender) and the commitment fees of such Lender when received by Administrative Agent pursuant to subsec-tions 2.3A and 2.3B. Notwithstanding the foregoing provisions of this subsection 2.4B(ii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Prime Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

          (iii)     Payments on Business Days.  Whenever any payment to be made
                    -------------------------
     hereunder or under the Notes shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day (unless no further Business Day occurs in such Fiscal Quarter, in which case payment shall be made on the next preceding Business Day) and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the commitment fees hereunder, as the case may be.

     C.   Voluntary Reductions of Commitments.

          (i) Company shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, (i) the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments and (ii) the Tranche B Commitments in an amount up to the amount by which the Tranche B Commitments exceed the aggregate principal amount of Tranche B Acquisition Term Loans then outstanding. Company shall give not less than five Business Days' prior written notice to Administrative Agent designating the date (which shall be a Business
     Day) of such termination or reduction and the amount of any partial reduction. Promptly after receipt of a notice of such termination or partial reduction, Administrative Agent shall notify each Lender of the proposed termination or reduction. Such termination or partial reduction of the Revolving Loan Commitments or Tranche B Commitments, as the case may be, shall be effective on the date specified on Company's notice and shall reduce the Revolving Loan Commitments or Tranche B Commitments, as the case may be, of each Lender proportionately to its Pro Rata Share. Any such partial reduction of the Revolving Loan Commitments or Tranche B Commitments shall be in an aggregate minimum amount of $5,000,000, and integral multiples of $1,000,000 in excess of that amount.

          (ii) In the event Company is entitled to replace a non-consenting Lender pursuant to subsection 9.7B, Company shall have the right, upon five Business Days' written notice to Administrative Agent (which notice Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Loan Commitment and Tranche B Commitment of such Lender, so long as (1) all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender are repaid, including without limitation amounts owing to such Lender pursuant to subsection 2.6D, pursuant to subsection 2.4A(i)(b) concurrently with the effectiveness of such termination (at which time Schedule 2.1 shall be deemed modified to
                                        ------------
     reflect such changed amounts) and (2) the consents required by subsection 9.7B in connection with the prepayment pursuant to subsection 2.4A(i)(b) shall have been obtained, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, subsections 2.6D, 2.8, 2.7H, 9.3 and 9.4), which shall survive as to such Lender.

     D. Mandatory Reductions of Commitments. The Revolving Loan Commitments shall be permanently reduced on the date of any reduction of Revolving Loan Commitments in accordance with the provisions of subsections 2.4A(ii)(a), (b),
(c), (e) or (f). The Tranche B Commitments shall be permanently reduced upon any mandatory prepayment of Tranche B Acquisition Term Loans as and to the extent provided in subsection 2.4A(ii)(a), (b), (c), (e) or (f) and on the date of any reduction of Tranche B Commitments in accordance with the provisions of subsection 2.4A(iii)(a) and as provided in the second paragraph of subsection 2.1A(ii)(b).

     E. Cash Collateralization of Standby Letters of Credit. In the event that a Benefitted Subsidiary with respect to any Standby Letter of Credit issued pursuant to subsection 2.7 is disposed of by Company or any of its Subsidiaries, Company shall, upon receipt by Company or such Subsidiary of the Cash Proceeds of such disposition, deliver to Administrative Agent, to hold as cash collateral pursuant to arrangements in form and substance satisfactory to Administrative Agent and Requisite Lenders as security for the obligation of Company to reimburse the Issuing Lender for the amount of any drawings honored under such Standby Letter of Credit, an amount which when added to all other amounts so delivered, equals the maximum amount which at any time may be available for drawing under such Standby Letter of Credit; provided that in lieu of furnishing such cash collateral as aforesaid, Company may deliver such Standby Letter of Credit to the Issuing Lender for cancellation. Any amounts delivered to Collateral Agent to hold as cash collateral pursuant to the preceding sentence shall be applied to reimburse the Issuing Lender for the amount of any drawings honored under the Letter of Credit in respect of which such cash collateral was delivered; provided further that, upon the cancellation or expiration of any Standby Letter of Credit in respect to which cash collateral has been delivered to Collateral Agent as provided in this subsection 2.4E, unless an Event of Default has occurred and is continuing, Collateral Agent shall deliver the remaining amount of any cash collateral held pursuant to the terms of this Agreement in respect of such Standby Letter of Credit to Company.

2.5  Use of Proceeds
     ---------------

     A. Existing Term Loans. The proceeds of the Existing Term Loans have been applied by Company as provided in subsection 2.5A and 2.5B of the Existing Credit Agreement.

     B. Tranche A Acquisition Term Loans. The proceeds of the Tranche A Acquisition Term Loans shall be immediately applied by Company on the Closing Date (i) to refinance and continue as Tranche A Acquisition Term Loans hereunder any 1995 Term Loans which are not refinanced and continued as Existing Term Loans hereunder and (ii) to acquire equity interests or other business assets and pay related expenditures in connection with the Identified Acquisition, including, without limitation, the repayment of indebtedness and transaction expenses in connection therewith.

     C. Tranche B Acquisition Term Loans. The proceeds of the Tranche B Acquisition Term Loans shall be immediately applied by Company to acquire equity interests or other business assets and pay related expenditures in connection with Acquisitions (other than the

Identified Acquisition), including, without limitation, the repayment of indebtedness and transaction expenses in connection therewith.

     D. Tranche C Acquisition Term Loans. The proceeds of the Tranche C Acquisition Term Loans shall be immediately applied by Company on the Closing Date to acquire equity interests or other business assets and pay related expenditures in connection with the Identified Acquisition, including, without limitation, the repayment of indebtedness and transaction expenses in connection therewith.

     E. Revolving Loans and Letters of Credit. The proceeds of the Revolving Loans and the Letters of Credit shall be applied by Company for (i) the working capital and other general corporate purposes of Company and its Subsidiaries (including to be used to refinance and continue the Revolving Loans and Swing Line Loans, in each case as defined in and which are outstanding under the Existing Credit Agreement) and (ii) to acquire equity interests or other business assets and pay related expenditures in connection with the Identified Acquisition, including, without limitation, the repayment of indebtedness and transaction expenses in connection therewith.

     F. Margin Regulations. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner which might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds. If requested by any Lender, or if necessary, in connection with any Acquisition, Company shall execute and deliver to Administrative Agent a completed F.R. Form U-1.

2.6  Special Provisions Governing Eurodollar Rate Loans
     --------------------------------------------------

     Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

     A. Determination of Applicable Interest Rate. As soon as practicable after 10:00 A.M. New York time on each Interest Rate Determination Date, Administrative Agent shall have determined in good faith (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

     B. Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances occurring after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telecopy or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist; (ii) any Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company and (iii) any Notice of Borrowing given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be a request to make Prime Rate Loans.

     C. Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined in good faith (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans
(i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telecopy or by telephone confirmed in writing) to Company and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter, (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Prime Rate Loan, and (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans, as the case may be (the "Affected Loans"), shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and the Affected Loans shall automatically convert into Prime Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telecopy or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make



























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

or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

     D. Compensation For Breakage or Non-Commencement of Interest Periods. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any reasonable loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender or the conversion of such Lender's Notice of Borrowing from a request to make Eurodollar Rate Loans into a request to make Prime Rate Loans pursuant to subsection 2.6B) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/ Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or conversion of any of its Eurodollar Rate Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company to repay its Eurodollar Rate Loans when required by the terms of this Agreement.

     E. Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender; provided however that if any transfer of Eurodollar Rate Loans from the office where such Eurodollar Rate Loans originated shall materially and unreasonably increase the cost to Company of such Eurodollar Rate Loans, such transfer may occur only if required (x) by the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) to comply with any guideline or request from any central bank or other governmental authority of quasi-governmental authority exercising control over banks or financial institutions generally (whether or not such guideline or request shall have the force of law).

     F. Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.8A shall be made as though that Lender had actually funded (i) each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided however that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.8A.




























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

     G. Eurodollar Rate Loans After Default. After the occurrence and during the continuation of a Potential Event of Default or an Event of Default,
(i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7  Letters of Credit
     -----------------

     A. Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company set forth herein, Company may request, in accordance with the provisions of this subsection 2.7A, that on and after the Closing Date, one or more Issuing Lenders issue Standby Letters of Credit and Commercial Letters of Credit for the account of Company denominated in Dollars. Issuances of Letters of Credit shall be subject to the following limitations:

          (i) Company shall not request that any Lender issue any Standby Letter of Credit or Commercial Letter of Credit if, after giving effect to such issuance, the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments, as the amount available under such Revolving Loan Commitments may be limited from time to time pursuant to the second paragraph of subsection 2.1A(iii);

          (ii) Company shall not request that any Lender issue any Standby Letter of Credit having an expiration date later than the earlier of
     (a) the Commitment Termination Date and (b) the date which is one year from the date of issuance of such Standby Letter of Credit; provided that the immediately preceding clause (b) shall not prevent any Issuing Lender from agreeing that a Standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each unless such Issuing Lender elects not to extend for any such additional period;

          (iii) Company shall not request that any Lender issue any Commercial Letter of Credit having an expiration date (a) later than the earlier of
     (X) the date which is 30 days prior to the Commitment Termination Date and
     (Y) the date which is 180 days from the date of issuance of such Commercial Letter of Credit or (b) that is otherwise unacceptable to the applicable Issuing Lender in its reasonable discretion; and

          (iv) Company shall not request that any Issuing Lender issue any Letter of Credit if, after giving effect to such issuance, the sum of
     (x) the Letter of Credit Usage in respect of all Letters of Credit other than Standby Letters of Credit issued in support of Indebtedness to the extent included in clause (y) hereof and (y) the aggregate Indebtedness of Company and its Subsidiaries pursuant to subsection 6.1(vii) would exceed $50,000,000 at any time on or after the Closing Date.































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

     It shall be a condition precedent to the issuance of any Standby Letter of Credit or Commercial Letter of Credit in accordance with the provisions of this subsection 2.7 that each condition set forth in subsections 3.2 and 3.3 shall have been satisfied.

     Immediately upon the issuance of each Standby Letter of Credit or Commercial Letter of Credit, and as of the Closing Date, with respect to each Existing Letter of Credit, each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Lender a participation in such Letter of Credit and drawings thereunder in an amount equal to such Lender's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

     Each Standby Letter of Credit and Commercial Letter of Credit may provide that the Issuing Lender may (but shall not be required to) pay the beneficiary thereof upon the occurrence of an Event of Default and the acceleration of the maturity of the Loans or, if payment is not then due to the beneficiary, provide for the deposit of funds in an account to secure payment to the beneficiary and that any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Issuing Lender for distribution to Lenders (or, if all Obligations shall have been indefeasibly paid in full, to Company) if no payment to the beneficiary has been made and 30 days after the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by an Issuing Lender as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by such Issuing Lender under the related Letter of Credit.

     B. Notice of Issuance. Whenever Company desires the issuance of a Letter of Credit, it shall deliver to Administrative Agent and the Lender which Company has requested to issue such Letter of Credit, a Notice of Issuance of Letter of Credit in the form of Exhibit III hereto no later than 12:00 Noon (New York time) at least three Business Days (in the case of Standby Letters of Credit), or five Business Days (in the case of Commercial Letters of Credit), or in each case such shorter period as may be agreed to by an Issuing Lender in any particular instance, in advance of the proposed date of issuance. The Notice of Issuance of Letter of Credit shall specify (i) the proposed date of issuance (which shall be a business day under the laws of the jurisdiction of the Issuing Lender), (ii) the face amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit, (iv) the name and address of the beneficiary, (v) the Benefitted Subsidiary or Benefitted Subsidiaries, if any, with respect to such Letter of Credit and the amount inuring to the benefit of such Benefitted Subsidiary, (vi) which Lender Company has requested to issue such Letter of Credit and (vii) a summary of the purpose and contemplated terms of such Letter of Credit. As soon as practicable after delivery of such notice, the Issuing Lender for such Letter of Credit shall be determined as provided in subsec-tion 2.7C. Prior to the date of issuance, Company shall specify a precise description of the documents and the proposed text of any certificate to be presented by the beneficiary which, if presented by the beneficiary in substantial compliance with the terms and conditions of the Letter of Credit prior to the expiration date of the Letter of Credit, would require the Issuing Lender to make payment under the Letter of Credit; provided that the Issuing Lender, in its sole reasonable judgment, may require changes in any such documents and certificates; provided further that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same business day (under the
























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

laws of the jurisdiction of the Issuing Lender) that such draft is presented if such presentation is made after 11:00 a.m. in the time zone of the Issuing Lender on such business day. In determining whether to pay under any Letter of Credit, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they substantially comply on their face with the requirements of that Letter of Credit.

     C.   Determination of Issuing Lender.

          (i) Company may request any Lender to issue a Letter of Credit and, upon receipt by a Lender of a notice from Company pursuant to subsection 2.7B requesting the issuance of a Letter of Credit, such Lender shall promptly notify Company and Administrative Agent whether or not, in its sole discretion, it has elected to issue such Letter of Credit. If such Lender elects to issue such Letter of Credit, such Lender shall be the Issuing Lender with respect thereto. If such Lender declines to issue such Letter of Credit, Company may request any other Lender to issue such Letter of Credit by delivering the notice described in subsection 2.7B to such Lender. In the event that all Lenders shall have declined to issue such Letter of Credit, notwithstanding the prior election of Bankers not to issue such Letter of Credit, but subject to the terms and conditions of this Agreement, Bankers shall be obligated to issue such Letter of Credit and Bankers shall be an Issuing Lender with respect to the Letter of Credit issued by it.

          (ii) Each Issuing Lender which elects to issue a Standby Letter of Credit shall promptly after issuance thereof, or any amendment, payment or cancellation thereto, furnish each Lender (and Administrative Agent, if Administrative Agent is not such Issuing Lender) with a copy of such Standby Letter of Credit or of such amendment, payment or cancellation, as the case may be.

     D. Payment of Amounts Drawn Under Letters of Credit. In the event of any drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall promptly notify Company (and Administrative Agent, if Administrative Agent is not such Issuing Lender), and Company shall reimburse such Issuing Lender on the date on which such drawing is honored in an amount in same day funds equal to the amount of such drawing.

     E. Payment by Lenders with Respect to Letters of Credit. In the event that Company shall fail to reimburse an Issuing Lender as provided in subsection 2.7D in an amount equal to the amount of any drawing honored by such Issuing Lender under a Letter of Credit issued by it, such Issuing Lender shall promptly notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein, which participation shall be equal to such Lender's Pro Rata Share of the unreimbursed amount of such drawing. Each Lender shall make available to such Issuing Lender an amount equal to its respective participation in same day funds, at the office of such Issuing Lender specified in such notice, not later than 1:00 P.M. (New York time) on the business day (under the laws of the jurisdiction of such Issuing Lender) after the date notified by such Issuing Lender. In the event that any Lender fails to make available to such Issuing Lender the amount of such Lender's participation in such


























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

Letter of Credit as provided in this subsection 2.7E, such Issuing Lender shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by such Issuing Lender for the correction of errors among banks for three Business Days and thereafter at the Prime Rate. Nothing in this subsection 2.7 shall be deemed to prejudice the right of any Lender to recover from such Issuing Lender any amounts made available by such Lender to such Issuing Lender pursuant to this subsection 2.7E in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Lender in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of such Issuing Lender. Each Issuing Lender shall distribute to each other Lender which has paid all amounts payable by it under this subsection 2.7E with respect to any Letter of Credit issued by such Issuing Lender such other Lender's Pro Rata Share of all payments received by such Issuing Lender from Company in reimbursement of drawings honored by such Issuing Lender under such Letter of Credit, as the case may be, when such payments are received. Notwithstanding anything to the contrary herein, each Lender which has paid all amounts payable by it under this subsection 2.7E shall have a direct right to reimbursement of such amounts from Company, subject to the procedures for reimbursing Lenders set forth in this subsection 2.7.

     F. Compensation. Company agrees to pay, without duplication, the following amounts to each Issuing Lender with respect to each Letter of Credit issued by it:

          (i) with respect to each Letter of Credit, an administrative fee payable to the Issuing Lender equal to the greater of (a) for the period from and after the date of issuance thereof (or, with respect to Existing Letters of Credit, for the period from and after the Closing Date) 1/4 of 1% per annum of the maximum amount available from time to time to be drawn under such Letter of Credit, in each case calculated in arrears on and through the last day of each Fiscal Quarter and on the basis of a 360-day year and the actual number of days elapsed and (b) $500, and payable on the Business Day immediately succeeding such date of calculation in immediately available funds;

          (ii) with respect to each Letter of Credit, a letter of credit fee payable to the Administrative Agent equal to, for the period from and including the date of issuance thereof (or, with respect to Existing Letters of Credit, for the period from and after the Closing Date) including the Closing Date, (a) (x) the per annum Applicable Eurodollar Rate Margin (as defined and calculated in accordance with subsection 2.2A) minus (y) 5/8 of 1% per annum (not to be less than zero), multiplied by
     (b) the maximum amount available from time to time to be drawn under such Letter of Credit, calculated on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears on the first Business Day immediately succeeding the last day of each Fiscal Quarter and upon expiration of such Letter of Credit in immediately available funds;

          (iii) with respect to honored drawings made under any Letter of Credit, interest, payable in immediately available funds on demand, on the amount paid by such Issuing Lender in respect of each such drawing from the date of the drawing to but excluding the



























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

     date such amount is reimbursed by Company at a rate which is 2% per annum in excess of the rate of interest otherwise payable under this Agreement for Prime Rate Loans; and

          (iv) with respect to the issuance, amendment or transfer of each Letter of Credit and each payment made thereunder, documentary and processing charges in accordance with such Issuing Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.

     Promptly upon receipt by such Issuing Lender or Administrative Agent, as the case may be, of any amount described in subdivision (ii) or (iii) of this subsection 2.7F, such Issuing Lender or Administrative Agent, as the case may be, shall distribute to each Lender its Pro Rata Share of such amount.

     G. Obligations Absolute. The obligation of Company to reimburse each Issuing Lender for drawings made under the Letters of Credit issued by it and the obligations by Lenders under subsection 2.7E shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, any of the following circumstances:

          (i)  any lack of validity or enforceability of any Letter of Credit;

          (ii) the existence of any claim, set-off, defense or other right which Company may have at any time against a beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such transferee may be acting), such Issuing Lender, Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Company or any of its Subsidiaries and the beneficiary for which the Letter of Credit was procured);

          (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by such Issuing Lender under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment does not constitute bad faith, gross negligence or willful misconduct of such Issuing Lender;

          (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

          (vi) the fact that an Event of Default or a Potential Event of Default shall have occurred and be continuing.































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

     H. Additional Payments. If by reason of (a) any change in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement in each case that becomes effective after the date hereof or (b) compliance by any Issuing Lender or any Lender with any direction, request or requirement issued after the date hereof (whether or not having the force of law) by any governmental or monetary authority including, without limitation, Regulation D:

          (i) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letters of Credit issued by such Issuing Lender or participations therein purchased by any Lender; or

          (ii) there shall be imposed on such Issuing Lender or any Lender any other condition regarding this subsection 2.7, any Letter of Credit or any participation therein;

and the result of the foregoing is to directly or indirectly increase the cost to such Issuing Lender or any Lender of issuing, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or to reduce the amount receivable in respect thereof by such Issuing Lender or any Lender (other than an increase in cost or reduction in amount receivable as a consequence of any Tax, which shall be governed by the provisions of subsection 2.8), then and in any such case such Issuing Lender or such Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Company, and Company shall pay on demand such amounts as such Issuing Lender or such Lender may specify to be necessary to compensate such Issuing Lender or such Lender for such additional cost or reduced receipt, together with interest on such amount from 10 days after the date of such demand until payment in full thereof at a rate equal at all times to the Prime Rate per annum. The determination by such Issuing Lender or any Lender, as the case may be, of any amount due pursuant to this subsection 2.7H as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

     I. Indemnification; Nature of Issuing Lender's Duties. In addition to amounts payable as elsewhere provided in this subsection 2.7, Company hereby agrees to protect, indemnify, pay and save each Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which such Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit, other than as a result of the bad faith, gross negligence or willful misconduct of such Issuing Lender as determined by a court of competent jurisdiction or
(ii) the failure of such Issuing Lender to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Government Acts").

     As between Company and each Issuing Lender, Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by such Issuing Lender by, the


























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

respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, such Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of such Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of such Issuing Lender's rights or powers hereunder; provided however that such Issuing Lender shall be responsible for any payment such Issuing Lender makes under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit in the event such payment constitutes gross negligence or willful misconduct of such Issuing Lender as determined by a court of competent jurisdiction.

     In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Issuing Lender under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith and without bad faith, gross negligence or willful misconduct, shall not put such Issuing Lender under any resulting liability to Company.

     Notwithstanding anything to the contrary contained in this subsection 2.7, Company shall have no obligation to indemnify any Issuing Lender in respect of any liability incurred by such Issuing Lender arising out of the gross negligence or willful misconduct of such Issuing Lender, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by such Issuing Lender of proper demand for payment made under the Letters of Credit issued by it.

     J. Computation of Interest. Interest payable pursuant to this subsection 2.7 shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues.

     K. Amendments. Company may request that the Issuing Lender that issued a Letter of Credit enter into one or more amendments of such Letter of Credit by delivering to Administrative Agent and Issuing Lender a Notice of Issuance of Letter of Credit specifying (i) the Issuing Lender, (ii) the proposed date of the amendment and (iii) the requested amendment. Any Issuing Lender shall be entitled to enter into amendments with respect to


























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

Letters of Credit; provided however that any such amendment extending the expiry date or increasing the stated amount of any Letter of Credit shall only be permitted if such Issuing Lender would be permitted to issue a new Letter of Credit having such an expiry date or stated amount under this subsection 2.7 on the date of the amendment.

     L. Existing Letters of Credit. Notwithstanding anything to the contrary herein, as of the Closing Date, all of the Existing Letters of Credit shall be deemed to be Letters of Credit issued hereunder and shall be subject to all of the terms and provisions of this Agreement, including all terms and provisions applicable to Letters of Credit under this Agreement. Each Lender agrees that its obligations with respect to Letters of Credit pursuant to subsection 2.7E shall include the Existing Letters of Credit as of the Closing Date. With respect to each Existing Letter of Credit, for the period commencing on the Closing Date to and including the expiration date of any such Existing Letter of Credit, Company shall pay all fees and commissions set forth in subsection 2.7F at the times and in the manner set forth therein.

2.8  Increased Costs; Taxes; Capital Adequacy.
     ----------------------------------------

     A. Compensation for Increased Costs and Taxes. In the event that any Lender shall determine in good faith (which determination shall, absent manifest or demonstrable error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Lender (or its applicable lending office) to any additional Covered Tax with respect to this Agreement or any of the Loans or any of its obligations hereunder, or changes the basis of taxation of payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder (but not changes in Excluded Taxes);

          (ii) imposes, modifies or holds applicable any additional reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, Lender (or its applicable lending office) (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate, as the case may be); or

          (iii) imposes any other condition on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market, other than with respect to Taxes;




























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

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto, then, in any such case, Company shall promptly pay to such Lender, upon demand, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender on an after-tax basis for any such increased cost or reduction in amounts received or receivable hereunder; provided that any increased cost arising as a result of any of the foregoing other than in respect of Taxes shall apply only to Eurodollar Rate Loans. Such Lender shall deliver to Company a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.8A, which statement shall be conclusive and binding upon all parties hereto absent manifest or demonstrable error.

     B.   Withholding of Taxes.

          (i)  Payments to Be Free and Clear.  All sums payable by Company under
               -----------------------------
     this Agreement and the other Loan Documents to or for the benefit of any Lender or Administrative Agent or any Person who acquires any interest in the Loans pursuant to the provisions hereof shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Covered Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (ii) Withholding in respect of Payments.  If Company or any other
               ----------------------------------
     Person is required by law to make any deduction or withholding on account of any Tax from any sum paid or payable by a Loan Party to Administrative Agent or any Lender under any of the Loan Documents:

               (a) Company shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

               (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender;

               (c) in the event such Tax is a Covered Tax, the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date and retains (free from any liability





























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

          in respect of any such deduction, withholding or payment) a net sum equal to what it would have received and so retained had no such deduction, withholding or payment in respect of Covered Taxes been required or made; and

               (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required to pay by clause (b) above, Company shall deliver to Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

     provided that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement in respect of payments to such Lender.

          (iii)     Tax Refund.  If Company determines in good faith that a
                    ----------
     reasonable basis exists for contesting a Covered Tax, the relevant Lender or Tax Transferee or Administrative Agent, as applicable, shall cooperate with Company in challenging such Tax at Company's expense if requested by Company (it being understood and agreed that neither Administrative Agent nor any Lender shall have any obligation to contest, or any responsibility for contesting, any Tax). If any Lender, Tax Transferee or Administrative Agent, as applicable, receives a refund (whether by way of a direct payment or by offset) of any Covered Tax for which a payment has been made pursuant to this subsection 2.8 which, in the reasonable good faith judgment of such Lender, Tax Transferee or Administrative Agent, as the case may be, is allocable to such payment made under subsection 2.8, the amount of such refund (together with any interest received thereon) shall be paid to Company to the extent payment has been made in full pursuant to this subsection 2.8.

          (iv) U.S. Tax Certificates.  Each Lender that is organized under the
               ---------------------
     laws of any jurisdiction other than the United States or any state or other political subdivision thereof shall deliver to Administrative Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date (and as a condition to effectiveness) of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Administrative Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly completed and duly executed by such Lender (including, without limitation, Internal Revenue Service Form 1001 or Form 4224 or any other certificate or statement of exemption required by Treasury Regulations Section 1.1441-4(a) or
     Section 1.1441-6(c) or any successor thereto) to establish whether or not such Lender is subject to deduction or withholding of United States federal income tax under Section 1441 or 1442 of the Internal Revenue Code or otherwise (or under any comparable provisions of any successor statute) or is subject to deduction or withholding at a reduced rate under any applicable treaty or otherwise with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents. Company shall not be required to pay any additional amount to any such Lender under clause (c) of subsection 2.8B(ii) if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Lender shall have satisfied such requirements on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.8B(iv) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.8B(ii) in the event that, as a result of any change in applicable law, such Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.

     C. Capital Adequacy Adjustment. If any Lender shall have determined in good faith that the adoption, effectiveness, phase-in or applicability of any law, rule or regulation (or any provision thereof) regarding capital adequacy after the date hereof, or any change therein or in the interpretation or administration thereof after the date hereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive issued after the date hereof, regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or other obligations hereunder to a level below that which such Lender or such controlling corporation would have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after demand by such Lender (with a copy of such demand to Administrative Agent), Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction as and when incurred. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this subsection 2.8C, will give prompt written notice thereof to Company, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of Company's obligations to pay additional amounts under this subsection 2.8C.

2.9  Lenders' Obligation to Mitigate
     -------------------------------

     Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans under this Agreement becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under subsection 2.6, 2.7H or 2.8, it will, to the extent not inconsistent with such Lender's internal policies, use reasonable efforts



























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

(i) to make, fund or maintain the Commitments of such Lender or the Affected Loans of such Lender through another lending office of such Lender, or (ii) take such other reasonable measures, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 2.6, 2.7H or 2.8 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, funding or maintaining of such Commitments or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other lending office pursuant to this subsection 2.9 unless Company agrees to pay all expenses incurred by such Lender in utilizing such other lending office. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.9 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company shall be conclusive absent manifest or demonstrable error.

2.10 Replacement of a Lender
     -----------------------

     In the event of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Requisite Lenders, Company shall have the right for a 60 day period following such refusal, to replace such Lender (a "Replaced Lender") with one or more Eligible Assignees (collectively, the "Replacement Lender") acceptable to Administrative Agent, provided that (i) at the time of any replacement pursuant to this subsection 2.10 the Replacement Lender and Replaced Lender shall enter into one or more Assignment Agreements pursuant to subsection 9.2B (and with all fees payable pursuant to such subsection 9.2B to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the outstanding Loans and Commitments of, and in each case participations in Letters of Credit and Swing Line Loans by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (B) an amount equal to all unpaid drawings with respect to Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender with respect thereto, (y) the appropriate Issuing Lender an amount equal to such Replaced Lender's Pro Rata Share of any unpaid drawings with respect to Letters of Credit (which at such time remains an unpaid drawing) issued by it to the extent such amount was not theretofore funded by such Replaced Lender, and (z) Swing Line Lender an amount equal to such Replaced Lender's Pro Rata Share of any Refunded Swing Line Loans to the extent such amount was not theretofore funded by such Replaced Lender, and (ii) all obligations (including without limitation all such amounts, if any, owing under subsection 2.6D) of Company owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid), shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment Agreements, recordation of such assignment in the Register by Administrative Agent pursuant to subsection 2.1D, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the


























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

Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by Company, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder except with respect to indemnification provisions under this Agreement which by the terms of this Agreement survive the termination of this Agreement, which indemnification provisions shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, no Issuing Lender may be replaced hereunder at any time while it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Issuing Lender (including the furnishing of a Standby Letter of Credit in form and substance, and issued by an issuer satisfactory to such Issuing Lender or the furnishing of cash collateral in amounts and pursuant to arrangements satisfactory to such Issuing Lender) have been made with respect to such outstanding Letters of Credit.


                                   SECTION 3.

                    CONDITIONS TO EFFECTIVENESS OF AGREEMENT
                       AND TO LOANS AND LETTERS OF CREDIT

     The obligations of each Lender to make Loans and issue Letters of Credit hereunder is subject to the satisfaction of all of the following conditions:

3.1  Conditions to Effectiveness
     ---------------------------

     The effectiveness of this Agreement is subject to prior or concurrent satisfaction of the following conditions:

     A. Company Documents. On or before the Closing Date, Company shall execute and deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel), each, unless otherwise noted, dated the Closing Date:

          (i) certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Delaware and from the applicable Secretary of State of every jurisdiction in which it is qualified to conduct its business, each to be dated a recent date prior to the Closing Date;

          (ii) copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

          (iii) Resolutions of its Board of Directors approving and authorizing (i) the consummation of the Identified Acquisition in accordance with the terms of the Identified Acquisition Agreement and (ii) the execution, delivery and performance of this Agreement and each Collateral Document to which it is a party and all other agreements, documents, instruments and certificates required to be executed by Company in connection with the foregoing, each certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          (iv) signature and incumbency certificates of the officers of Company executing this Agreement and any Collateral Documents to which it is a party;

          (v) executed copies of this Agreement and any Collateral Documents to which it is a party; and

          (vi) such other documents as Administrative Agent may reasonably request.

     B. Company Subsidiary Documents. On or before the Closing Date, each Loan Party (other than Company), shall execute and deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel), each, unless otherwise noted, dated the Closing Date:

          (i) certified copies of its Certificate or Articles of Incorporation or other organizational document, together with good standing certificates from the applicable Secretary of State of its jurisdiction of organization and of every jurisdiction in which it is qualified to conduct its business, each to be dated a recent date prior to the Closing Date;

          (ii) copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

          (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of the Guaranty and each Collateral Document to which it is a party and any other agreements or documents executed in connection herewith to which it is a party, each certified as of the Closing Date by its corporate secretary or an assistant secretary;

          (iv) signature and incumbency certificates of its officers executing the Guaranty and any Collateral Document to which it is a party and other agreements or documents executed in connection herewith;

          (v) executed copies of the Guaranty and any Collateral Documents to which it is a party; and

          (vi) such other documents as Administrative Agent may reasonably request.

     C. Payment of Fees and Expenses. On the Closing Date, Company shall have paid to Administrative Agent, for distribution (as appropriate) to Lenders, Departing Lenders and Administrative Agent (i) the fees payable on the Closing Date referred to in subsection 2.3, (ii) all "breakage" amounts due under subsection 2.6D of the Existing Credit Agreement as a result of the payments to be made to the Departing Lenders pursuant to subsection 2.1G (or




























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

arrangements satisfactory to Administrative Agent shall have been made for the payment of such fees) and (iii) all accrued and unpaid interest, letter of credit fees and other fees and expenses under the Existing Credit Agreement.

     D.   Completion of Proceedings.   All corporate and other proceedings taken
or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be reasonably satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

     E.   Opinions of Counsel for Loan Parties.   Lenders and their respective
counsel shall have received originally executed copies of one or more favorable written opinions of Latham & Watkins, counsel for the Loan Parties, in form and substance reasonably satisfactory to Administrative Agent and its counsel dated as of the Closing Date and setting forth substantially the matters in the opinions designated as Exhibit XIX annexed hereto, and covering such other matters and including such changes as shall be reasonably requested by Administrative Agent for the benefit of Lenders and their counsel.

     F. Opinion of Administrative Agent's Counsel. Lenders shall have received an originally executed copy of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Administrative Agent, dated as of the Closing Date, substantially in the form of Exhibit XXI annexed hereto and as to such other matters as Administrative Agent on behalf of Lenders may reasonably request.

     G. Representations and Warranties of Loan Parties. Concurrently with the making of the Loans, each of the Loan Parties (other than Company) shall have delivered to Administrative Agent an Officers' Certificate from such Loan Party in form and substance satisfactory to Administrative Agent to the effect that the representations and warranties in Section 4 hereof pertaining to such Loan Party are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date and that no Event of Default or Potential Event of Default has occurred and is continuing.

     H. Performance of Agreements. Each of the Loan Parties shall have performed in all material respects all agreements which this Agreement and the other Loan Documents provide shall be performed by such Person on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Requisite Lenders.

     I. Existing Debt, Consents and Other Matters. Company shall have obtained all such consents, waivers, amendments, approvals and other third party instruments similar to the foregoing as may be required under the existing contracts and agreements of Company and its Subsidiaries (after giving effect to the Identified Acquisition), including, without limitation, under the Senior Subordinated Note Indenture, the Existing Indebtedness, the GECC Leveraged Lease and any other Indebtedness or Contractual Obligations, to permit the borrowings under this



























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

Agreement, the consummation of the transactions contemplated by the Loan Documents and the Identified Acquisition and other related transactions, which shall be in form and substance satisfactory to Administrative Agent and Requisite Lenders, and no event of default or event that with the giving of notice or the passage of time could result in an event of default shall have occurred and be continuing under any of the Senior Subordinated Note Indenture, the Existing Indebtedness, the GECC Leveraged Lease or any other Indebtedness or Contractual Obligations, and Administrative Agent shall have received an Officers' Certificate from Company to such effect, except to the extent that on or concurrently with the Closing Date any such Indebtedness owed to such existing lenders shall have been paid in full, and any commitments to lend thereunder shall have been terminated.

     J. Copies of Certain Amendments. Company shall have delivered or caused to be delivered a certificate of its chief financial officer certifying either: that since March 6 1995 there have been no amendments to the Senior Subordinated
Note Indenture, the GECC Leveraged Lease or any Existing Indebtedness or that, to the extent there have been such amendments, that a true and accurate schedule identifying each such amendment is attached to such certificate.

     K. Security Interests. Each Loan Party shall have taken or caused to be taken all such actions as may be necessary (in Administrative Agent's reasonable judgment) to give Collateral Agent a valid and perfected first priority security interest in the Collateral, subject only to Permitted Encumbrances and Liens permitted under subsection 6.2. Such actions shall include, without limitation:

          (i) the delivery to Collateral Agent for filing pursuant to the Security Agreement of properly executed financing statements under the Uniform Commercial Code (or any equivalent or similar legislation) in form and substance satisfactory to Collateral Agent in each jurisdiction as may be necessary (in Collateral Agent's reasonable judgment) to perfect effectively the security interests in the Collateral created by the Security Agreement;

          (ii) the delivery pursuant to the Security Agreement of (a) Intercom-pany Notes (if any) and (b) the stock or similar certificates (which certificates shall be registered in the name of Collateral Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to Collateral Agent) representing the capital stock or other equity to be pledged on the Closing Date pursuant to the Security Agreement;

          (iii) the delivery to Collateral Agent in a form suitable for filing with the United States Trademark and Patent Office, the Trademark Agreement and the Patent Agreement.

          (iv) Collateral Agent and Company shall have agreed upon the form of a letter agreement ("Deposit Letter") or amendment thereto to be sent to the financial institutions maintaining Deposit Accounts of Company or any of its Subsidiaries (in accordance with the provisions of subsection 5.13), which Deposit Letter shall provide,




























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

     among other things, that the applicable financial institutions (i) transfer all amounts in such accounts to the account specified therein at the request of Collateral Agent (provided that Collateral Agent shall not make such a request unless an Event of Default shall have occurred and be continuing) and (ii) acknowledge that Collateral Agent's security interest in such accounts is prior to any bankers' lien, right of set-off or other right or interest of such financial institution in such account;

          (v) the delivery to Collateral Agent of one or more favorable written opinions of counsel to the Loan Parties in the states of Tennessee, Florida, Kentucky and Wisconsin, in each case addressed to the Collateral Agent for the benefit of the Secured Parties and in form and substance satisfactory to Collateral Agent and its counsel dated as of the Closing Date; and

          (vi) evidence reasonably satisfactory to Collateral Agent that all other filings, recordings and other actions Collateral Agent deems necessary or advisable to establish, preserve and perfect the Liens granted to Collateral Agent in the Collateral shall have been made.

     L. Departing Lender Consent. Administrative Agent shall have received, with a copy for each Lender, a copy of the consent made by each Departing Lender, substantially in the form of Exhibit XXII annexed hereto.

     M. Management Stock Agreements. Company shall have delivered to Administrative Agent copies of the Management Stock Agreements certified in an Officer's Certificate as being true, correct and complete as of the Closing Date.

     N. Identified Acquisition Documents. On the Closing Date (i) Lenders shall have received executed or conformed copies of the Identified Acquisition Agreement and any exhibits, schedules and amendments thereto and Administrative Agent, on behalf of Lenders, shall have received all other agreements, documents and legal opinions to be delivered in connection therewith, each of the foregoing being certified by an officer of Company as being true, complete and correct as of the Closing Date, which Identified Acquisition Agreement and other agreements, documents and legal opinions shall, to the extent not delivered to Administrative Agent on or prior to April 30, 1996, be in form and substance satisfactory to Administrative Agent and which amendments to the Identified Acquisition Agreement shall be in form and substance satisfactory to Requisite Lenders, (ii) Lenders shall have received an Officers' Certificate from Company stating that (a) the Identified Acquisition Agreement shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived after the execution thereof except with the prior written consent of Administrative Agent and Requisite Lenders, (b) all agreements and conditions contained in the Identified Acquisition Agreement and any agreements or documents referred to therein required to be performed or complied with by any Loan Party party thereto on or before the date the Identified Acquisition is consummated shall have been so performed or satisfied, (c) Company shall not be in default in the performance of or compliance with any of the terms or provisions thereof and (d) to the best of Company's knowledge, each seller thereunder has performed, satisfied or




























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

complied with all agreements and conditions contained in the Identified Acquisition Agreement and any agreements or documents referred to therein required to be performed or complied with by such seller on or before the date on which the Identified Acquisition is consummated, no such seller is in default in the performance of or compliance with any of the term or provisions of the Identified Acquisition Agreement and each such seller will consummate the Identified Acquisition as provided in the Identified Acquisition Agreement.

     O. Identified Acquisition. Company shall have submitted a Notice of Borrowing to make not less than $148,220,000 of Tranche A Acquisition Term Loans and not less than $200,000,000 of Tranche C Acquisition Term Loans in connection with the consummation of the Identified Acquisition and all conditions to the funding of such Loans on the Closing Date shall have been satisfied, including, but not limited to all requirements required under subsection 5.8 with respect to all Identified Target Subsidiaries.

     P. Other Documents. Each Loan Party shall have delivered to Administrative Agent such other documents as Administrative Agent may reasonably request.

3.2  Conditions to All Letters of Credit
     -----------------------------------

     The obligation of Bankers to issue any Letter of Credit hereunder and the issuance of any Letter of Credit by any other Lender hereunder are in addition to the conditions precedent specified in subsection 3.4, subject to prior or concurrent satisfaction of all of the following conditions:

     A. On or before the date of issuance of a Letter of Credit pursuant to this Agreement, each of the conditions set forth in subsections 3.1 shall have been satisfied as of the Closing Date.

     B. On or before the date of issuance of any Letter of Credit hereunder, Administrative Agent shall have received, in accordance with the provisions of subsection 2.7B, a Notice of Issuance of Letter of Credit relating to the proposed Letter of Credit, all other information specified in subsection 2.7B, and such other documents as the Issuing Lender may reasonably require in connection with the issuance of such Letter of Credit.

3.3  Conditions to All Acquisition Term Loans
     ----------------------------------------

     The obligations of Lenders to make each Acquisition Term Loan hereunder on any Funding Date other than the Closing Date are in addition to the conditions precedent specified in subsection 3.4, subject to prior or concurrent satisfaction of all of the following conditions:

     A. Administrative Agent shall have received (i) an originally executed Compliance Certificate signed by the chief financial officer of Company demonstrating in reasonable detail the calculation of the Leverage Ratio and Company's compliance with the restrictions contained in subsections 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8 and 6.9 and subsection 3.3B(i), in each case on a pro forma basis after giving effect to the related Acquisition and (ii) the information and




























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

Officer's Certificate required to be delivered by Company in connection with such Acquisition pursuant to subsection 5.1(xviii), including, but not limited to, the applicable Acquisition Compliance Certificate and Cost Adjustment Certificate (if any).

     B.   As of that Funding Date:

          (i) the Leverage Ratio for the four most recently completed Fiscal Quarters shall be equal to or less than 4.50:1.00 (it being understood and agreed that Company shall not be required to comply with the Leverage Ratio requirement of this clause (i) as a condition to the making of Acquisition Term Loans hereunder in connection with the Identified Acquisition);

          (ii) the representations and warranties contained herein shall be true and correct in all material respects on and as of that Funding Date after giving effect to consummation of the related Acquisition to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; and

          (iii) no event shall have occurred and be continuing or would result from the consummation of the related Acquisition which would constitute an Event of Default or Potential Event of Default.

3.4  Conditions to All Loans and Letters of Credit
     ---------------------------------------------

     The obligations of Lenders to make each Loan and the obligation of an Issuing Lender to issue a Letter of Credit on each Funding Date are subject to the following further conditions precedent:

     A. Administrative Agent shall have received, in accordance with the provisions of subsection 2.1B or 2.7B, as the case may be, an originally executed Notice of Borrowing or Notice of Issuance of Letter of Credit, as the case may be, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or any executive officer of Company designated by any of the above-described officers on behalf of Company in writing delivered to Administrative Agent.

     B.   As of that Funding Date:

          (i) the representations and warranties contained herein shall be true and correct in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

































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

          (ii) no event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing or the issuance of such Letter of Credit which would constitute an Event of Default or a Potential Event of Default;

          (iii) each of the Loan Parties shall have performed in all material respects all agreements and satisfied all conditions which this Agreement and the other Loan Documents provide shall be performed by it on or before such Funding Date;

          (iv) no order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making that Loan or Issuing Lender from issuing that Letter of Credit; and

          (v) there shall not be pending or, to the knowledge of Company threatened, any action, suit, proceeding or arbitration or, to the knowledge of Company, any governmental investigation pending or threatened, against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries, which has not been disclosed by Company pursuant to subsection 4.6 or 5.1(viii) prior to the making of the last preceding Loans (or, in the case of the initial Loans made hereunder, prior to the execution of this Agreement) or the issuing of the most recent Letter of Credit (or, in the case of the initial Letter of Credit, prior to the execution of this Agreement) and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, which, in either event, in the opinion of Requisite Lenders, could reasonably be expected to have a Material Adverse Effect. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, this Agreement or the making of the Loans or the issuing of a Letter of Credit hereunder (or, with respect to any Acquisition Term Loan, the consummation of the related Acquisition).


                                   SECTION 4.

                         REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Agreement and to maintain and make the Loans, to induce Issuing Lenders to issue Letters of Credit and to induce Lenders to purchase participations in Letters of Credit, Company represents and warrants to each Lender that the following statements are true:

4.1  Organization, Powers, Good Standing and Subsidiaries
     ----------------------------------------------------

     A. Organization and Powers. Each Loan Party is a corporation or other Person duly organized, validly existing and in good standing under the laws of its jurisdiction of organization





























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

(which jurisdiction is set forth on Schedule 4.1 annexed hereto, as Schedule 4.1 may be modified by Company to reflect the creation or acquisition of any New Subsidiary formed or acquired in accordance with subsection 5.8 or the deletion of any Subsidiary no longer existing; all references herein to Schedule 4.1 shall be deemed to be references to Schedule 4.1 as it may be so modified, amended or supplemented from time to time), has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document to which it is, respectively, a party, to carry out the transactions contemplated hereby and thereby and, in the case of Company, to issue the Notes and, in the case of each Loan Party issuing an Intercompany Note, to issue the Intercompany Notes issued by such Loan Party.

     B. Good Standing. Each Loan Party is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has and will have no Material Adverse Effect. The jurisdictions in which each Loan Party owns property or otherwise conducts business as of the Closing Date are set forth on Schedule 4.1 annexed hereto.

     C.   Subsidiaries.  Company has no Subsidiaries other than as identified in
Schedule 4.1 annexed hereto. The capital stock of Company and each of its Subsidiaries is duly authorized, validly issued and fully paid and nonassessable. The capital stock or other equity interests of each Person (other than Company) identified on Schedule 4.1 is not Margin Stock. Company and each of its Subsidiaries is validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has full power and authority to own its assets and properties and to operate its business as presently owned and operated except where failure to be in good standing or lack of power has not had and will not have a Material Adverse Effect. Schedule 4.1 hereto correctly sets forth the ownership interest of each Subsidiary of Company.

     D. Inactive Subsidiaries. Except as set forth on Schedule 4.1 annexed hereto, no Inactive Subsidiary has any property or other assets of any kind (except for its corporate name) and no Inactive Subsidiary is conducting any business.

     E. Acquisitions. Company and each Subsidiary making any Acquisition shall have the corporate, partnership or other power to consummate such Acquisition upon the consummation thereof, on the terms set forth in any applicable purchase agreement, agreement of merger or other operative agreement. Upon the consummation of any Acquisition, such Acquisition shall have been duly authorized by all necessary action of Company and any of its Subsidiaries participating therein.

4.2  Authorization of Borrowing, etc.
     --------------------------------

     A. Authorization of Borrowing. The execution, delivery and performance of the Loan Documents to which it is a party and the issuance, delivery and payment of the Notes and the Intercompany Notes have been duly authorized by all necessary corporate, partnership or other action by each Loan Party, as the case may be.



























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

     B. No Conflict. Except as disclosed on Schedule 4.2B annexed hereto, the execution, delivery and performance by each Loan Party of each Loan Document to which it is a party and the consummation of the transactions contemplated hereby and thereby, the consummation of any Acquisition (including the Identified Acquisition) and the issuance, delivery and payment of the Notes and the Intercompany Notes or any Subordinated Indebtedness do not and will not (i) violate any provision of law applicable to Company or any of its Subsidiaries, the Certificate of Incorporation or Bylaws or partnership agreement or other organizational document of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than Liens permitted under subsection 6.2(ii) and 6.2(v)), or (iv) require any approval of stockholders or other holders of equity interests or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries other than approvals or consents which will be or have been obtained on or before the Closing Date (or, in the case of an Acquisition or any Subordinated Indebtedness, on or before the date such Acquisition is consummated or such Subordinated Indebtedness is issued, as the case may be, except that all such approvals or consents with respect to the Identified Acquisition shall have been obtained on or before the Closing Date) and disclosed in writing to Lenders. As of the Closing Date, neither Company nor any of its Subsidiaries is obligated or liable under any Contingent Obligation prohibited under subsection 6.4.

     C. Governmental Consents. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and application of the proceeds of the Loans, the issuance, delivery and payment of the Notes, the issuance, delivery and payment of the Senior Subordinated Notes pursuant to the Senior Subordinated Note Indenture and the consummation of any Acquisition (including the Identified Acquisition) do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except for the filings to perfect the security interests granted pursuant to Loan Documents and except with respect to any Acquisition (including the Identified Acquisition), such consents, filings, approvals and authorizations as shall have been made or obtained prior to the consummation of such Acquisition or for which arrangements shall have been made for the subsequent issuance thereof within four weeks of the closing of such Acquisition (or, if an additional period is necessary such additional period as is satisfactory to the Administrative Agent; provided that with respect to the Identified Acquisition, all such consents, filings, approvals and authorizations shall have been made or obtained prior to the Closing Date). As of the Closing Date, all consents or approvals from or notices to or filings with any federal, state, or other (domestic or foreign) regulatory authorities required to be obtained on or before such date in connection with the documents or transactions described or referred to in the preceding sentence will have been accomplished in all material respects in compliance in all material respects with all applicable laws and regulations. None of the issuance of the Senior Subordinated Notes (or any other Subordinated Indebtedness) or the consummation of the transactions contemplated thereby violates any applicable law or regulation in any material respect.


























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

     D. Binding Obligation. This Agreement is, and the other Loan Documents when executed and delivered hereunder will be, the legally valid and binding obligations of the applicable Loan Parties, enforceable against the applicable Loan Parties in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

     E. Valid Issuance of Subordinated Indebtedness. Company and each other applicable Loan Party (if any) has the corporate power and authority to issue its Subordinated Indebtedness. Such Subordinated Indebtedness is the legally valid and binding obligation of such Loan Party enforceable in accordance with its terms (including, without limitation, those terms pertaining to subordination) except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles. The subordination provisions of such Subordinated Indebtedness are enforceable against the holders thereof except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles. Such Subordinated Indebtedness has either (i) been registered or qualified under applicable federal or state securities laws, or
(ii) is exempt therefrom.

     F. Obligations Constitute Senior Indebtedness. With respect to Subordinated Indebtedness that is authorized and issued by Company or any other Loan Party, all outstanding monetary Obligations including, without limitation, all of such Loan Party's monetary obligations with respect to the repayment of Loans, its obligations under the Guaranty and its pledge of Collateral under the Security Agreement and the other Collateral Documents as security for the repayment of all monetary Obligations, will not violate, or constitute (with due notice or lapse of time or both) a default under, any indenture or note pursuant to which such Subordinated Indebtedness has been issued, and all indebtedness with respect to such Loans and all other monetary obligations hereunder will be within the definition of "Senior Indebtedness" or equivalent definition contained in such indentures or notes.

     G. Deposit Accounts. Each Deposit Account of Company and its Subsidiaries as of the Closing Date is listed on Schedule 4.2G annexed hereto.

4.3  Financial Condition
     -------------------

     Company has heretofore delivered to Lenders the following financial statements: the audited combined balance sheets of Company and its Subsidiaries as at the end of the 1995 Fiscal Year and the related combined statements of income, stockholders' equity and changes in cash flow of Company and its Subsidiaries for such fiscal year. All financial statements set forth or referred to in the materials specified in the first sentence of this subsection 4.3A were prepared in accordance with GAAP and fairly present the financial position of Company and of its Subsidiaries, as the case may be, as at the date thereof and the results of operations and changes in cash flow of Company and its Subsidiaries for the period then ended. Neither Company nor any of its Subsidiaries has any material Contingent Obligation, contingent liability or liability for



























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

taxes, long-term lease or unusual forward or long-term commitment, which is not reflected in the foregoing statements, in the notes thereto or the most recent financial statements delivered pursuant to subsection 5.1 (if any).

4.4  No Material Adverse Change; No Stock Payments
     ---------------------------------------------

     Since the last day of its 1995 Fiscal Year, there has been no change in the business, operations, properties, assets or condition or prospects (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or other event that has caused or evidences, in any case or in the aggregate, a Material Adverse Effect. Since the last day of its 1995 Fiscal Year, neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made or set apart any sum or property for any Restricted Junior Payment or agreed to do so except as permitted by subsection 6.5. Except as permitted pursuant to subsection 6.5 hereof or, with respect to time periods prior to the Closing Date, subsection 6.5 of the Existing Credit Agreement, no Restricted Junior Payments have been made since the last day of its 1995 Fiscal Year.

4.5  Title to Properties; Liens
     --------------------------

     Each Loan Party and each Subsidiary thereof has good, sufficient and legal title to the Collateral and all the properties and assets reflected in the most recent consolidated balance sheets referred to in subsection 4.3 or in the most recent financial statements delivered pursuant to subsection 5.1 of this Agreement, except for assets acquired or disposed of in the ordinary course of business since the date of such consolidated balance sheet or assets disposed of in accordance with subsection 6.7. Except as permitted hereunder, all such properties and assets are free and clear of Liens.

4.6  Litigation; Adverse Facts
     -------------------------

     There is no action, suit, proceeding or arbitration (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator or panel of arbitrators, or, to the knowledge of Company, pending or threatened against or affecting any Loan Party or any of their respective Subsidiaries or any property of any Loan Party or any of their respective Subsidiaries which could reasonably be expected to result in any Material Adverse Effect, and there is no basis known to Company for any such action, suit or proceeding. Neither Company nor any of its Subsidiaries is (i) in violation of any applicable law which has caused or may cause a Material Adverse Effect or
(ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could reasonably be expected to have a Material Adverse Effect. To the knowledge of Company, there is no action, suit, proceeding or investigation pending or threatened against or affecting Company or any of its Subsidiaries which would be expected to affect the validity or the enforceability of this Agreement, the Notes or the other Loan Documents or any purchase





























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

agreements, agreement of merger or other operative agreement entered into in connection with an Acquisition.

4.7  Payment of Taxes
     ----------------

     Except to the extent permitted by subsection 5.3, all material tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed (except with respect to a Target acquired on or after the date hereof pursuant to an Acquisition provided that such Target is in compliance with subsection 5.3 as of the date of such Acquisition), and all material taxes, assessments and other governmental fees and charges upon Company and its Subsidiaries and upon their respective properties, assets, income and franchises which are due and payable have been paid when due and payable or an adequate reserve therefor has been made in accordance with GAAP. Company does not have written notice, and no executive officer of Company has actual knowledge, of any proposed tax assessment against any Loan Party or any of their respective Subsidiaries that would have a Material Adverse Effect. Neither Company nor any of its Subsidiaries has executed or filed with the Internal Revenue Service or any other governmental authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any taxes, assessments, fees or other governmental charges. Except as set forth on Schedule 4.7 annexed hereto, as such Schedule 4.7 may be modified by Company to include any tax sharing agreements or agreements regarding payments in lieu of taxes relating, in either case, to a Target acquired in an Acquisition permitted under subsection 6.7(v) hereof, neither Company nor any of its Subsidiaries has any obligation under any written tax sharing agreement or agreement regarding payments in lieu of taxes.

4.8  Performance
     -----------

     A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of Company or any of its Subsidiaries, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

     B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreement or instrument or any charter or other internal restriction which has had, or is reasonably expected to result in, individually or in the aggregate, a Material Adverse Effect.

4.9  Governmental Regulation
     -----------------------

     Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any federal or state statute or regulation limiting its ability to incur Indebtedness for money borrowed.

4.10 Securities Activities
     ---------------------

     Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

4.11 Employee Benefit Plans
     ----------------------

     Except as set forth on Schedule 4.11 annexed hereto:

     A. Each Loan Party and each of its ERISA Affiliates is in compliance in all material respects with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans.

     B. There has been no ERISA Event in respect of which there is any outstanding liability of a Loan Party or any of its ERISA Affiliates, except to the extent that any such event could not reasonably be expected to result in liability in excess of $5,000,000.

     C. Except to the extent required under Section 4980B of the Internal Revenue Code, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of a Loan Party, except to the extent that the annual cost of providing such health and welfare benefits does not exceed $5,000,000.

     D. As of the most recent valuation date for any Pension Plan, the excess of (i) the actuarial present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Pension Plan) of the benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over (ii) the fair market value of the assets of such Pension Plan, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which there is no such excess), does not exceed the greater of (x) 20% of the value set forth in clause (i) above and (y) $5,000,000.

4.12 Disclosure
     ----------

     No representation or warranty of any Loan Party contained in this Agreement, or any other document, certificate or written statement furnished to Lenders by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement (including any Acquisition) contains any untrue statement of a material fact or omits to state a material fact (known to executive officers of Company or any of its Subsidiaries in the case of any document not prepared by it) necessary in order to make the statements contained herein or therein not misleading. The historical financial information relating to Company and its Subsidiaries contained in the financial materials distributed to Administrative Agent and Lenders fairly presents the consolidated financial position and the results of operations of Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flow of Company and its Subsidiaries for each of the periods covered thereby subject, in the case of unaudited financial statements, to changes resulting from normal year end adjustments and based on their normal accounting procedures applied on a consistent basis. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by such projections may differ from projected results. There is no fact known to any Loan Party or any of their respective Subsidiaries (other than matters of a general economic nature) which could have a Material Adverse Effect which has not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

4.13 Environmental Protection
     ------------------------

     Except to the extent that such matter, operation, event, occurrence, condition, activity or non-compliance could not reasonably be expected, together with any other matter, operation, event, occurrence, condition, activity or noncompliance, to have a Material Adverse Effect:

          (i) The past and current operations of each Loan Party and its Subsidiaries (and, the Target of any Acquisition) (including, without limitation, all operations and conditions at or in the Facilities currently owned and/or operated by any Loan Party or any of its Subsidiaries) and, to the best knowledge of the Loan Parties, the past operations of any predecessor in interest, have been and continue to be conducted in compliance in all material respects with all Environmental Laws, except for such items of non-compliance which have been cured and for which there is no material future liability.

          (ii) Each Loan Party and each of its Subsidiaries (and the Target of any Acquisition) have obtained all material permits under Environmental Laws necessary to their respective operations, and all such permits are in good standing, and each Loan Party and each of its Subsidiaries are in compliance with all material terms and conditions of such permits.

          (iii) No Loan Party and none of its Subsidiaries (nor the Target of any Acquisition) has received (A) any written notice or claim alleging that it is or may be liable to any Person as a result of the Release or threatened Release of any Hazardous Materials or (B) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sec. 9604) or comparable state laws, and to the best knowledge of the Loan Parties, none of the operations of any Loan Party or any of their respective Subsidiaries (or the Target of any Acquisition) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Material at any Facility or at any other location.

          (iv) None of the operations of any Loan Party or any of its Subsidiaries (or, to the best knowledge of Company at the time of any Acquisition, the Target of any Acquisition) is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect.

          (v) Each Loan Party and each of its Subsidiaries (and the Target of any Acquisition) and all of their Facilities or operations are not subject to any outstanding written order or written agreement with any governmental authority or private party respecting (A) any Environmental Laws or (B) any Environmental Claims.

          (vi) No Loan Party and none of its Subsidiaries (nor the Target of any Acquisition) has any contractual undertaking which would create a liability in connection with any Release of any Hazardous Materials by Company or any of its Subsidiaries.

          (vii) No Loan Party and none of its Subsidiaries or, to the knowledge of the Loan Parties, any predecessor of any Loan Party or any of its Subsidiaries (including the Target of any Acquisition), has filed any notice under any Environmental Law indicating past or present treatment or disposal of Hazardous Materials at any Facility, and none of any Loan Party's or any of its Subsidiary's operations (or the operations of the Target of any Acquisition) involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent in either case (A) in violation of any Environmental Laws, in any material respect or (B) other than in the ordinary course of such Loan Party's or such Subsidiary's (or such Target's) business.

          (viii) To the best knowledge of the Loan Parties, no Hazardous Material exists on, under or about any Facility in a manner that could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect, and no Loan Party and none of its Subsidiaries has filed any notice or report required by any governmental authority of a Release of any Hazardous Materials that could reasonably be expected to give rise to an Environmental Claim which could reasonably be expected to have a Material Adverse Effect.

          (ix) No Loan Party and none of its Subsidiaries (or, to the knowledge of any of the Loan Parties, any of their predecessors or the Target of any Acquisition) has disposed of any Hazardous Materials in a manner that may give rise to an Environmental Claim which could reasonably be expected to have a Material Adverse Effect.

          (x) No underground storage tanks or surface impoundments are on or at the Facilities currently owned and/or operated by any Loan Party or any of its Subsidiaries or, to the best of the knowledge of the Loan Parties, were on or at any Facilities previously owned and/or operated by any of them during or prior to the period of such ownership or operation, except in compliance with Environmental Laws in all material respects.
































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

          (xi) No Lien in favor of any Person for (A) any liability under Environmental Laws, or (B) damages arising from or costs incurred by such Person in response to a Release has been filed or has been attached to the Facilities.

          (xii) To the best knowledge of the Loan Parties (i) there are no wastes, drums or containers discharged, disposed of, accumulated or buried on, in or under the ground or ground waters or any surface waters located on any premises owned or operated by any Loan Party or any of its Subsidiaries in violation of any Environmental Laws; and (ii) no Loan Party and none of its Subsidiaries and no third parties have discharged, disposed of, accumulated or buried any wastes, drums or containers on, in or under the ground or any ground waters or surface waters located on such premises in violation of any Environmental Laws.

          (xiii) There are no polychlorinated biphenyls, and, to the best knowledge of the Loan Parties, asbestos or urea formaldehyde in or on premises owned or operated by any Loan Party or any of its Subsidiaries in a manner that could reasonably be expected to give rise to an Environmental Claim.

Notwithstanding anything in this subsection 4.13 to the contrary, all references in this subsection 4.13 to Subsidiaries shall also refer to Unrestricted Subsidiaries and no event or condition has occurred with respect to any Loan Party or any of its Subsidiaries (or any of their predecessors or the Target of any Acquisition) relating to any Environmental Laws or any Release of Hazardous Materials at any Facility or any other location which, individually or in the aggregate, has had a Material Adverse Effect.

4.14 Solvency
     --------

     Company and its Subsidiaries, taken as a whole, are (i) Solvent, (ii) have capital that is not unreasonably small in relation to their respective businesses or any contemplated or undertaken transaction and (iii) do not intend to incur, or believe that they will incur, debts beyond their ability to pay such debts as they mature.

4.15 Patents, Trademarks, etc.
     -------------------------

     Each Loan Party and its Subsidiaries own, or are licensed to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted that are material to the condition (financial or other), business, or operations of the Loan Parties and their Subsidiaries taken as a whole ("Intellectual Property"). Schedule 4.15 annexed hereto, as such Schedule 4.15 may be modified by Company to include any patent, trademark, copyright registration and application therefor relating to an Acquisition permitted under subsection 6.7(v) hereof or otherwise acquired or held by any such Person, lists all patents, trademark and copyright registration and applications therefor of each Loan Party and its Subsidiaries (including, each Target in respect of the Identified Acquisition). No claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such



























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Intellectual Property and neither Company knows of any valid basis for any such claim which, in either case, could reasonably be expected to result in a Material Adverse Effect. The use of such Intellectual Property by each Loan Party and its Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of any Loan Party or any of its Subsidiaries that could reasonably be expected to result in a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement will not in any material manner or to any material extent impair the ownership of (or the license to use, as the case may be) any of such Intellectual Property by any Loan Party or any of its Subsidiaries. The rights of each Loan Party and its Subsidiaries to sell, franchise or license under such brand names then being used may be transferred in connection with any sale of assets or stock of the related business by any Loan Party or any of its Subsidiaries.

4.16 Labor Matters
     -------------

     There are no strikes or other labor disputes against any Loan Party or any of its Subsidiaries, including any Target, pending or, to the best knowledge of the Loan Parties, threatened that could reasonably be expected to have a Material Adverse Effect. Hours worked by and payments made by any Loan Party or any of its Subsidiaries (or, to the best knowledge of Company at the time of any Acquisition, the Target of such Acquisition) to their respective employees are not in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters.

4.17 Employment and Labor Agreements
     -------------------------------

     Except as disclosed on Schedule 4.17 (as Schedule 4.17 may be modified by Company in connection with an Acquisition, it being understood that all such disclosures with respect to the Identified Acquisitions shall be set forth on
Schedule 4.17), there are no employment agreements covering management employees of any Loan Party or any of its Subsidiaries and there are no collective labor agreements covering any employees of any Loan Party or any of its Subsidiaries. Each Loan Party and each of its Subsidiaries is in compliance with the terms and conditions of all such collective bargaining agreements except where failure to so comply could not reasonably be expected to have a Material Adverse Effect.


                                   SECTION 5.

                              AFFIRMATIVE COVENANTS

     Company covenants and agrees that, so long as any of the Commitments shall be in effect and until payment in full of all of the Loans and other Obligations, the cancellation or expiration of all Letters of Credit and the reimbursement of all amounts drawn thereunder, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform all covenants in this Section 5.































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5.1  Financial Statements and Other Reports
     --------------------------------------

     Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company will deliver to Lenders:

          (i) as soon as practicable and in any event within 45 days after the end of the first through third Fiscal Quarter during each Fiscal Year commencing with the first Fiscal Quarter ending in 1996, (a) a consolidated balance sheet of Company and its Subsidiaries as at the end of such period and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Quarter, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and statement of cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustment and (b) a narrative description of the financial performance of Company and its Subsidiaries for the applicable period as compared with the corresponding period of the prior Fiscal Year (it being understood and agreed that any analysis prepared by the management of Company contained in a Form 10-Q and delivered to Lenders shall satisfy the requirement for such narrative required under this subsection 5.1(i)(b));

          (ii) as soon as practicable and in any event within 90 days after the end of each Fiscal Year commencing with Fiscal Year 1996, (a) a consolidated balance sheet of Company and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for such Fiscal Year, setting forth in each case, in comparative form the consolidated figures for the previous Fiscal Year, all in reasonable detail and (b) in the case of such consolidated financial statements, accompanied by a report thereon of Deloitte & Touche or other independent certified public accountants of recognized national standing selected by Company and satisfactory to Requisite Lenders which report shall be unqualified and shall state that such consolidated financial statements present fairly the financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and statement of cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (b) in the case of all such financial statements, certified by the chief financial officer of Company;

          (iii) (a) together with each delivery of financial statements pursuant to subdivisions (i) and (ii) above, (x) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of



























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

     Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of the Officers' Certificate, of any condition or event which constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company or any of its Subsidiaries has taken, is taking or proposes to take with respect thereto; and (y) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of such accounting periods with the restrictions contained in subsections 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8 and 6.9 and, if not specified in the financial statements delivered pursuant to subdivisions (i) or (ii) above, as the case may be, specifying the aggregate amount of interest paid or accrued by Company and its Subsidiaries and the aggregate amount of depreciation and amortization charged on the books of Company and its Subsidiaries during such accounting period; and (b) together with each delivery of financial statements pursuant to subdivision (i) and (ii) above, a Cost Adjustment Certificate in respect of each Acquisition consummated during the preceding five Fiscal Quarter period and for which Company delivered an Initial Cost Adjustment Certificate;

          (iv) together with each delivery of consolidated financial statements pursuant to subdivision (ii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event which constitutes an Event of Default or Potential Event of Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention which causes them to believe that either or both the information contained in the certificates delivered therewith pursuant to subdivision (iii) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (a)(y) of such subdivision (iii) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement; provided that any statement required to be made under this subdivision (iv) may be omitted or modified to the extent that the making of such statement would expressly violate GAAP;

          (v) promptly upon receipt thereof, copies of all reports submitted to Company or any of its Subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company or such Subsidiaries made by such accountants (excluding the comment letter submitted by such accountants to management in connection with their annual audit);

          (vi) promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders or by any Subsidiary of Company to its
























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

     security holders other than Company or another Subsidiary of Company, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions, and of all press releases and other statements made available generally by Company or any of its Subsidiaries to the public concerning material developments in the business of Company and its Subsidiaries ;

          (vii) within two Business Days, in the case of clauses (a) and (b) below, and within five Business Days, in the case of clauses (c) and (d) below, upon any executive officer of any Loan Party obtaining knowledge (a) of any condition or event which constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender or Administrative Agent has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (b) that any Person has given any notice to Company or any Subsidiary of Company or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2,
     (c) of any condition or event which would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4 and 5 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, or (d) of any development or other information which could reasonably be expected to have a Material Adverse Effect, notice of any such condition, event or development (which notice may be telephonic), such notice to be promptly followed by an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action Company or any of its Subsidiaries has taken, is taking or proposes to take with respect thereto;

          (viii) within five Business Days after any executive officer of any Loan Party obtaining knowledge of (a) the institution of, or threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries not previously disclosed by Company to Lenders, or (b) any material development in any such action, suit, proceeding, governmental investigation or arbitration, which, in either case, if adversely determined, might result in a Material Adverse Effect, Company shall, or shall cause such Loan Party to, promptly give notice thereof to Lenders and provide such other information as may be reasonably available to it to enable Lenders and their counsel to evaluate such matters.

          (ix) within ten Business Days after Company or any executive officer of Company or any other Loan Party knows or has reason to know of the occurrence of any ERISA Event (other than an event described in clause
     (vii) of the definition of ERISA Event which could not reasonably be expected to result in liability, and in the case of any






























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

     event described in clause (viii) or (ix) of the definition of ERISA Event, liability in excess of $500,000), a written notice specifying the nature thereof, what action Company or any of its Subsidiaries has taken, is taking or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (x) with reasonable promptness copies of (a) all notices received by Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to
     Section 4202 of ERISA; and (b) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

          (xi) as soon as available and in any event within 60 days after the end of each Fiscal Year (A) projected annual balance sheets, income statements and cash flow statements for Company and its Subsidiaries prepared on a consolidated basis for Company for the succeeding Fiscal Year and (B) projected income statements and cash flow statements for Company for the succeeding Fiscal Year on a quarterly basis, all signed by the chief financial officer of Company together with appropriate supporting details as requested by Administrative Agent;

          (xii) promptly after the end of each Fiscal Quarter, a report listing the Letters of Credit outstanding on the last day of such Fiscal Quarter, which report shall include, with respect to each Letter of Credit, the stated amount, expiry date and Issuing Lender;

          (xiii) (a) promptly upon entering into any Indebtedness, guaranty of Indebtedness of any Person, receivables financing, leveraged lease or similar financing (other than Miscellaneous Operating Leases), copies of the documents and agreements entered into in connection therewith and
     (b) promptly upon entering into any amendment, modification, supplement or waiver to any Indebtedness, leveraged lease or similar financing (other than Miscellaneous Operating Leases) or any document or agreement entered into in connection therewith, that imposes additional obligations upon Company or any of its Subsidiaries or confers additional rights upon the holders of such Indebtedness or other financing, in either case that could be adverse in any material respect to Company or any of its Subsidiaries or any Lender, including, without limitation, any amendment, modification or supplement that imposes any obligation that is more restrictive than the provisions of this Agreement and the other Loan Documents or imposes any financial or operational requirements or restrictions or reduces any commitment or obligation of the Person providing such financing, a copy of such amendment, modification, supplement or waiver along with an Officers' Certificate describing such amendment, modification, supplement or waiver and the reasons therefor;

          (xiv) promptly, in the event Company or any of its Subsidiaries enters into an Interest Rate Agreement, written notice of the amount, maturity and rate thereof and the financial institution party thereto and promptly, in the event Company or any of its




























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

     Subsidiaries opens a new Deposit Account, written notice thereof and of the purpose for which such Deposit Account is to be utilized;

          (xv) promptly upon the combination or merger of Company or any of its Subsidiaries into Company, all agreements and documentation pursuant to which such combination or merger is consummated;

          (xvi) promptly upon the formation or acquisition of a Subsidiary which Company desires to designate as an Unrestricted Subsidiary, an Officers' Certificate of Company notifying Administrative Agent of such Unrestricted Subsidiary and describing the type and amount of the initial Investment to be made by Company or any of its Subsidiaries in such Unrestricted Subsidiary and the anticipated business activities of such Unrestricted Subsidiary and promptly upon the making of any subsequent Investment by Company or any of its Subsidiaries in such Unrestricted Subsidiary, an Officers' Certificate of Company describing the type and amount of such subsequent Investment;

          (xvii) on April 15th and the last Business Day of each Fiscal Year, an Officers' Certificate of the chief financial officer of Company detailing the amount and derivation of both Unused Proceeds of Sales of Printing Equipment and Committed Printing Equipment Proceeds derived from the Proceeds of Sales of Printing Equipment sold during the immediately preceding Fiscal Year; and

          (xviii)    as soon as practicable but in no event less than five
     Business Days prior to the date on which any Acquisition is consummated,
     (a) financial statements of the Target and its Subsidiaries, if any, on a consolidated basis, for the most recently completed fiscal year of the Target, (b) copies of all other consolidated balance sheets and consolidating balance sheets (to the extent consolidating balance sheets are available) and related statements of operations and statements of cash flows of the Target and its Subsidiaries, if any, acquired in such Acquisition, that are to be delivered to Company or any of its Subsidiaries in connection with such Acquisition, (c) to the extent then available, copies of all purchase agreements, agreements of merger, letters of intent or other operative agreements entered into by Company or any of its Subsidiaries in connection with such Acquisition (it being understood and agreed that, to the extent such agreements or letters of intent have not been entered into at such time, copies of such agreements and letters of intent shall be delivered reasonably promptly after the execution thereof),
     (d) an Acquisition Compliance Certificate of Company completed in respect of such Acquisition, (e) in the case of any Acquisition, at Company's option, a Cost Adjustment Certificate completed in respect of such Acquisition, (f) to the extent applicable, supplements to Schedules 4.1, 4.7, 4.15 and 4.17 to this Agreement, which supplements shall, from and after the relevant date of acquisition be deemed to form a part of the applicable Schedules to this Agreement and (g) any other information relating to such Acquisition reasonably requested by Administrative Agent or any Lender except to the extent that such information includes matter as to which a legal privilege is asserted in good faith by any Loan Party; provided however that, notwithstanding anything contained in this subsec-tion 5.1(xviii) to the contrary, Administrative Agent and each



























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

     Lender shall hold all non-public information that has been identified as such by Company obtained pursuant to the requirements of this subsection 5.1(xviii) in accordance with its customary procedures for handling confidential information of this nature and, in any event, may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer of any of the Commitments or Loans or participation therein or Letters of Credit, provided still further that such assignee, transferee or participant agrees to be bound by this paragraph, or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided still further that, unless specifically prohibited by applicable law or court order, any Lender that receives a request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information shall notify Company of such request as soon as reasonably practicable prior to disclosure of such information to enable Company and its Subsidiaries to seek a protective order or other appropriate confidential treatment; provided still further that in no event shall Administrative Agent or any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

          (xix) with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries, including any Unrestricted Subsidiary, as from time to time may be reasonably requested by any Lender.

5.2  Corporate Existence, etc.
     -------------------------

     Company will at all times preserve and keep in full force and effect the existence of Company and the corporate, partnership or other existence of each of its Subsidiaries and the rights and franchises material to the business of Company and each of its Subsidiaries; provided however that the existence of any such Subsidiary (other than any Unrestricted Subsidiary owned in whole or part by Company or any of its Subsidiaries) may be terminated if such termination is in the best interest of Company and is not materially disadvantageous to any Lender; provided further that, so long as no Potential Event of Default or Event of Default has occurred and is continuing or would be caused thereby, the existence of any Unrestricted Subsidiary may be terminated; provided still further that, if any such Unrestricted Subsidiary is merged with a Subsidiary of Company, such Subsidiary of Company that is not an Unrestricted Subsidiary (or that ceases to be an Unrestricted Subsidiary pursuant to an Officers' Certificate of Company delivered to Administrative Agent giving notice that such Unrestricted Subsidiary is being re-designated a Subsidiary of Company for all purposes of this Agreement and the other Loan Documents and stating that all of the provisions of subsection 5.8 have been satisfied with respect to such Subsidiary as if it were a New Subsidiary) shall be the surviving entity and the equity of such Subsidiary shall have been, or shall simultaneously with the consummation of the merger be, pledged to Collateral Agent for the benefit of Secured Parties pursuant to the Security Agreement.






























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5.3  Payment of Taxes and Claims; Tax Consolidation
     ----------------------------------------------

     A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or property before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon any of its properties or assets, prior to the time when any material penalty or fine shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor; provided further that no such charge or claim with respect to amounts not previously paid in good faith incurring interest, penalty or fines shall result in a breach of this subsection 5.3 so long as such charge or claim and any interest, penalty or fines incurred thereon are (a) paid when due upon first notice thereof from the applicable taxing authority (if any) or (b) contested in accordance with the first proviso hereof; provided still further that, anything to the contrary contained herein notwithstanding, no such tax, assessment, charge or levy shall remain unpaid beyond the date five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against Company or any of its Subsidiaries, or any of the respective properties, as a result of the failure to make such payment.

     B. Company will not, and will not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than Company and its Subsidiaries for any period ending on or after Fiscal Year 1995.

5.4  Maintenance of Properties; Insurance
     ------------------------------------

     Company will maintain or cause to be maintained in good repair, working order and condition all material properties of Company and its Subsidiaries used or useful in the businesses of Company and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and businesses and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

5.5  Inspection; Lender Meeting; Appraisals
     --------------------------------------

     Company shall permit any authorized representatives designated by any Lender at the expense of that Lender, to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records (such records to include, without limitation, copies of all federal, state, local and foreign tax returns filed by Company or any of its Subsidiaries, and any comment letters submitted by accountants to management in



























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

connection with any audit of the financial statements of such Persons by such accountants), and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent certified public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested and Company hereby authorizes such accountants to discuss, at Company's expense, the affairs, finances and accounts of Company and its Subsidiaries with Administrative Agent or any Lender. At any one time during each Fiscal Year at Administrative Agent's sole discretion, or at any time upon the occurrence or continuance of a Potential Event of Default or an Event of Default, Administrative Agent and its authorized representatives shall be entitled to conduct an audit of Company and its Subsidiaries (including the books and records, inventory and accounts receivable of such Persons), the reasonable expenses of which shall be payable by Company, and in connection therewith Administrative Agent and such representatives shall have access to records and personnel as provided in the preceding sentence. Without in any way limiting the foregoing, Company at its expense shall participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year at such time as may be agreed to by Company and Administrative Agent.

     Administrative Agent and Requisite Lenders may request from time to time that Company conduct appraisals of any of the equipment included in the Collateral or any of the Facilities and, promptly upon receiving any such request, Company shall retain a nationally recognized appraisal firm acceptable to Administrative Agent and Requisite Lenders to conduct any such appraisals. One such appraisal of the real property at each Facility and one such appraisal of the equipment located at any one Facility shall be at Company's expense. Company will use its best efforts to have such appraisals completed as soon as practicable and in a manner satisfactory to Administrative Agent and Requisite Lenders.

     In the event that Company or any of its Subsidiaries conducts an appraisal of one or more of the Facilities and/or the equipment or other property owned or leased by any such Subsidiary, Company shall deliver a copy of such appraisal to Administrative Agent for distribution to Lenders promptly upon the completion thereof.

5.6  Equal Security for Loans and Notes; No Further Negative Pledges
     ---------------------------------------------------------------

     A. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens not prohibited by subsection 6.2 (unless prior written consent to the creation or assumption thereof shall have been obtained from Requisite Lenders), it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such other Indebtedness shall be so secured; provided that this covenant shall not be construed as consent by Requisite Lenders to any violation by Company of the provisions of subsection 6.2; provided further that Company shall under no circumstances be required to make or cause to be made effective provision whereby the Loans or the Notes will be secured, directly or indirectly, by Margin Stock to the extent that such grant of security would violate applicable law.




























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     B.   Except with respect to Margin Stock and as disclosed on Schedule 6.2 annexed hereto, neither Company nor any of its Subsidiaries shall maintain or enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired; provided that restrictions on the creation or assumption of any Lien (i) upon assets being sold pursuant to a definitive agreement for the sale of such assets to which Company or any of its Subsidiaries is a party are permitted if such sale of assets is permitted under subsection 6.7, (ii) upon assets being financed pursuant to Indebtedness in respect of such assets to which Company or any of its Subsidiaries is a party are permitted if such Indebtedness is permitted under subsection 6.1 and such assets secure such Indebtedness as permitted under subsection 6.2 and (iii) upon assets which are subject to an option to acquire such assets pursuant to a definitive agreement containing such option to which Company or any of its Subsidiaries is a party are permitted if the sale of the underlying assets would be permitted under subsection 6.7 (subject, however, to the Liens of Collateral Agent).

5.7  Compliance with Laws, etc.
     -------------------------

     Company shall, and shall cause its Subsidiaries (including any Unrestricted Subsidiaries) to, exercise all due diligence in order to comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which would in any case or in the aggregate have a Material Adverse Effect.

5.8  New Subsidiaries
     ----------------

     In the event that any Unrestricted Subsidiary is re-designated a Subsidiary of Company in a notice to such effect delivered pursuant to subsection 5.2 or, after the date hereof, any Loan Party forms or acquires in any manner a Subsidiary (a "New Subsidiary") which has not been designated as an Unrestricted Subsidiary, Company shall promptly cause the following to occur:

          (i) the New Subsidiary shall execute and deliver the Guaranty substantially in the form of the Guaranty annexed hereto as Exhibit XII (or, if the Guaranty has already been executed and delivered, such New Subsidiary shall execute and deliver a counterpart to the Guaranty substantially in the form of Exhibit A thereto pursuant to which such New Subsidiary shall become jointly and severally liable as a guarantor under the Guaranty).

          (ii) Each Loan Party that owns any of the capital stock or other equity of such New Subsidiary shall assume all obligations as a "Pledgor" under the Security Agreement including the obligation to pledge all shares of capital stock and other equity of any direct or indirect Subsidiary of Company to Collateral Agent for the benefit of Secured Parties.

          (iii) Company shall cause the New Subsidiary to execute and deliver a promissory note evidencing all Intercompany Indebtedness owed by such New Subsidiary to Company and its Subsidiaries and such promissory note shall be pledged to Collateral Agent for the benefit of Secured Parties under the Security Agreement.




























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

          (iv) the New Subsidiary shall execute and deliver counterparts to the Security Agreement substantially in the form of Exhibit A thereto and shall execute and deliver counterparts to the Trademark and Patent Agreements in substantially the form of Exhibit A thereto, if applicable, and take all actions and deliver all documents (if any) required under subsection 5.9 hereof.

          (v) if requested by Administrative Agent and Requisite Lenders, opinion(s) of counsel covering the matters described in clauses (i), (ii),
     (iii) and (iv) above, substantially in the form of opinions as to similar matters given pursuant to subsections 3.1E and 3.1K(v) and otherwise in form and substance reasonably satisfactory to Administrative Agent and Requisite Lenders shall be delivered to Administrative Agent and each Lender; provided that the failure of Company to deliver opinions reasonably requested by Administrative Agent and Requisite Lenders covering matters not opined on pursuant to the opinions delivered pursuant to such subsection 3.1E shall not become an Event of Default pursuant to subsec-tion 7.3 of this Agreement unless and until such failure has not been remedied or waived within 30 days after receipt by Company of notice from Administrative Agent of such failure.

     Notwithstanding anything in the foregoing to the contrary (but subject to the proviso contained in clause (v) above), if such New Subsidiary is acquired in connection with an Acquisition, then Company shall comply with the foregoing requirements within two Business Days following the consummation of such Acquisition; provided that Company shall comply with the foregoing requirements on or prior to the Closing Date with respect to the Identified Acquisition. In addition to the foregoing, in the event Company forms or acquires a Receivable SPC, Company shall promptly cause the capital stock or other equity of such Receivables SPC to be pledged to Collateral Agent under the Security Agreement.

5.9  Maintenance of Leasehold Property; Excluded Collateral
     ------------------------------------------------------

     A. Maintenance of Leasehold Property. Company shall, and shall cause its Subsidiaries to, comply with all of their respective obligations under all leases of real property or similar agreements now existing or hereafter entered into by them (whether as lessor or lessee) except that Company and its Subsidiaries may amend, modify or terminate any lease in the ordinary course of business if such amendment, modification or termination could not reasonably be expected to have a Material Adverse Effect. Company shall (i) make available to Administrative Agent and, if requested, provide Administrative Agent with, a copy of each notice of default received by Company or and of its Subsidiaries under any such lease and make available to Administrative Agent and, if requested, provide Administrative Agent with, a copy of each notice of default sent by Company or any if its Subsidiaries under any such lease; and (ii) notify Administrative Agent, on or before the fifteenth day of each month, of any new leased premises or lease that Company or such Subsidiary plans to take possession of during the following thirty day period or has become liable for during the preceding thirty day period.































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

     B.   Excluded Collateral; Other Matters.

          (i) Administrative Agent and Requisite Lenders may, in their discretion from time to time, designate any Excluded Collateral as Collateral (other than Excluded Collateral that is encumbered by a Lien securing Indebtedness permitted under this Agreement to the extent that the granting of a Lien in such Excluded Collateral to the Collateral Agent would violate any agreement relating to such Indebtedness) hereunder and Company shall, and shall cause its Subsidiaries to, take such actions and deliver such instruments with respect to such Collateral as required to grant a perfected security interest in such Collateral or as otherwise required by the provisions of any Collateral Document. In addition, Administrative Agent and Requisite Lenders may, in their discretion from time to time, designate any property of Company or any of its Subsidiaries now existing or hereafter acquired as Excluded Collateral in which case it shall not be necessary to satisfy the requirements of the Security Agreement or the immediately preceding sentence with respect to such property (unless and until Administrative Agent and Requisite Lenders otherwise elect pursuant to the preceding sentence) and Administrative Agent and Requisite Lenders hereby instruct Collateral Agent and Collateral Agent hereby agrees to release any security interests with respect to any Excluded Collateral benefitting Secured Parties and execute any and all such instruments or documents (including, without limitation, UCC-3 release statements) as Company shall reasonably request to evidence such release; and

          (ii) Administrative Agent and Requisite Lenders hereby designate pursuant to this subsection 5.9B as Excluded Collateral hereunder each of the Facilities and items of equipment set forth on Schedule 1.1B annexed hereto.

5.10 Environmental Disclosure and Inspection
     ---------------------------------------

          (i) Company shall, and shall cause each of its Subsidiaries to, exercise all reasonable due diligence in order to comply and cause (a) all tenants under any lease or occupancy agreement affecting any portion of the Facilities and (b) all other Persons on or occupying such property to comply with all Environmental Laws in all material respects.

          (ii) Except to the extent such disclosure would include a matter as to which a legal privilege is asserted in good faith by any Loan Party, Company shall: (a) have delivered to Administrative Agent and Lenders on or before the Closing Date, a Schedule of Environmental Matters annexed as
     Schedule 5.10 hereto setting forth in reasonable detail a description of all material operations, claims, notices, investigations, allegations, events, occurrences, conditions, activities and other matters whether or not similar to the foregoing that are exceptions to the representations and warranties made pursuant to the enumerated subdivisions of subsection 4.13 as of the Closing Date, but as if such representations and warranties were made without giving effect to the materiality qualification contained in the introductory language contained in subsection 4.13 and (b) promptly advise Lenders in writing and in reasonable detail of




























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     (1) any material Release of any Hazardous Material reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (2) any and all material written communications with respect to material Environmental Claims or any material Release of Hazardous Material reported to any federal, state or local governmental or regulatory agency, (3) any material remedial action taken by Company or any other Person in response to (A) any Hazardous Material on, under or about any Facility, the existence of which could reasonably be expected to result in an Environmental Claim having a Material Adverse Effect or (B) any Environmental Claim that could reasonably be expected to have a Material Adverse Effect, (4) any Loan Party's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any material part thereof, in the good faith determination of Company, to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws or that could otherwise reasonably be expected to have a material adverse effect on the use of the Facilities, (5) any request for information from any governmental agency that indicates such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for a material Release of Hazardous Materials and (6) promptly upon the completion of any material excavation or remediation relating to the existence of any Hazardous Materials at any of the Facilities, written evidence satisfactory to Administrative Agent that such excavation has occurred in material compliance with any applicable Environmental Laws.

          (iii) Company shall promptly notify Lenders of any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have a Material Adverse Effect and any proposed action to be taken by Company or any of its Subsidiaries to commence manufacturing, industrial or other operations that could reasonably be expected to subject Company or any of its Subsidiaries to additional Environmental Laws compliance or non-compliance with which could reasonably be expected to have a Material Adverse Effect.

          (iv) Company and its Subsidiaries shall, at their own expense, provide copies of such documents or information as Administrative Agent or any Lender may reasonably request in relation to any matters disclosed pursuant to this subsection 5.10 except to the extent that such document or the information includes a matter as to which a legal privilege is asserted in good faith by Company or such Subsidiary.

          (v) Not later than 45 days from the date on which a request is received from Administrative Agent, Company and its Subsidiaries shall conduct and complete, or shall cause to be conducted and completed, at its expense, additional environmental investigations, audits and reviews as is reasonably requested by Administrative Agent at any of the Facilities if deemed necessary by Administrative Agent in its reasonable discretion. Company and its Subsidiaries shall deliver to Administrative Agent the information and reports which are obtained pursuant to such investigations, audits and reviews, except to




























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

     the extent that such information or reports include matter as to which a legal privilege is asserted in good faith by any Loan Party.

          (vi) Notwithstanding anything contained in this subsection 5.10 to the contrary, Administrative Agent and each Lender shall hold all non-public information that has been identified as such by Company obtained pursuant to the requirements of this subsection 5.10 in accordance with its customary procedures for handling confidential information of this nature and, in any event, may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer of any of the Commitments or Loans or participation therein or Letters of Credit, provided that such assignee, transferee or participant agrees to be bound by this paragraph, or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided further that, unless specifically prohibited by applicable law or court order, any Lender that receives a request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information shall notify Company of such request as soon as reasonably practicable prior to disclosure of such information to enable Company and its Subsidiaries to seek a protective order or other appropriate confidential treatment; provided still further that in no event shall Administrative Agent or any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

5.11 Hazardous Materials; Remedial Action
     ------------------------------------

     Company shall, and shall cause its Subsidiaries to, promptly take any and all necessary or appropriate remedial action, as determined by Company in its reasonable judgment, in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility. In the event Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Material on, under or about any Facility, Company or such Subsidiary shall conduct and complete such remedial action in material compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local governmental authorities, except when and only to the extent that Company's or such Subsidiary's liability or the means by which such liability may be addressed for such presence, storage, use, disposal, transportation or discharge of any Hazardous Material or such remedial action is being contested in good faith by Company or such Subsidiary.

5.12 Environmental Indemnity
     -----------------------

     Company shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Agents and Secured Parties, their Subsidiaries and Affiliates, and their respective directors, officers and employees ("Indemnitees") from and against any action, suit, proceeding, claim, loss, damage, cost or expense, including, without limitation, interest, penalties and reasonable attorneys' and consultants' fees, asserted against, suffered or incurred by any





























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Indemnitee arising under or resulting from this Agreement or the other Loan
Documents (or the enforcement of the rights of any Indemnitee under the Loan Documents or in the Collateral) or Lenders' agreements to make the Loans and (i) any Environmental Laws on account of any operations or activities at the Facilities, (ii) any Release of any Hazardous Material by Company or any of its Subsidiaries whether or not such Release originates or emanates from Company's or such Subsidiary's Facilities or any premises contiguous thereto or (iii) any other environmental matter affecting such Facility within the jurisdiction of any federal, state or municipal official administering Environmental Laws; provided that Company shall not have any obligation to an Indemnitee hereunder with respect to any liabilities arising from the bad faith, gross negligence or willful misconduct of such Indemnitee.

5.13 Deposit Accounts and Cash Management Systems
     --------------------------------------------

     Company shall use and maintain, and shall cause its Subsidiaries to use and maintain, their respective Deposit Accounts and cash management systems in a manner reasonably satisfactory to Collateral Agent. Company shall not permit any of its Deposit Accounts or any Deposit Account of any of its Subsidiaries at any time to have a principal balance in excess of $2,000,000 unless Company has delivered to Collateral Agent an agreement in form and substance satisfactory to Collateral Agent executed by the financial institution at which such Deposit Account is maintained confirming, among other things, Collateral Agent's security interest in such Deposit Account and has taken all other steps necessary or otherwise reasonably requested by Collateral Agent to ensure that Collateral Agent has control of such Deposit Account; provided, however that, for the fifteen-day period immediately following the Closing Date, Company and its Subsidiaries shall not be required to deliver any such agreement with respect to the Deposit Accounts acquired in connection with the Identified Acquisition. Company shall not permit the aggregate amount on deposit in the Deposit Accounts of Company and all of its Subsidiaries (other than Deposit Accounts maintained by a Lender) to exceed $10,000,000.

     Notwithstanding the foregoing paragraph, at Collateral Agent's or Requisite Lenders' written request, Company and its Subsidiaries shall promptly take all actions that are reasonably requested by Collateral Agent or otherwise necessary to grant to Collateral Agent for the benefit of Secured Parties control of the Deposit Accounts of Company and its Subsidiaries and, in connection therewith, Company and its Subsidiaries shall promptly obtain agreements with the Persons at which such Deposit Accounts are maintained in form and substance satisfactory to Collateral Agent pursuant to which each such Person, among other things, waives its rights to set-off with respect to amounts in each such Deposit Account (provided that if Company or any of its Subsidiaries is unable to obtain any such agreements from any such Person, Company or such Subsidiary shall, within thirty days after receipt by Company or such Subsidiary of such written request by Collateral Agent or Requisite Lenders, transfer all amounts in the applicable Deposit Account to a Deposit Account maintained at a financial institution from which Company or such Subsidiary shall be able to obtain such agreements) and shall deliver to Collateral Agent opinions of counsel reasonably requested by Collateral Agent or Requisite Lenders confirming the first priority status of such Liens (which opinion may be a reasoned opinion).





























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

5.14 Further Assurances
     ------------------

     Company shall, and shall cause each of its Subsidiaries to, execute and deliver, or cause to be executed and delivered, to Administrative Agent such documents and agreements, and shall take or cause to be taken such actions, as Administrative Agent may from time to time request to carry out the terms and conditions of this Agreement and the other Loan Documents.

5.15 Fiscal Periods
     --------------

     Company shall maintain and Company shall cause their its Subsidiaries to maintain the Fiscal Years and Fiscal Quarters ending on the dates set forth on
Schedule 1.1C. In the event that any Fiscal Year or Fiscal Quarter or end for any Subsidiary of Company is changed (provided however that no such change shall affect the dates on which payments are to be paid by Company hereunder or have the effect of changing the Commitment Termination Date without the prior written consent of Administrative Agent and all affected Lenders), it shall be changed in the same manner for Company and all of its Subsidiaries.


                                   SECTION 6.

                               NEGATIVE COVENANTS

     Company covenants and agrees that, from and after the Closing Date and so long as any of the Commitments shall be in effect and until payment in full of all of the Loans and other Obligations, the cancellation or expiration of all Letters of Credit and the reimbursement of all amounts drawn thereunder, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform all covenants in this Section 6.

6.1  Indebtedness
     ------------

     Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) Company and its Subsidiaries may become and remain liable with respect to the Obligations;

          (ii) in addition to Indebtedness otherwise permitted by this subsection 6.1, Company and each of its Subsidiaries may become and remain liable with respect to its respective Contingent Obligations permitted to be incurred by such Person under subsection 6.4 and, upon any obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligation so extinguished;

          (iii) Company and each of its Subsidiaries may remain and may become and remain liable with respect to Intercompany Indebtedness; provided that (a) all such






























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

     Intercompany Indebtedness shall be evidenced by Intercompany Notes, (b) all such Intercompany Indebtedness shall, to the extent permitted by applicable law, be subordinated pursuant to the terms of the promissory notes evidencing such Intercompany Indebtedness in right of payment, from and after such time as the Loans shall become due and payable (whether at stated maturity, by acceleration or otherwise), to the payment in full of the Obligations of such Subsidiary under the Loan Documents, as applicable, and (c) any payment by Company or any of its Subsidiaries under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Intercompany Indebtedness owed by such Subsidiary to Company or any Subsidiary of Company for whose benefit the payment is made; provided further that neither Company nor any Subsidiary of Company the equity of which is pledged as Collateral shall extend any loans to any Subsidiary of Company the equity of which is not pledged as Collateral hereunder;

          (iv) Company and its Subsidiaries may remain liable with respect to the Existing Indebtedness; provided however that from and after the Closing Date the principal amount of each such item of Existing Indebtedness and the Refinancing Indebtedness therefor shall not exceed the amount thereof set forth on Schedule 6.1 annexed hereto;

          (v) Company may become and remain liable with respect to the Senior Subordinated Notes;

          (vi) Company and its Subsidiaries may become and remain liable with respect to (y) unsecured Indebtedness which refinances any Indebtedness permitted under subsections 6.1(iv), (v), (x) or (xi) and (z) Indebtedness secured by Liens on real or personal property which refinances Existing Indebtedness which was secured by Liens as of the date of this Agreement (collectively, the "Refinancing Indebtedness"); provided that (a) the aggregate principal amount of any item of Refinancing Indebtedness shall not exceed the aggregate principal amount of the Indebtedness which was outstanding on the date of such refinancing that is being refinanced with the proceeds thereof (except that Existing Indebtedness secured by real property may be refinanced by non-recourse Refinancing Indebtedness secured by the same real property collateral, in an original principal amount up to the appraised value of such real property collateral), (b) each item of Refinancing Indebtedness specified in clause (z) shall be unsecured or, if secured, secured only by all or a portion of the same real or personal property which secured the Existing Indebtedness which has been refinanced,
     (c) the average maturity of any Refinancing Indebtedness shall be no less than the average maturity of the Existing Indebtedness which has been refinanced, (d) with respect to Refinancing Indebtedness that refinances Subordinated Indebtedness, such Refinancing Indebtedness shall provide for subordination thereof to the Obligations (and any refinancing thereof) to the same or a greater degree as applies to the Subordinated Indebtedness being refinanced and (e) the Refinancing Indebtedness shall include representations and warranties, covenants, events of default and other provisions that are not more restrictive or burdensome in any material respect than the terms of the Indebtedness which has been refinanced, and in the case of




























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     Refinancing Indebtedness which is Subordinated Indebtedness, shall satisfy the requirements set forth in subsection 6.12 otherwise applicable to amendments to Subordinated Indebtedness (except that such Refinancing Indebtedness may bear interest at the market rate at the time of such refinancing), unless Administrative Agent and Requisite Lenders otherwise consent in writing;

          (vii) Company and its Subsidiaries may become and remain liable with respect to promissory notes issued in respect of a Company's or any such Subsidiary's obligation to make deferred payments of insurance premiums arising in the ordinary course of business in an aggregate amount for Company and its Subsidiaries not to exceed, when aggregated with the Letter of Credit Usage other than with respect to Standby Letters of Credit issued in support of Indebtedness otherwise permitted pursuant to this subsection 6.1(vii), $50,000,000 in aggregate principal amount at any time, it being understood that all such promissory notes listed on Schedule 6.1A annexed hereto shall be taken into account for purposes of determining the limits set forth in this subsection 6.1(vii);

          (viii) so long as at the time of incurrence thereof no Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby, Company and its Subsidiaries may become and remain liable with respect to Indebtedness (including Capital Lease obligations) to finance or refinance permitted Consolidated Capital Expenditures incurred after December 31, 1995; provided that (a) either (1) after giving effect to such incurrence, the aggregate principal amount of all such Indebtedness incurred in the then-current Fiscal Year shall not exceed $60,000,000 for the 1996 Fiscal Year and thereafter an amount equal to the sum of (x) $60,000,000 plus (y) if and to the extent the amount of Indebtedness incurred under this subsection 6.1(viii)(a)(1) during the 1996 Fiscal Year or any subsequent Fiscal Year is less than the amount permitted under this subsection 6.1(viii)(a)(1), the difference between the amount of such Indebtedness permitted and the amount of such Indebtedness so incurred for each such Fiscal Year shall be carried forward and available to be incurred under this subsection 6.1(viii)(a)(1) in any subsequent year to the extent that such amount has not been previously utilized under this subsection 6.1(viii)(a)(1) (it being understood and agreed that the amount permitted to be so carried forward from the 1996 Fiscal Year shall not exceed $60,000,000) or (2) the Leverage Ratio measured as at the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to subsection 5.1(i), for the four Fiscal Quarter period ending on such date, calculated on a pro forma basis after giving effect to the incurrence of such Indebtedness proposed to be incurred, is not greater than 2.50:1.00, (b) if secured, such Indebtedness shall be secured only by Liens on the real or personal property so financed or refinanced and the loan to value ratio thereof shall not exceed 100% and
     (c) the documentation governing such Indebtedness shall not contain any financial covenants or any cross-default provision to this Agreement or the documentation governing the Senior Subordinated Notes or other Subordinated Indebtedness, and no such Indebtedness the outstanding principal amount of which is $20,000,000 or more shall contain any cross-default provision to the




























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

     documentation governing any other obligation of Company or any of its Affiliates (other than to any other obligation owed to the holder of such obligation or its Affiliates);

          (ix) Company may become and remain liable with respect to any unsecured Indebtedness evidencing an obligation in respect of a Restricted Junior Payment otherwise permitted by subsection 6.5(iii) but not paid in cash;

          (x) so long as at the time of incurrence thereof no Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby, Company may from time to time following the Closing Date issue debt Securities subordinate in right and time of payment to the Obligations (the "Additional Subordinated Indebtedness"); provided that
     (a) such Additional Subordinated Indebtedness is unsecured, (b) the maturity of any Additional Subordinated Indebtedness is no less than one year following the Commitment Termination Date, (c) such Additional Subordinated Indebtedness includes representations and warranties, covenants, events of default and other provisions that are not more restrictive or burdensome to Company than the terms of this Agreement, (d) such Additional Subordinated Indebtedness is satisfactory in form and substance to Administrative Agent and Requisite Lenders, in their sole discretion, and (e) Company applies the proceeds of such Additional Subordinated Indebtedness (net of underwriting discounts and commissions and other reasonable costs associated therewith) to prepay the Loans pursuant to subsection 2.4A(ii)(c) to the extent required thereby;

          (xi) so long as at the time of incurrence thereof no Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby, Indebtedness of any Target and its Subsidiaries acquired in respect of an Acquisition may remain outstanding; provided that (a) such Indebtedness was incurred prior to the date of such Acquisition and was not incurred in contemplation of such Acquisition; and (b) the aggregate principal amount of such Indebtedness (and any Indebtedness refinancing such Indebtedness) outstanding at any time with respect to all Acquisitions, together with the aggregate amount of Contingent Obligations under subsection 6.4(vi) (other than any such Contingent Obligations guarantying Indebtedness otherwise included under this clause (b)), shall not exceed the sum of (1) $100,000,000 and (2) (x) prior to the Acquisition Commitment Termination Date, the amount by which the Tranche B Commitments have been reduced pursuant to subsection 2.4C or 2.4D and (y) from and after the Acquisition Commitment Termination Date, the amount by which the Tranche B Commitments had been reduced pursuant to subsection 2.4C or 2.4D prior to the Acquisition Commitment Termination Date; and

          (xii) in addition to Indebtedness otherwise permitted by this subsection 6.1, Company and its Subsidiaries may become and remain liable with respect to Indebtedness in an aggregate amount not to exceed $50,000,000 in principal amount outstanding at any time; provided however that to the extent the principal amount of any Indebtedness incurred in one or more related transactions under this clause (xii) exceeds $20,000,000, the documentation governing such Indebtedness shall contain no financial covenants or



























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

     cross-default provisions or only those financial covenants and cross-default provisions as are in all respects satisfactory in form and substance to Administrative Agent and Requisite Lenders, and no provision contained in such documentation shall in any event be more burdensome to Company or any of its Subsidiaries than the provisions contained in this Agreement.

6.2  Liens
     -----

     Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except:

          (i)  Permitted Encumbrances;

          (ii) Liens granted pursuant to the Collateral Documents;

          (iii)     Liens described in Schedule 6.2 annexed hereto;

          (iv) Liens granted to secure either Existing Indebtedness as permitted by subsection 6.1(iv) to the extent such Liens are granted prior to the Closing Date, Refinancing Indebtedness to the extent permitted by subsection 6.1(vi)(z), Indebtedness to the extent permitted by subsection 6.1(viii) or Contingent Obligations as permitted by subsection 6.4(v);

          (v) Liens created to secure Indebtedness permitted under subsection 6.1(xi) of the Target and its Subsidiaries of any Acquisition outstanding on the date of such Acquisition; provided that (a) such Liens exist pursuant to an agreement executed prior to the date of such Acquisition and were not created in contemplation of such Acquisition; (b) the aggregate amount of such secured Indebtedness outstanding (together with all other Indebtedness and Contingent Obligations referred to in subsection 6.1(xi)) at any time shall not exceed the amount permitted under subsection 6.1(xi)(b) and (c) such Liens shall encumber only assets encumbered by such Liens on or prior to the date such Acquisition is consummated or after acquired property as provided under any agreement which creates such Liens and is in effect prior to the date of such Acquisition; and

          (vi) in addition to the Liens permitted by clauses (i)-(v), the Company and its Subsidiaries may grant Liens securing the payment of Indebtedness described in subsection 6.1(xii); provided that if such Liens are on Collateral and such Collateral has not been released from the Liens of the Collateral Documents, such Liens otherwise permitted under this subsection 6.2(vi) shall be subordinate to the Liens of the Collateral Documents.































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

6.3  Investments; Joint Ventures
     ---------------------------

     Company will not, and will not permit any of its Subsidiaries to, directly or indirectly make or own any Investment in any Person or enter into any Joint Venture, except:

          (i)  Cash and Cash Equivalents;

          (ii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 6.1(iii);

          (iii) Company and its Subsidiaries may make and own Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations and other debts of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (iv) Company and its Subsidiaries may receive and hold promissory notes or other Investments received in connection with the settlement of pending litigation;

          (v) Company and its Subsidiaries may acquire and retain ownership of Investments in connection with Asset Sales or other dispositions of assets not prohibited by subsection 6.7 effected in compliance with the provisions thereof;

          (vi) Company and its Subsidiaries may make and own Investments described in Schedule 6.3 annexed hereto;

          (vii) so long as at the time of the making of such Investment no Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby, Company and its Subsidiaries may make and own Investments in Unrestricted Subsidiaries; provided that the aggregate cumulative fair market value (measured as of the time of the respective transfer) of all assets (including, but not limited to Cash, Cash Equivalents, capital and other assets) directly or indirectly transferred by Company or any of its Subsidiaries to any and all Persons in connection with acquisitions of Unrestricted Subsidiaries and to Unrestricted Subsidiaries by way of capital contribution, loan or otherwise shall not exceed $25,000,000; provided further that neither Company nor any of its Subsidiaries shall at any time be obligated or liable to any Person with respect to any of the assets, actions or activities of any Unrestricted Subsidiary;

          (viii) Company or any of its Subsidiaries may make and own Investments acquired in connection with the sale of the stock or all or any part of the assets of any Unrestricted Subsidiary;

          (ix) Company's officers and employees may issue promissory notes to Company in payment for equity interests of Company issued to such officers and employees pursuant to Company's management equity program in an aggregate amount outstanding from time to time not to exceed $20,000,000 during the term of this Agreement; and



























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

          (x) subject to the limitations set forth therein, Company and its Subsidiaries may make and own Investments permitted by subsection 6.4(v);

          (xi) in addition to the Investments permitted by clauses (i)-(x), Company and its Subsidiaries may make and own Investments (other than Investments of the types described in subsection 6.3(vii) or 6.3(viii)) in an aggregate amount (measured with respect to each such Investment according to the amount of Cash and fair market value (as determined in good faith by two executive officers of Company) of all other property comprising such Investment at the time such Investment was made) of not more than the sum of $75,000,000 minus the amount of any Investments made pursuant to subsection 6.3(vii); provided that in no event shall Company or any of its Subsidiaries be permitted to make Investments pursuant to this subsection 6.3(xi) if at the time such Investment is made, an Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby.

6.4  Contingent Obligations
     ----------------------

     Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation, except:

          (i) Company (a) may become and remain liable with respect to interest rate cap agreements and other similar Interest Rate Agreements which do not require any payments to be made or received by Company or any of its Subsidiaries after the date of effectiveness thereof and (b) may also become and remain liable with respect to other Interest Rate Agreements in an aggregate notional amount under all such Interest Rate Agreements described in this clause (b) of not more than the aggregate principal amount of floating rate Indebtedness of Company then outstanding;

          (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations under this Agreement, the Guaranty, the Collateral Documents and with respect to Letters of Credit;

          (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations described in Schedule 6.4 annexed hereto;

          (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any obligation of Company or one of its Subsidiaries permitted under subsection 6.1 and in respect of any obligation of one of Company's Subsidiaries not expressly prohibited by the provisions of this Agreement; provided however that the principal amount of any such Contingent Obligation shall not exceed the principal amounts of the corresponding obligation to which it relates;

          (v) Company and its Subsidiaries may make and own Investments in any investment accounts established by Company for the sole purpose of securing
     (a) worker's compensation liabilities of Company or any of its Subsidiaries or (b) the obligations of




























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

     third party insurers of Company and any of its Subsidiaries arising by virtue of the laws of any jurisdiction requiring third party insurers; provided that the sum of (x) the aggregate principal amount of such Investments and any other Investments or property securing the obligations described in clauses (a) or (b) above plus (y) the aggregate face amount of any Letters of Credit issued to support such liabilities and obligations of Company and any of its Subsidiaries shall not at any time exceed $75,000,000;

          (vi) so long as at the time of incurrence thereof no Event of Default or Potential Event of Default has occurred and is continuing or would be caused thereby, Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations of any Target acquired in respect of an Acquisition that were incurred prior to the date of such Acquisition; provided that the aggregate amount of such Contingent Obligations (other than the amount of any such Contingent Obligations excluded from subsection 6.1(xi)(c)), when added to the aggregate principal amount of Indebtedness of the Company and its Subsidiaries outstanding at such time permitted solely pursuant to subsection 6.1(xi) hereof, shall not exceed the sum of the amount specified in subsection 6.1(xi)(b)(1) plus the amount specified in subsection 6.1(xi)(b)(2) at any time; and

          (vii) in addition to the Contingent Obligations permitted by clauses (i) - (vi) of this subsection 6.4, Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations not to exceed $30,000,000 in the aggregate at any time outstanding; provided that any outstanding Indebtedness incurred by Company or any of its Subsidiaries pursuant to subsection 6.1(ii) in respect of a Contingent Obligation of Company or such Subsidiary created pursuant to this clause (vii) shall be treated as a Contingent Obligation for purposes of calculating the aggregate amount permitted at any time by this clause (vii).

6.5  Restricted Junior Payments
     --------------------------

     Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment except that (i) Company may pay any management fees to KKR in accordance with the terms of and subject to the subordination provisions required in the agreement referred to in Schedule 6.5 annexed hereto;
(ii) Company and its Subsidiaries may make Restricted Junior Payments to cancel or repurchase Securities or options for Securities granted pursuant to Management Stock Agreements to holders of such Securities upon the death, disability or termination of employment of such holders; (iii) Company may make Restricted Junior Payments to the holders of the Senior Subordinated Notes and the holders of the Additional Subordinated Indebtedness from the proceeds of the sale of Equity Securities of Company; (iv) Company may make scheduled interest payments on the Senior Subordinated Notes (to the extent permitted by the subordination provisions of the Senior Subordinated Note Indenture) and in respect of the Additional Subordinated Indebtedness (to the extent permitted by the subordination provisions of the instruments evidencing such Additional Subordinated Indebtedness and the documents pursuant to which such Additional Subordinated Indebtedness is issued); and (v) Company may declare and pay dividends in Cash on the common stock of Company; provided that the aggregate



























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

amount of such Restricted Junior Payments does not exceed the sum of
(a) $12,500,000 plus (b) (1) 25% multiplied by the positive Consolidated Net Income, if any, for the period (treated as a single accounting period) from the Closing Date to the end of the most recent completed Fiscal Quarter preceding the date of computation minus (2) 100% of all such dividends, distributions and payments made and funds set apart for such purpose pursuant to this subsection 6.5(v)(b) during such period plus (c) 100% of the Net Equity Contribution Amount, it being understood and agreed that unless Company designates otherwise in writing delivered to Administrative Agent prior to the date Company makes such Restricted Junior Payment, such Restricted Junior Payment shall be allocated first to any amounts available under clause 6.5(v)(b), second to amounts available under clause (a) and then to amounts available under clause (c) of this subsection 6.5(v); provided however that in no event shall Company be permitted to make the Restricted Junior Payments pursuant to subsections 6.5(i), (iii) or (v) upon the occurrence and during the continuance of an Event of Default or if an Event of Default would be caused thereby.

6.6  Financial Covenants
     -------------------

     A. Consolidated Fixed Charge Coverage Ratio. Company will not permit the ratio of (i) Consolidated Cash Flow Available for Fixed Charges to
(ii) Consolidated Fixed Charges as measured on the last day of each Fiscal Quarter (the "Reference Date"), commencing with the last day of the second Fiscal Quarter of Fiscal Year 1996, for any four Fiscal Quarter period ending on any Reference Date, to be less than the correlative ratio applicable below:


                                                Minimum
                                             Consolidated
                                             Fixed Charge
              Reference Date                Coverage Ratio

        Second Fiscal Quarter 1996             1.85:1.00


        Third Fiscal Quarter 1996              1.90:1.00

        Fourth Fiscal Quarter 1996             2.00:1.00


        First Fiscal Quarter 1997              2.00:1.00

        Second Fiscal Quarter 1997             2.00:1.00

        Third Fiscal Quarter 1997              2.00:1.00

        Fourth Fiscal Quarter 1997             2.00:1.00

        First Fiscal Quarter 1998              2.00:1.00

        Second Fiscal Quarter 1998             1.75:1.00

        Third Fiscal Quarter 1998              1.75:1.00

        Fourth Fiscal Quarter 1998             1.50:1.00




















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


                                                Minimum
                                             Consolidated
                                             Fixed Charge
              Reference Date                Coverage Ratio

        First Fiscal Quarter 1999              1.50:1.00

        Second Fiscal Quarter 1999             1.40:1.00

        Third Fiscal Quarter 1999              1.40:1.00

        Fourth Fiscal Quarter 1999             1.40:1.00

        First Fiscal Quarter 2000              1.40:1.00

        Second Fiscal Quarter 2000             1.40:1.00

        Third Fiscal Quarter 2000              1.40:1.00

        Fourth Fiscal Quarter 2000             1.30:1.00

        First Fiscal Quarter 2001              1.30:1.00

        Second Fiscal Quarter 2001             1.30:1.00

        Third Fiscal Quarter 2001              1.30:1.00

        Fourth Fiscal Quarter 2001             1.30:1.00

        First Fiscal Quarter 2002              1.30:1.00

        Second Fiscal Quarter 2002             1.00:1.00

        Third Fiscal Quarter 2002              1.00:1.00

     B. Leverage Ratio. Company will not permit at any time the Leverage Ratio as measured on the last day of each Fiscal Quarter (the "Reference Date"), commencing with the last day of the second Fiscal Quarter of Fiscal Year 1996, to exceed the correlative ratio applicable below.


                                                Maximum
               Reference Date                  Leverage
                                                 Ratio

          Second Fiscal Quarter 1996           4.95:1.00

          Third Fiscal Quarter  1996           4.65:1.00

          Fourth Fiscal Quarter 1996           4.15:1.00

          First Fiscal Quarter 1997            4.15:1.00













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


                                                Maximum
                Reference Date                 Leverage
                                                 Ratio

          Second Fiscal Quarter 1997           4.00:1.00


          Third Fiscal Quarter 1997            4.00:1.00

          Fourth Fiscal Quarter 1997           3.75:1.00

          First Fiscal Quarter 1998            3.75:1.00

          Second Fiscal Quarter 1998           3.50:1.00

          Third Fiscal Quarter 1998            3.50:1.00

          Fourth Fiscal Quarter 1998           3.50:1.00

          First Fiscal Quarter 1999            3.25:1.00

          Second Fiscal Quarter 1999           3.25:1.00

          Third Fiscal Quarter  1999           3.25:1.00

          Fourth Fiscal Quarter 1999           3.00:1.00

          First Fiscal Quarter 2000            3.00:1.00

          Second Fiscal Quarter 2000           3.00:1.00

          Third Fiscal Quarter                 3.00:1.00

          Fourth Fiscal Quarter 2000           2.50:1.00

          First Fiscal Quarter 2001            2.50:1.00

          Second Fiscal Quarter 2001           2.50:1.00

          Third Fiscal Quarter 2001            2.50:1.00

          Fourth Fiscal Quarter 2001           2.00:1.00

          First Fiscal Quarter 2002            2.00:1.00

          Second Fiscal Quarter 2002           2.00:1.00

          Third Fiscal Quarter 2002            2.00:1.00


     C. Consolidated Cash Flow Available for Fixed Charges. Company will not permit Consolidated Cash Flow Available for Fixed Charges as measured on the last day of each Fiscal Quarter (the "Reference Date"), commencing with the last day of the second Fiscal Quarter of Fiscal Year 1996), to be less than: for any four Fiscal Quarter period ending on any Reference Date, the amount indicated under "Minimum Consolidated Cash Flow Available for Fixed Charges (Four Fiscal Quarters)" for such Reference Date, it being understood that Company shall







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

not be deemed to have violated this subsection 6.6C unless Consolidated Cash Flow Available for Fixed Charges for the applicable period is less than the amount specified above for such period as of a particular Reference Date:


                                                 Minimum
                                              Consolidated
                                                Cash Flow
                                              Available for
                                              Fixed Charges
                                              (Four Fiscal
               Reference Date                   Quarters)

         Second Fiscal Quarter 1996           $215,000,000

         Third Fiscal Quarter 1996            $240,000,000

         Fourth Fiscal Quarter 1996           $270,000,000

         First Fiscal Quarter 1997            $275,000,000

         Second Fiscal Quarter 1997           $275,000,000

         Third Fiscal Quarter 1997            $275,000,000

         Fourth Fiscal Quarter 1997           $275,000,000

         First Fiscal Quarter 1998            $300,000,000

         Second Fiscal Quarter 1998           $300,000,000

         Third Fiscal Quarter 1998            $300,000,000

         Fourth Fiscal Quarter 1998           $300,000,000

         First Fiscal Quarter 1999            $300,000,000

         Second Fiscal Quarter 1999           $300,000,000

         Third Fiscal Quarter 1999            $300,000,000

         Fourth Fiscal Quarter 1999           $300,000,000

         First Fiscal Quarter 2000            $320,000,000

         Second Fiscal Quarter 2000           $320,000,000

         Third Fiscal Quarter 2000            $320,000,000

         Fourth Fiscal Quarter 2000           $320,000,000

















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


                                                 Minimum
                                              Consolidated
                                                Cash Flow
                                              Available for
                                              Fixed Charges
                                              (Four Fiscal
               Reference Date                   Quarters)

         First Fiscal Quarter 2001            $330,000,000

         Second Fiscal Quarter 2001           $330,000,000

         Third Fiscal Quarter 2001            $330,000,000

         Fourth Fiscal Quarter 2001           $330,000,000

         First Fiscal Quarter 2002            $340,000,000

         Second Fiscal Quarter 2002           $340,000,000

         Third Fiscal Quarter 2002            $340,000,000


6.7  Restriction on Fundamental Changes
     ----------------------------------

     Subject to the provisions of subsection 5.2, Company will not, and will not permit any of its Subsidiaries to, form or acquire any new Subsidiaries, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of their business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise any of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, except:

          (i) any Subsidiary of Company may be merged or consolidated with or into Company or any wholly-owned Subsidiary of Company (provided that an Inactive Subsidiary shall not be the surviving entity of any such merger or consolidation), or be liquidated, wound up or dissolved, or all or substantially all of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary of Company (other than any Inactive Subsidiary); provided that, in the case of such a merger or consolidation, Company or such wholly-owned Subsidiary, as the case may be, shall be the continuing or surviving corporation; provided further that, in the case of such a merger or consolidation or disposition of a majority of the stock of a Subsidiary of Company or substantially all of the business, property or assets of such a Subsidiary (the "Affected Subsidiary") which is a guarantor of any of the Obligations (a) the continuing, surviving or transferee corporation (if other than Company) shall expressly assume the obligations of the Affected Subsidiary under such guaranty and (b) in the case of a merger or consolidation, the net worth of the continuing or surviving corporation






















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

     (calculated without giving effect to any increase in the amount of Intercompany Indebtedness for which the continuing or surviving corporation is liable as compared to the amount of Intercompany Indebtedness for which the Affected Subsidiary was liable immediately prior to such merger or consolidation) shall not be less than the net worth of the Affected Subsidiary immediately prior to such merger or consolidation and (c) the continuing, surviving or transferee corporation shall deliver to Administrative Agent an Officers' Certificate to the effect that such merger, consolidation, liquidation or sale and each agreement, if any, required by this subsection 6.7(i) complies with the requirements of this subsection 6.7(i) and that all conditions precedent relating to such transaction have been complied with; provided still further that, subject to the terms of the applicable Collateral Document, in the case of such a merger or consolidation or disposition of a majority of the stock of an Affected Subsidiary or any of the business, property or assets of such Affected Subsidiary the stock or assets of which are pledged to secure the Obligations, the stock or assets, as the case may be, of the continuing, surviving or transferee corporation (if other than Company) shall, at the time of consummation of such merger, consolidation or transfer, be pledged to secure the Obligations;

          (ii) Company or any of its Subsidiaries may sell or dispose of in the ordinary course of business property which is obsolete or no longer useful in any of its businesses or is of de minimis value, as determined in good faith by any executive officer of such Person; provided that the proceeds of an Asset Sale pursuant to this clause (ii) shall be applied in accordance with subsection 2.4A(ii)(a);

          (iii) so long as no Event of Default has occurred and is continuing or would be caused thereby, Company and any of its Subsidiaries may sell or otherwise dispose of any of its assets outside of the ordinary course of business (it being agreed that all sales of Printing Equipment are deemed to be outside the ordinary course of business for purposes of this clause (iii)); provided that any such sale or other disposition is made for the fair market value of such assets as determined in good faith by two executive officers of Company; provided further that (except for trade-ins of Printing Equipment), (x) to the extent that the aggregate fair market value of all property other than Cash received at any time during the term of this Agreement as consideration for assets sold pursuant to this clause (x) (but excluding any such property received in asset sales pursuant to clause (y) below) that remains held by Company or any of its Subsidiaries does not exceed $25,000,000, not less than 50% of the consideration received by Company or such Subsidiary in any such transaction shall be Cash and (y) except as otherwise permitted by the foregoing clause (x), not less than 80% of the consideration received by Company


































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

     or such Subsidiary shall be Cash, however the simultaneous receipt of promissory notes or other consideration and sale of such promissory notes or other consideration to a third party for Cash shall be deemed to be Cash for purposes of this second proviso if such sale of notes is permitted under subsection 6.10; provided still further that the proceeds of an Asset Sale pursuant to this clause (iii) shall be applied in accordance with subsection 2.4A(ii); provided still further that except for sales of Printing Equipment during any Fiscal Year the net proceeds of which are applied to acquire Replacement Printing Equipment during such Fiscal Year, Company and its Subsidiaries shall not sell or otherwise dispose of assets pursuant to this clause (iii) (including by way of a sale-leaseback transaction except a sale-leaseback transaction that is entered into within 90 days of Company's initial acquisition of the asset subject to such sale-leaseback) either (a) having an aggregate value in excess of $100,000,000 during any 12-month period preceding the date of any such asset sale or disposition or (b) $200,000,000 from the Closing Date through the Commitment Termination Date;

          (iv) Company or any of its Subsidiaries may sell assets (other than Printing Equipment) in the ordinary course of business; provided that any such sale or other disposition of assets is made for the fair market value of such assets and that the proceeds of an Asset Sale pursuant to this clause (iv) shall be applied in accordance with subsection 2.4A(ii)(a);

          (v) Company or any of its Subsidiaries may (a) purchase inventory, equipment and other personal property in the ordinary course of business,
     (b) make capital expenditures in accordance with subsection 6.9, (c) make and own Investments in accordance with the provisions of subsection 6.3,
     (d) purchase or otherwise acquire stock and other Securities, or beneficial interests therein, of its Subsidiaries (including of Persons who become Subsidiaries by virtue of any such purchase or acquisition) (but not, in any event, of any Unrestricted Subsidiary), (d) make any loan, advance or capital contribution to its Subsidiaries (other than Unrestricted Subsidiaries) and (e) make Acquisitions; provided that Company shall comply with the ratio set forth in subsection 3.3B(i) as of the date of any Acquisition and any other requirements set forth herein (including under subsection 5.1(xviii)) and, to the extent such Acquisition is of the equity interest of any Person, such Person shall be a Subsidiary of Company upon giving effect to such Acquisition or shall be merged with and into Company or one of its Subsidiaries within five days of the consummation of such Acquisition; provided further that the board of directors of the Target of any Acquisition shall have adopted a resolution approving such Acquisition pursuant to applicable corporate law; provided still





































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

     further that, notwithstanding anything in the foregoing to the contrary, Company and its Subsidiaries shall not make any Acquisition (other than the Identified Acquisition) the aggregate purchase price of which exceeds $250,000,000 unless Administrative Agent and Requisite Lenders otherwise consent in writing;

          (vi) Company and its Subsidiaries may create New Subsidiaries or a Receivables SPC (and transfer Receivable Assets thereto in accordance with subsection 6.10); provided that the requirements of subsection 5.8 shall be satisfied with respect to any such New Subsidiary or Receivables SPC;

          (vii) Company and its Subsidiaries may be combined as contemplated by subsection 5.2;

          (viii) in addition to the dispositions permitted under subsection 6.7(iii), so long as no Event of Default has occurred and is continuing or would be caused thereby, Company and its Subsidiaries may sell or otherwise dispose of any of its assets in one or a related series of transactions outside the ordinary course of business having a fair market value of $5,000,000 or less, up to $60,000,000 in the aggregate during the term of this Agreement; and

          (ix) in addition to the dispositions permitted under subsection 6.7(iii), so long as no Event of Default has occurred and is continuing or would be caused thereby, Company may sell, transfer or otherwise dispose of assets as permitted pursuant to subsection 6.8A.

6.8  Special Restrictions on Leases
     ------------------------------

     A. Company will not and will not permit any of its Subsidiaries to, directly or indirectly, enter into any sale-leaseback transaction with or relating to any governmental Person or related entity, including but not limited to any Other IDB Sale-Leaseback Transaction; except Company may sell, transfer or otherwise dispose of assets to an IDB Lessor in connection with an Other IDB Sale-Leaseback Transaction provided that the following conditions are met on or prior to the consummation of such Other IDB Sale-Leaseback Transaction:

          (i) except for any such assets subject to Liens permitted under subsection 6.1(viii), such assets shall be transferred subject to the Liens created by the Collateral Documents in favor of Collateral Agent for the benefit of the Secured Parties;

          (ii) Collateral Agent shall have received a written acknowledgement signed by such IDB Lessor and any other parties to such Other IDB Sale-Leaseback Transaction acknowledging the seniority of the security interest in such assets (other than in respect of any such assets subject to Liens permitted under subsection 6.1(viii)) created by the Collateral Documents in favor of Collateral Agent for the benefit of the Secured Parties;

          (iii) Collateral Agent shall have received a first priority security interest in Company's interest in and to each document to which it is a party delivered in connection with such Other IDB Sale-Leaseback Transaction, including the taking of possession of any instruments delivered in connection therewith; and

          (iv) Collateral Agent shall have received a consent letter executed and acknowledged by such IDB Lessor, in form and substance satisfactory to Collateral Agent, in its sole discretion, pursuant to which such IDB Lessor shall, among other things, (i) grant to Collateral Agent a right of entry, at any time and from time to time, onto the premises on which such assets are located to inspect or remove such assets or arrange a public or other sale of such assets and (ii) agree that all liens, claims, demands, rights or interest which such IDB Lessor then has or thereafter acquires in, on or to such assets shall be subordinate in right of time and payment to the security interest of Collateral Agent in such assets (other than in respect of any such assets subject to Liens permitted under subsection 6.1(viii)).

     B. Company will not, and will not permit any of its Subsidiaries to, become liable, whether directly or by assignment or as a guarantor or other surety, for the obligations of a lessee under any Operating Lease of a Subsidiary of Company, except (i) in connection with the financing or refinancing of permitted Consolidated Capital Expenditures and
(ii) Miscellaneous Operating Leases.

6.9  Limitation on Net Consolidated Capital Expenditures
     ---------------------------------------------------

     Company will not, and will not permit any of its Subsidiaries to, make or incur, in the aggregate, obligations for Net Consolidated Capital Expenditures during any Fiscal Year in excess of $135,000,000 (the "Target Amount");
provided however that if the aggregate amount of Net Consolidated Capital Expenditures for the immediately preceding Fiscal Year (commencing with the 1996 Fiscal Year) is less than the Target Amount for such immediately preceding Fiscal Year, then the lesser of (i) the Target Amount for such immediately preceding Fiscal Year minus the Net Consolidated Capital Expenditures for such immediately preceding Fiscal Year and (ii) 25%





































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

of the Target Amount, so adjusted pursuant to this subsection 6.9, for such immediately preceding Fiscal Year, shall be added to the Target Amount for the current Fiscal Year. Notwithstanding the foregoing, Company's repurchase of the Covington, Tennessee, and Dyersburg, Tennessee, facilities and/or any other assets which are the subject of an Other IDB Sale-Leaseback Transaction pursuant to the exercise of its option to repurchase such facilities received in connection with the sale-leaseback of such facilities, shall not be deemed to be a Consolidated Capital Expenditure under this subsection 6.9 except to the extent of the exercise price with respect to such options and any other expendi-tures of Company in connection with such repurchases that would otherwise be deemed to be Consolidated Capital Expenditures.

6.10 Sale or Discount of Receivables
     -------------------------------

     Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell with recourse (except to the extent of the amount Company or such Subsidiary reasonably estimates, based on historical loss experience, will not be received in connection with the collection of notes or accounts receivable), or discount or otherwise sell for less than 95% of the face value thereof, any of its notes or accounts receivable or otherwise enter into an accounts receivable or similar financing; provided that Company and its Subsidiaries may sell, transfer or otherwise convey their respective Receivables Assets to a Receivables SPC for not less than 95% of the face value thereof in connection with a securitized accounts receivable financing on terms and conditions in form and substance acceptable to Administrative Agent and Requisite Lenders in their sole discretion (the "Permitted Receivables Transaction") so long as Company applies the Receivables Proceeds thereof to prepay the Loans pursuant to subsection 2.4A(ii)(f); it being understood and agreed that to the extent Company and its Subsidiaries enter into any Permitted Receivables Transaction pursuant to this subsection 6.10, Collateral Agent shall release the Lien of the Security Documents encumbering any such Receivables Assets sold in connection therewith.

6.11 Transactions with Affiliates
     ----------------------------

     Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of the capital stock of Company, or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or such Subsidiary, as the case may be, than those which might be obtained at the time from a Person who is not such a holder of Affiliate; provided that the foregoing restriction shall not apply to (i) any transaction between or among




































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

Company and/or any of Company's wholly-owned (directly or indirectly) Subsidiaries, (ii) any management fees paid to KKR pursuant to an agreement which was entered into and effective prior to January 1, 1990, (iii) the Management Stock Agreements or (iv) the Intercompany Notes.

6.12 Other Indebtedness; Amendments and Waivers of Certain Documents
     ---------------------------------------------------------------

     Neither Company nor any of its Subsidiaries will (i) amend or otherwise change the terms of the Senior Subordinated Note Indenture, the Additional Subordinated Indebtedness, any other Subordinated Indebtedness, Existing Indebtedness, Refinancing Indebtedness or Indebtedness described in subsections 6.1(viii) or (xi) (the "Other Indebtedness") except as specifically permitted hereby, or make any payment consistent with an amendment or change thereto, if the effect of such amendment or change is to increase the interest rate on such Other Indebtedness, change the dates upon which payments of principal or interest are due thereon in a manner adverse to the obligor, change any event of default or condition to an event of default with respect to such Other Indebtedness in a manner adverse to the obligor, change the redemption or any repurchase provisions thereof in a manner adverse to the obligor, change the subordination provisions thereof (or of any guaranty thereof) or which amendment or change, together with all other amendments or changes made, increases materially the obligations of the obligor or confers additional rights on the holder of such Other Indebtedness which would be adverse to Company, any of its Subsidiaries or any Lender; or (ii) defease, or make any payments the effect of which is to defease the Senior Subordinated Notes or any other Subordinated Indebtedness in whole or in part (whether pursuant to the defeasance provisions of the Senior Subordinated Note Indenture or the documentation governing such other Subordinated Indebtedness or otherwise).

6.13 Conduct of Business
     -------------------

     From and after the Closing Date, Company will not permit Company and its Subsidiaries to engage in any business other than the business engaged in by Company and its Subsidiaries the date hereof and similar and related businesses. Any Receivables SPC shall engage only in the business of holding Receivables Assets pursuant to a Permitted Receivables Transaction and in activities incidental thereto.

     Company will not permit any of its Subsidiaries that may exist as of the Closing Date and that is not a Loan Party to engage in any business or incur any Indebtedness or Contingent Obligations in each case other than as specified on
Schedule 4.1 annexed hereto. Anything contained herein to the contrary notwithstanding, neither Company nor any of its Subsidiaries shall directly or indirectly distribute, sell or otherwise transfer any property or other assets of any



































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

kind to any Subsidiary of Company that is in existence as of the Closing Date and that is not a Loan Party.


                                   SECTION 7.

                                EVENTS OF DEFAULT

     IF any of the following conditions or events ("Events of Default") shall occur and be continuing:

7.1  Failure to Make Payments When Due
     ---------------------------------

     Failure to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; failure to pay when due any amount payable to any Issuing Lender in reimbursement of any drawing under any Letter of Credit issued pursuant to subsection 2.7; or failure to pay interest or any other amount due under this Agreement within five days after the date due; or

7.2  Default in Other Agreements
     ---------------------------

     (a) Failure of Company or any of its Subsidiaries or any Receivables SPC to pay when due or any default in the payment when due of any principal or interest on any other Indebtedness having an outstanding principal amount of $20,000,000 or more, individually or in the aggregate, or in the payment when due of any Contingent Obligation of $20,000,000 or more, individually or in the aggregate, or obligation under an Operating Lease requiring annual lease payments in any Fiscal Year in excess of $7,500,000 for such Operating Lease in each case beyond any period of grace provided which failure to pay or default in payment shall be continuing; or (b) breach or default by Company or any of its Subsidiaries or any Receivables SPC with respect to any other term of any evidence of any other Indebtedness or Contingent Obligation in an amount of $20,000,000 or more, individually or in the aggregate or Operating Lease, requiring annual payments in excess of $7,500,000 or more individually or in the aggregate, of any loan agreement, mortgage, indenture, lease or other agreement relating thereto, in each case beyond any period of grace provided which breach or default shall be continuing, if the effect of such failure, default or breach is to cause, or to permit the holder or holders of that Indebtedness, Operating Lease or Contingent Obligation (or a trustee on behalf of such holder or holders or counterpart to such Interest Rate Agreement), as the case may be, to cause,







































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

that Indebtedness, Operating Lease or Contingent Obligation, as the case may be, to become or be declared due prior to its stated maturity or, in the case of any lease, terminated prior to its stated maturity, or in the case of an Interest Rate Agreement terminated prior to its stated date of termination, it being understood that, for purposes of this clause (b), the amount of liability under any Interest Rate Agreement is the amount payable by Company and its Subsidiaries upon termination thereof; or

7.3  Breach of Certain Covenants
     ---------------------------

     Failure of Company or any other Loan Party to perform or comply with any term or condition contained in the second paragraph of subsection 2.1A(iii) or subsections 2.4A(ii), 2.5, 5.2, 5.6, 5.8, 5.9, 5.13, or Section 6 of this
Agreement; or

7.4  Breach of Warranty
     ------------------

     Any representation or warranty made by any Loan Party in any Loan Document or in any statement, certificate, report or financial statement at any time given by such Person in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made or deemed made; or

7.5  Other Defaults under Agreement or Loan Documents
     ------------------------------------------------

     Company or any other Loan Party shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents other than those referred to above in subsections 7.1, 7.3 or 7.4 and such default shall not have been remedied or waived within 30 days after the first to occur of (A) the date as of which such Loan Party shall receive written notice of any such failure from Administrative Agent or any Lender and (B) the date as of which any executive officer of Company shall become aware thereof; or

7.6  Involuntary Bankruptcy; Appointment of Receiver, etc.
     -----------------------------------------------------

     (A) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries (other than any Inactive Subsidiary) or any Receivables SPC in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or
(B) an involuntary case shall be commenced against Company or any of its Subsidiaries (other than any Inactive Subsidiary) or any Receivables SPC under the Bankruptcy Code or under any other bankruptcy, insolvency or similar law now or hereafter in effect and such case is not dismissed or discharged for 90 days; or (C) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries (other than any































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

Inactive Subsidiary) or any Receivables SPC, or over all or a substantial part of its property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries (other than any Inactive Subsidiary) or any Receivables SPC, for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Company or any of its Subsidiaries (other than any Inactive Subsidiary) or any Receivables SPC and the continuance of any such events in subpart (C) for 30 days unless dismissed or discharged; or

7.7  Voluntary Bankruptcy; Appointment of Receiver, etc.
     ---------------------------------------------------

     Company or any of its Subsidiaries (other than any Inactive Subsidiary) or any Receivables SPC, shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by Company or any of its Subsidiaries (other than any Inactive Subsidiary) or any Receivables SPC, of any assignment for the benefit of creditors; or the inability or failure of Company or any of its Subsidiaries (other than any Inactive Subsidiary) or any Receivables SPC, or the admission by Company or any of its Subsidiaries (other than any Inactive Subsidiary) or any Receivables SPC in writing of its inability to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (other than any Inactive Subsidiary) or any Receivables SPC or any committee thereof adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

7.8  Judgments and Attachments
     -------------------------

     A. Any of the assets of Company or any of its Subsidiaries (other than any Inactive Subsidiary) shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of Company or any such Subsidiary; or any Person shall move or apply for the appointment of a receiver, trustee or custodian for any of the assets of Company or any of its Subsidiaries (other than any Inactive Subsidiary) and such motion or application shall remain unstayed or undismissed for 30 consecutive days; or Company or any of its







































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

Subsidiaries (other than any Inactive Subsidiary) shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or incurred an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law; or

     B. Any money judgment, writ or warrant of attachment, or similar process involving in any case an amount in excess of $5,000,000 shall be entered or filed against Company or any of its Subsidiaries (other than any Inactive Subsidiary) or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 30 days or in any event later than five days prior to the date of any proposed sale thereunder; or

7.9  Dissolution
     -----------

     Any order, judgment or decree shall be entered against Company or any Material Subsidiary decreeing the dissolution or split up of such Person and such order shall remain unstayed or undischarged for a period in excess of 30 days; or

7.10 ERISA
     -----

     There occurs one or more ERISA Events which individually or in the aggregate results in liability of the Loan Parties and their ERISA Affiliates in excess of $5,000,000 during the term of this Agreement; or there exists, as of any valuation date for a Pension Plan, an excess of (i) the actuarial present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Pension Plan) of benefit liabilities (as defined in
Section 4001(a)(16) of ERISA) over (ii) the fair market value of the assets of such Pension Plan, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which there is no such excess) which exceeds the greater of (x) 20% of the value set forth in clause (i) above or (y) $5,000,000.

7.11 Invalidity of Guaranty
     ----------------------

     The Guaranty for any reason, other than the satisfaction in full of all of the Obligations, the termination of this Agreement or the termination of such Guaranty (or any Loan Party's obligations thereunder) in accordance with its terms, ceases to be in full force and effect or is declared to be null and void, or any Loan Party thereto denies that it has any further liability







































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

under such Guaranty or that such Guaranty is void or has no force or effect in whole or in part or gives notice to such effect; or

7.12 Failure of Security
     -------------------

     The Security Agreement or any other Collateral Document shall, at any time, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Loan Party or, in the case of the Security Agreement, Collateral Agent shall not have or shall cease to have a valid and perfected first priority security interest in the Collateral, in each case for any reason other than (i) the failure of Collateral Agent to take any action within its control, (ii) the release of Collateral in accordance with the terms of the Security Agreement or (iii) the failure of Collateral Agent to have a perfected security interest in Collateral located at any sales office of any Loan Party (other than any such sales office listed on Schedule VIII of the Security Agreement or that is otherwise required to be disclosed to the Lenders under the Loan Documents); or

7.13 Change in Control
     -----------------

     A Change In Control shall have occurred; or

7.14 Conduct of Business
     -------------------

     Company or any of its Subsidiaries (other than any Inactive Subsidiary) shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or a material part of its business, and such order shall not be vacated or stayed within 20 days after the issuance thereof;

     THEN (i) upon the occurrence of any Event of Default described in the foregoing subsections 7.6 or 7.7 each of (x) the unpaid principal amount of and accrued interest on the Loans, (y) an amount equal to the maximum amount which may at any time be drawn under all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letter of Credit) and (z) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company and the obligation of each Lender to make any Loan and the obligation and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Requisite Lenders may, by written notice to Company, declare all of the Loans to be, and an amount equal to the amounts described in clauses (x) through (z) above to be, and the same shall forthwith become, due and payable, together with accrued interest thereon, and the obligation of each Lender to make any Loan and the obligation and the right of any Lender to issue any Letter of Credit hereunder shall thereupon terminate; provided that the foregoing shall not affect in any way the obligations of Lenders to purchase from Issuing Lenders participations in the unreimbursed amount of any drawings under any Letters of Credit as provided in subsection 2.7E. So long as any Letter of Credit shall remain outstanding, any amounts described in clause (y) above with respect to such Letter of Credit, when received by Issuing Lender, shall be held by the Issuing Lender pursuant to such documentation as the Issuing Lender shall request, as cash collateral for the obligation of Company to reimburse the respective Issuing Lender in the event of any drawing under such Letter of Credit, and so much of such funds shall at all times remain on deposit as cash collateral as aforesaid as shall equal the maximum amount available at any time for drawing under all Letters of Credit (the "Maximum Available Amount"); provided that, in the event of cancellation or expiration of any Letter of Credit or any reduction in the Maximum Available Amount, the Issuing Lender shall apply the difference between the Maximum Available Amount immediately prior to such cancellation, expiration or reduction and the Maximum Available Amount immediately after such cancellation or reduction, first, to the payment in full of the outstanding Obligations, second, to the payment in full of the other outstanding Benefitted Obligations (as defined in the Intercreditor Agreement) and then, to Company or to such other Person who may be lawfully entitled to receive such funds or as a court of competent jurisdiction may direct. Nevertheless, if at any time within 60 days after acceleration of the maturity of any Loan, Company shall pay all arrears of interest and all payments on account of the principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Loans, and payments of amounts referred to in clause (y) above, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 9.7, then Requisite Lenders by written notice to Company may rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended to benefit Company and do not grant Company the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met. Except as otherwise expressly provided in this Section 7, Company hereby waives diligence, presentment, demand, protest and notice of every kind.



































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

                                   SECTION 8.

                              ADMINISTRATIVE AGENT

8.1  Appointment
     -----------

     Bankers is hereby appointed Administrative Agent hereunder by each Lender and each Lender hereby authorizes Administrative Agent to act hereunder and under the other instruments and agreements referred to herein (including, without limitation, the Collateral Documents) as its agent hereunder and thereunder. Administrative Agent agrees to act as such upon the express conditions contained in this Section 8, the Intercreditor Agreement and in the other Loan Documents. Other than as set forth in this subsection 8.1 or subsection 8.6 or in the last sentence of subsection 8.7, the provisions of this
Section 8 are solely for the benefit of Administrative Agent and Lenders and Company shall not have any rights as a third party beneficiary of, nor shall it have any obligations under or with respect to, any of the provisions of this
Section 8. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.

8.2  Powers; General Immunity
     ------------------------

     A. Duties Specified. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other instruments and agreements referred to herein (including, without limitation, the Collateral Documents) as are specifically delegated to Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities which are expressly specified in this Agreement and the other Loan Documents and it may perform such duties by or through its agents or employees. The duties of Administrative Agent shall be mechanical and administrative in nature; Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect of this Agreement or the other instruments and agreements referred to herein except as expressly set forth herein or therein.

     B. No Responsibility for Certain Matters. Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, or any other Loan Document, including the Notes issued hereunder, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by such Administrative Agent to Lenders or by or on behalf of Company to Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of Letters of Credit or of the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

     C. Exculpatory Provisions. Administrative Agent and its directors, employees or agents shall not be liable to Lenders for any action taken or omitted hereunder or in connection herewith (including, without limitation, any act or omission under any Loan Document) unless caused by its or their gross negligence or willful misconduct. If Administrative Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any other Loan Document, Administrative Agent shall be entitled to refrain from such act or taking such action unless and until Administrative Agent shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys, accountants, experts and others professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of Requisite Lenders. Administrative Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement unless and until it has obtained the instructions of Requisite Lenders.

     D. Administrative Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity. With respect to its


































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

participation in the Loans and Letters of Credit, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and each of its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any Affiliate of Company as if it were not performing the duties specified herein, and may accept fees and other consideration from Company or any such Affiliate for services in connection with this Agreement or any other transaction or otherwise without having to account for the same to Lenders.

8.3  Representations and Warranties; No Responsibility for Appraisal of Credit-
     --------------------------------------------------------------------------
     worthiness
     ----------

     Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans and the issuance of Letters of Credit hereunder and such Lender's purchasing of participations in such Letters of Credit and has made and shall continue to make its own appraisal of the creditworthiness of such Persons. Administrative Agent shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto whether coming into its possession before the making of the Loans or the issuance of the Letters of Credit or any time or times thereafter and shall further have no responsibility with respect to the accuracy of or the completeness of the information provided to Lenders.

8.4  Indemnification of Administrative Agent
     ---------------------------------------

     Each Lender severally agrees to indemnify Administrative Agent, proportionately to such Lender's Pro Rata Share, to the extent Administrative Agent shall not have been reimbursed by Company, for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in performing its duties hereunder or any of the other instruments and agreements referred to herein, in any way relating to or arising out of this Agreement, including, but not limited to, its duties as Collateral Agent; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements




































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

resulting from Administrative Agent's gross negligence or willful misconduct.
If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of such Administrative Agent, be insufficient or become impaired Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

8.5  Registered Persons Treated as Owner
     -----------------------------------

     Administrative Agent may deem and treat the Persons listed as Lenders in the Register as the owners of the corresponding Loans listed therein for all purposes hereof unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 9.2B. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, transferee or assignee of the corresponding Loan.

8.6  Successor Administrative Agent
     ------------------------------

     A. Successor Administrative Agent. Administrative Agent may resign at any time by giving thirty days' prior written notice thereof to Lenders and Company and may be removed at any time with or without cause by Requisite Lenders. Upon any such resignation or removal, Requisite Lenders shall have the right, upon five days' notice to Company, to appoint a successor Administrative Agent; provided further that if such successor shall not be a Lender, such appointment shall be subject to the consent of Company, which consent shall not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or Requisite Lenders' removal of the retiring Administrative Agent, then, upon five days' notice to Company, the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $50,000,000; provided that if such successor shall not be a Lender, such appointment shall be subject to the consent of Company, which consent shall not be unreasonably withheld. Upon the acceptance of any appointment as an Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative




































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

Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

     B. Successor Swing Line Lender. Any resignation or removal of Administrative Agent pursuant to subsection 8.6A shall also constitute the resignation or removal of Bankers or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to subsection 8.6A shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) Company shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to Company for cancellation, and (iii) if so requested by the successor Administrative Agent and Swing Line Lender in accordance with subsection 2.1F, Company shall issue a new Swing Line Note to the successor Agent and Swing Line Lender substantially in the form of Exhibit X annexed
                                                         ---------
hereto, in the principal amount of the Swing Line Loan Commitment then in effect and with other appropriate insertions.

     C. Successor Collateral Agent. Any resignation or removal of Administrative Agent pursuant to subsection 8.6A shall also constitute the resignation or removal of Bankers or its successor as Collateral Agent, and any successor Administrative Agent appointed pursuant to subsection 8.6A shall, upon its acceptance of such appointment, become the successor Collateral Agent for all purposes hereunder.

8.7  Intercreditor Agreement
     -----------------------

     Each Lender hereby authorizes Collateral Agent to enter into the Intercreditor Agreement for the benefit of that Lender and agrees to be bound by the terms of such document. Each Lender hereby authorizes the Collateral Agent to enter into each of the Collateral Documents and the Guaranty on behalf of and for the benefit of Lenders and agrees to be bound by the terms of the Collateral Documents and the Guaranty; provided that Collateral Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provi-sion contained in the Intercreditor Agreement or the Collateral Documents or the Guaranty without the prior consent of Requisite Lenders in accordance with subsection 9.7. Each Lender agrees that no Lender shall have any right individually to seek or to enforce the Guaranty or to realize upon the security granted by any Collateral Document, in each case as amended, it being understood and agreed that such rights and remedies may be exercised only by Collateral Agent for the benefit



































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

of Lenders and the other Secured Parties in accordance with the terms of the Guaranty, the Collateral Documents and the Intercreditor Agreement, as applicable.

8.8  Notice of Default
     -----------------

     Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Potential Event of Default unless Administrative Agent has received actual notice from a Lender or Company or any other Loan Party referring to this Agreement, describing such Event of Default or Potential Event of Default and stating that such notice is a "notice of default." In the event that Administrative Agent receives such a notice, Administrative Agent shall give notice thereof to Lenders as soon as may be reasonably practicable; provided that if a notice received by Administrative Agent has also been provided to Lenders, Administrative Agent shall have no obligation to give notice to Lenders with respect thereto. Subject to the provisions of the clause beginning with the word "THEN" appearing after subsection 7.14, Administrative Agent shall take such action with respect to such Event of Default or Potential Event of Default as shall be reasonably directed by Requisite Lenders; provided that, unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Potential Event of Default as it may deem advisable in the interests of Lenders. In the event that any Lender has actual knowledge of any Event of Default or Potential Event of Default, such Lender shall give notice thereof to Administrative Agent as soon as reasonably practicable.


                                   SECTION 9.

                                  MISCELLANEOUS

9.1  Representations of Lenders
     --------------------------

     Each Lender hereby represents that it is a commercial bank, insurance company, savings and loan association, savings bank or other financial institution, pension fund or mutual fund or other "accredited investor" (as defined in Regulation D under the Securities Act of 1933, as amended) which makes (or purchases interests in) loans in the ordinary course of its business and that it will make all Loans made by it for its own account in the ordinary course of such business and not with a view to or for sale in connection with any distribution of the Notes or other evidence of Indebtedness; provided however that, subject to subsection 9.2, the disposition of the




































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

Notes or other evidence of Indebtedness held by that Lender shall at all times be within its exclusive control. Each Lender that becomes a party hereto pursuant to an Assignment Agreement shall be deemed to agree that the representations and warranties of such Lender contained in Section 2(c) of such Assignment Agreement are incorporated herein by this reference.

9.2  Assignments and Participations in Loans and Notes
     -------------------------------------------------

     A. General. Subject to subsection 9.2B, each Lender shall have the right at any time to (i) sell, assign or transfer to one or more commercial banks, insurance companies, savings and loan associations, savings banks or other financial institutions, pension funds or mutual funds or other accredited investors ("Eligible Assignees") or (ii) sell participations to any Person in, all or any part of its Commitments or any Loan or Loans made by it or its Letters of Credit or participations therein or any other interest herein or in any other Obligations owed to it; provided that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale, assignment, transfer or participation under the securities laws of any state; provided further that prior to receiving any confidential or other material information regarding Company or the transactions contemplated by this Agreement, any Eligible Assignee shall have entered into a Confidentiality Agreement; provided further that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 9.2B(ii); provided further that no such sale, assignment, transfer or participation of any Letter of Credit or any participation therein may be made separately from a sale, assignment, transfer or participation of a corresponding interest in the Revolving Loan Commitment and the Revolving Loans of the Lender effecting such sale, assignment, transfer or participation; and provided further that, anything contained herein to the contrary notwithstanding, the Swing Line Loan Commitment and the Swing Line Loans of Swing Line Lender may not be sold, assigned or transferred as described in clause (i) above to any Person other than a successor Administrative Agent and Swing Line Lender to the extent contemplated by subsection 8.6. Except as otherwise provided in this subsection 9.2, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitments or the Loans, the Letters of Credit or participations therein, or the other Obligations owed to such Lender.







































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

     B.   Assignments.

          (i)  Amounts and Terms of Assignments.  Each Commitment, Loan, Letter
               --------------------------------
     of Credit or participation therein, or other Obligation may (a) be assigned in any amount to another Lender, with the giving of written notice to Company and Administrative Agent, (b) be assigned in any amount to any Affiliate of any Lender with the prior consent of Administrative Agent (which consent shall not be unreasonably withheld) or (c) be assigned in an aggregate amount of not less than $10,000,000 (or such lesser amount as shall constitute the aggregate amount of the Commitments, Loans, Letters of Credit and participations therein, and other Obligations of the assigning Lender) to any other Eligible Assignee with the prior consent of Administrative Agent (which consent shall not be unreasonably withheld).
     To the extent of any such assignment in accordance with either clause (a),
     (b) or (c) above, the assigning Lender shall be relieved of its obligations with respect to its Commitments, Loans, Letters of Credit or participations therein, or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment Agreement, together with a processing and recordation fee of $3,500 and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to subsection 2.8B(iv). Upon such execution, delivery, acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 9.11B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto; provided that, anything contained in any of the Loan Documents to the contrary notwithstanding, if such Lender is the Issuing Lender with respect to any outstanding Letters of Credit such Lender shall continue to have all rights and obligations of an Issuing Lender with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender




































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

     and, if any such assignment occurs after the issuance of any Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes, if any, to Administrative Agent for cancellation, and thereupon new Notes shall, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1F, be issued to the assignee and/or to the assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Term Loans, as the case may be, of the assignee and/or the assigning Lender.

          (ii) Acceptance by Administrative Agent; Recordation in Register.
               -----------------------------------------------------------
     Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 9.2B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Administrative Agent pursuant to subsection 2.8B(iv), Administrative Agent shall, if Administrative Agent has consented to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 9.2B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Administrative Agent to such assignment),
     (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Administrative Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 9.2B(ii).

     C. Participations. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final maturity date of any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6D and 2.8) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowl-edge and agree that, solely for purposes of subsections 9.5 and 9.6, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

     D. Assignments to Federal Reserve Banks. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 9.2, any Lender may





































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

assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided that
(i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and
(ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

9.3  Expenses
     --------

     Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the reasonable costs and expenses of preparation of this Agreement and the other Loan Documents, and all the reasonable costs of furnishing all opinions by counsel for Company and the other Loan Parties (including without limitation any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) the reasonable fees, expenses and disbursements of counsel to Administrative Agent and Collateral Agent (including reasonable allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of this Agreement, the other Loan Documents, the Letters of Credit, the Notes and the Loans hereunder, and any amendments and waivers hereto and thereto; (iii) all other actual and reasonable costs and expenses incurred by Administrative Agent and Collateral Agent (including reasonable attorneys' fees) in connection with the negotiation, preparation and execution of the Loan Documents and the transactions contemplated hereby and thereby, including the arrangement by Administrative Agent for one or more Lenders to participate in the facilities described herein;
(iv) all the actual costs and expenses of creating and perfecting Liens in favor of Secured Parties pursuant to any Loan Document, including filing and recording fees and expenses, title insurance, fees and expenses of counsel for providing such opinions as Lenders may reasonably request and reasonable fees and expenses of legal counsel to Administrative Agent and Collateral Agent; and (v) after the occurrence of an Event of Default, all reasonable costs and expenses (including reasonable attorneys' fees, including reasonable allocated costs of internal counsel, and reasonable costs of settlement) incurred by each Lender in enforcing any Obligations of or in collecting any payments due from Company hereunder or under the Notes, if any, by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceeding.





































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

9.4  Indemnity
     ---------

     In addition to the payment of expenses pursuant to subsection 9.3, whether or not the transactions contemplated hereby shall be consummated, Company agrees to indemnify, pay and hold Agents and Lenders, and the officers, directors, employees and agents of Agents and Lenders (collectively called the "Indemnitees") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, reasonable costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto) other than losses and costs with respect to Taxes which shall be governed by subsection 2.8, which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents, or Lenders' agreement to make the Loans or the use or intended use of the proceeds of Loans and the issuance of Letters of Credit hereunder and Lenders' agreement to purchase participations therein as provided for herein, or the use or intended use of the Letters of Credit, the Guaranty or the transactions or documents contemplated thereby or referenced to therein, including but not limited to any Acquisition (the "indemnified liabilities"); provided that Company shall not have any obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the bad faith, gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Company shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.

9.5  Set Off
     -------

     In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default (after the giving of any notice and the expiration of any grace period contained in the definition thereof), each Lender is hereby authorized by Company at any time or from time to time, without notice to Company, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of Company or against and on account




































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

of the obligations and liabilities of Company to that Lender under this Agreement and the Notes, the Letters of Credit including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Letters of Credit or the other Loan Documents, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) that Lender shall have declared the principal of and interest on the Loans and Notes, if any, any obligations of Company in respect of the Letters of Credit and other amounts due hereunder to be due and payable as permitted by Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

9.6  Ratable Sharing
     ---------------

     Each Lender agrees with each other Lender that (i) with respect to all amounts received by them which are applicable to the payment of principal of or interest on the Loans and amounts payable in respect of Letters of Credit or commitment fees, equitable adjustment will be made so that, in effect, all such amounts will be shared among Lenders proportionately to their respective Pro Rata Shares (subject to adjustment to give effect to the interest rate borne by Affected Loans pursuant to subsection 2.6C) whether received by voluntary payment, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any or all of the Obligations and (ii) if any of them shall exercise any right of counterclaim, set-off, banker's lien or similar right with respect to amounts owed by Company hereunder or in respect of the Letters of Credit, that Lender shall apportion the amount recovered as a result of the exercise of such right pro rata in accordance with (a) all amounts outstanding at such time owed by Company to it hereunder and (b) all amounts otherwise owed by Company to it, and (iii) if any of them shall thereby through the exercise of any right of counterclaim, set-off, banker's lien or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal and interest due with respect to the Loans made by that Lender or amounts payable in respect of any Letter of Credit or any participation therein, or any other amount payable hereunder (collectively, the "Aggregate Amounts Due" to such Lender), which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (y) notify each other Lender and Administrative Agent of such receipt and (z) purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the Aggregate Amounts Due to the other Lenders so that all recoveries of Aggregate Amounts Due shall be shared by Lenders in proportion to their respective Pro Rata Shares; provided that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender, those purchases shall be rescinded and the



































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

purchase prices paid for such participations shall be returned to that Lender to the extent of such recovery, but without interest. Company expressly consents to the foregoing arrangements and agrees that any participant in respect of any Loan may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by Company to that participant as fully as if that participant were a Lender in the amount of such participation held by that participant.

9.7  Amendments and Waivers
     ----------------------

     A. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, if any, or of any other Loan Document, or consent to any departure by Company or any of its Subsidiaries therefrom, shall in any event be effective without the written concurrence of Requisite Lenders and Company; provided that any amendment, modification, termination, or waiver:
(i) of the definition of any "Pro Rata Share" or of "Requisite Lenders";
(ii) of the final maturity dates (but not the date of any scheduled installment of principal) of any of the Loans; (iii) resulting in a decrease of the principal of or interest rates borne by the Loans, any amounts payable in respect of the Letters of Credit (including affecting the fees payable in connection therewith) or the amount of fees payable to Lenders hereunder; or
(iv) the provisions contained in subsections 2.6B, 2.6C, 2.6D, 7.1 and 9.7 shall be effective only if evidenced by a writing signed by or on behalf of Requisite Lenders and any Lender adversely affected thereby; provided further that any amendment, modification, termination, or waiver: (a) of any provision expressly requiring the approval or concurrence of all Lenders, (b) releasing all or substantially all of the Collateral or (c) releasing the Guaranty or any Loan Party from its obligations under the Guaranty other than in accordance with the terms thereof shall be effective only if evidenced by a writing signed by or on behalf of all Lenders; and provided still further that Company may supplement Schedules 4.1, 4.7, 4.15 and 4.17 to this Agreement to the extent permitted by this Agreement and the Schedules to the Security Agreement and the Patent and Trademark Agreements to the extent permitted by each such Agreement, respectively, without requiring the consent of Administrative Agent or any Lender. No increase in any Lender's Commitments shall be effective without the concurrence of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Potential Events of Default or Events of Default or of a mandatory reduction in the Commitments shall not constitute an increase in the Commitment of any Lender, and that an increase in the available portion of any Commitment of, or the extension of credit in excess of its Commitment by, any Lender shall not constitute an increase in the Commitment of such Lender). No amendment, modification, termination or waiver of (1) any provision of Section 8 shall be effective without the written concurrence of Administrative Agent and (2) any provision of subsection 2.1A(iv) or any other




































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

provision of this Agreement relating to the Swing Line Loan Commitment or the Swing Line Loans shall be effective without the written concurrence of the Swing Line Lender.

     B. If, in connection with any proposed amendment, modification, termination or waiver to any of the provisions of this Agreement or the Notes as contemplated by clauses (i) through (iv) of the first proviso of subsection 9.7A or clauses (a) through (c) of the second proviso of subsection 9.7A, the consent of the Requisite Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Company shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (i) or (ii) below, to either
(i) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to subsection 2.10 so long as at the time of such replacement, each such Replacement Lender consents to the proposed amendment, modification, termination or waiver, or (ii) terminate such non-consenting Lender's Commitments and repay in full its outstanding Loans in accordance with subsections 2.4A(i)(b) and 2.4C(ii); provided that unless the Commitments that are terminated and the Loans that are repaid pursuant to the preceding clause
(ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (ii), the Requisite Lenders (determined before giving effect to the proposed action) shall specifically consent thereto; provided further that Company shall not have the right to terminate such non-consenting Lender's Commitment and repay in full its outstanding Loans pursuant to clause (ii) of this subsection 9.7B if, immediately after the termination of such Lender's Revolving Loan Commitment in accordance with subsection 2.4C(ii), the Revolving Loan Exposure of all Lenders would exceed the Revolving Loan Commitments of all Lenders; provided still further that Company shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second and third sentences of subsection 9.7A.

     C. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 9.7 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company and its Subsidiaries.



































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

9.8  Independence of Covenants
     -------------------------

     All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

9.9  Change in Accounting Principles
     -------------------------------

     If any changes in accounting principles from those used in the preparation of the financial statements referred to in subsection 4.3 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of financial covenants, standards or terms found in Sections 1, 5 and 6 hereof, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating Company's financial condition shall be the same after such changes as if such changes had not been made.

9.10 Notices
     -------

     Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed by facsimile transmission, cable or United States mail or courier service and shall be deemed to have been given when delivered in person, receipt of telecopy, telex, facsimile transmission or cable or four Business Days after deposit in the United States mail, registered or certified, with postage prepaid and properly addressed; provided that notices to Administrative Agent shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this subsection 9.10) shall be as set forth below each party's name on the signature pages hereof.

9.11 Survival of Warranties and Certain Agreements
     ---------------------------------------------

     A. All agreements, representations and warranties made herein shall survive the execution and delivery and effectiveness of this Agreement, the making of the Loans hereunder, the execution and delivery of the Notes and the issuance of the Letters of Credit.

     B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7H, 2.7I, 2.8, 2.9, 5.12, 8.6, 9.3 and 9.4 and the agreements of Lenders set forth in subsections 8.2C, 8.4, 9.5 and 9.6 and subsection 8(c) of the Intercreditor Agreement shall survive the payment of the Loans, the Notes, the cancellation or expiration of the Letters of Credit and the termination of this Agreement.

9.12 Failure or Indulgence Not Waiver; Remedies Cumulative
     -----------------------------------------------------

     No failure or delay on the part of any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to and not exclusive of, any rights or remedies otherwise available.

9.13 Severability
     ------------

     In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.14 Obligations Several; Independent Nature of Lenders' Rights
     ----------------------------------------------------------

     The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

9.15 Headings
     --------

     Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.16 Applicable Law
     --------------

     THIS AGREEMENT AND THE NOTES, IF ANY, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS
(1993) REVISION, INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

9.17 Successors and Assigns
     ----------------------

     This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of any Loan or Commitment, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders. Lenders' rights of assignment are subject to subsection 9.2.

9.18 Consent to Jurisdiction and Service of Process
     ----------------------------------------------

          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN

DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, COMPANY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY

          (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

          (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

          (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SUBSECTION 9.10;

          (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER COMPANY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

          (V) AGREES THAT LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST COMPANY IN THE COURTS OF ANY OTHER JURISDICTION; AND

          (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 9.18 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1402 OR OTHERWISE.

9.19 Counterparts; Effectiveness
     ---------------------------

     This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. It is the intention of each of the parties hereto that all indebtedness of the Company under the Existing Credit Agreement be continued hereunder, that the Existing Credit Agreement be amended and restated to reflect such continuation and to preserve the perfection and priority of all security interests securing such indebtedness under the Existing Credit Agreement and the other Loan Documents, and that all indebtedness and obligations of Company and its Subsidiaries hereunder and thereunder shall be secured by the Collateral Documents. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement made under the terms of subsection 9.7 thereof, and is not intended by the parties to constitute a novation or refinancing of the Notes. Notwithstanding the use of the terms "Loan" or "Loans" to denote the interest of an individual Lender under this Agreement, no construction shall be applied so as to defeat such intention of the parties. All increases in the respective Commitments and Pro Rata Shares of Lenders under the terms of this Agreement as of the Closing Date shall be deemed to be a purchase of an assignment of Loans under subsection 9.2 of the Existing Credit Agreement, notwithstanding the fact that the parties may not have strictly complied with the terms thereof, strict compliance with the provisions of which are hereby waived solely for those assignments occurring on the Closing Date effected by the execution and delivery of this Agreement. This Agreement shall become effective upon the execution of a counterpart hereof by Company, Agents and Lenders and written or telephonic notification of such execution and authorization of delivery thereof has been received by Company and Administrative Agent; provided that unless and until all the conditions set forth in Section 3.1 have been satisfied or waived by Administrative Agent or Lenders then the Existing Credit Agreement shall remain in full force and effect without giving effect to the amendments set forth herein, as if this Second Amended and Restated Credit Agreement shall have never been executed and delivered. Any references in the Loan Documents to specific section numbers of the Existing Credit Agreement or to specific Schedules or Exhibits thereof shall be deemed to refer to the appropriate section numbers of this Agreement (however numbered) corresponding to the specific numbered sections of the Existing Credit Agreement or to the appropriate Schedules or Exhibits hereof (however identified) corresponding to the specific Schedules or Exhibits of the Existing Credit Agreement.

9.20 Marshalling; Payments Set Aside
     -------------------------------

     Neither any Lender nor Administrative Agent shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Agent or any Lender (or to Administrative Agent for the benefit of any Lender), or Administrative Agent or any Lender enforce their security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

9.21 Waiver of Jury Trial
     --------------------

     EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION
9.21 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.



                                             WORLD COLOR PRESS, INC.



                                             By:
                                                ---------------------------
                                               Name:
                                               Title:


                                             Notice Address:

                                             World Color Press, Inc.
                                             The Mill
                                             340 Pemberwick
                                             Greenwich, CT  06831
                                             Attention:  Marc L. Reisch

                                             with a copy to:

                                             Latham & Watkins
                                             885 Third Avenue
                                             New York, New York 10022
                                             Attention:  Steven Della
                                             Rocca, Esq.



















































SECOND AMENDED AND RESTATED WCP CREDIT AGREEMENT
                                       S-1

                                             BANKERS TRUST COMPANY,
                                             individually as a Lender and
                                             as Administrative Agent


                                             By:
                                                ---------------------------
                                               Name:
                                               Title:


                                             Notice to Address:

                                             Bankers Trust Company
                                             130 Liberty Street
                                             New York, New York  10006
                                             (Mail Stop 2141)
                                             Attention:  Mary Jo Jolly


                                             with a copy to:

                                             Bankers Trust Company
                                             300 South Grand Avenue
                                             Los Angeles, California 90071
                                             Attention:  Patrice Daniels























































SECOND AMENDED AND RESTATED WCP CREDIT AGREEMENT
                                       S-2

                                      BA SECURITIES, INC.,
                                      as Syndication Agent


                                      By:
                                         ---------------------------
                                        Name:
                                        Title:


                                      Notice to Address:


                                      Bank of America NT & SA
                                      200 West Jackson Street, 9th Floor
                                      Chicago, Illinois  60697
                                      Attention:     Celyndia Williams
                                                AA - Account Administrator

                                      With a copy to:


                                      BA Securities, Inc.
                                      335 Madison Avenue, 5th Floor
                                      New York, New York 10017
                                      Attention: Brock T. Harris




















































SECOND AMENDED AND RESTATED WCP CREDIT AGREEMENT
                                       S-3

                                      BANK OF AMERICA NT & SA,
                                      as a Lender


                                      By:
                                         ---------------------------
                                        Name:
                                        Title:


                                      Notice to Address:


                                      Bank of America NT & SA
                                      200 West Jackson Street, 9th Floor
                                      Chicago, Illinois  60697
                                      Attention:     Celyndia Williams
                                                AA - Account Administrator

                                      With a copy to:

                                      Bank of America NT & SA
                                      335 Madison Avenue, 5th Floor
                                      New York, New York 10017
                                      Attention: Brock T. Harris





















































SECOND AMENDED AND RESTATED WCP CREDIT AGREEMENT
                                       S-4

                                        CITIBANK, N.A.,
                                        as a Lender and as
                                        Documentation Agent


                                        By:
                                           ---------------------------
                                          Name:
                                          Title:


                                        Notice to Address:

                                        Citibank, N.A.
                                        399 Park Avenue, 6th Floor
                                        New York, New York 10043
                                        Attention:  Michael Mahre
































































SECOND AMENDED AND RESTATED WCP CREDIT AGREEMENT
                                       S-5

                                        ACKNOWLEDGED AND AGREED:

                                        BANKERS TRUST COMPANY,
                                        as Collateral Agent


                                        By:
                                           ---------------------------
                                          Name:
                                          Title:


                                        Notice to Address:

                                        Bankers Trust Company
                                        130 Liberty Avenue
                                        New York, New York 10006
                                        (Mail Stop 2141)
                                        Attention:  Mary Jo Jolly


                                        with a copy to:

                                        Bankers Trust Company
                                        300 South Grand Avenue
                                        Los Angeles, California 90071
                                        Attention:  Patrice Daniels






















































SECOND AMENDED AND RESTATED WCP CREDIT AGREEMENT
                                       S-6